As filed with the Securities and Exchange Commission on July 7, 2003
                                                     Registration No. 333-[o]

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                              ------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------
                     Bombardier Receivables Master Trust I
                     (Issuer with respect to certificates)
           (Exact name of co-registrant as specified in its charter)

            New York                         6189                       03-0340600
  (State or other jurisdiction     (Primary standard industrial      (I.R.S. Employer
of incorporation or organization)   classification code number)   Identification Number)

                          ---------------------------

                   Bombardier Credit Receivables Corporation
                  (Originator of the trust described herein)
            (Exact name of registrant as specified in its charter)

          Delaware                             9999                     03-0340600
  (State or other jurisdiction     (Primary standard industrial      (I.R.S. Employer
of incorporation or organization)   classification code number)   Identification Number)

                                 P.O. Box 5544
                           Burlington, Vermont 05402
                                (802) 655-2824

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                              ------------------
                              Lawrence F. Assell
                                 P.O. Box 5544
                           Burlington, Vermont 05402
                                (802) 655-2824

                              ------------------

         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                              ------------------

                                       Copies to:
     Siegfried P. Knopf, Esq.                               Reed D. Auerbach, Esq.
Sidley Austin Brown & Wood LLP                                McKee Nelson LLP
       787 Seventh Avenue                                      5 Times Square
     New York, New York 10019                              New York, New York 10036
       (212) 839-5334                                          (917) 777-8200
                                  ------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [ ]

                                        ------------------

                        CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                             Proposed Maximum    Proposed Maximum      Amount of
                                                           Amount to be        Offering Price        Aggregate        Registration
  Title of Each Class of Securities to be Registered       Registered          Per Unit(1)       Offering Price(1)        Fee
===================================================================================================================================
Asset Backed Certificates..............................   $1,018,000,000          100%            $1,018,000,000      $82,356.20(2)
===================================================================================================================================


(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) Pursuant to Rule 457(p), registrant applies $41,400.00 in registration fees previously paid under registration statement number 333-91550 filed by Bombardier Credit Receivables Corp. on June 28, 2002 to the registration fees due under this registration statement.
                              ------------------
We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of
1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================




The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Subject to Completion Dated July 3, 2003
Prospectus Supplement to Prospectus dated [o], 2003

Bombardier Receivables Master Trust I
Issuer


$[o]Floating Rate Class A Asset Backed Certificates, Series 2003-[o] $[o]Floating Rate Class B Asset Backed Certificates, Series 2003-[o]

Bombardier Credit Receivables Corporation
Depositor

Bombardier Capital Inc.
Servicer

                              ------------------

--------------------------      The certificates will represent interests in a pool of
The certificates                receivables due from dealers of consumer, recreational and
represent obligations of        commercial products under financing arrangements.
the trust only and do not
represent interests in or                                            Class A     Class B      Total
obligations of Bombardier
Credit Receivables              Initial Certificate Balance.......     $[o]       $[o]        $[o]
Corporation, Bombardier         Certificate rate..................  One-Month    One-Month
Capital Inc. or any of                                                Libor        Libor
their affiliates. The                                                 +[o]%       +[o]%
certificates will not be                                             annually    annually
insured or guaranteed by        Price to public
any governmental agency.        per certificate...................     [o]%        [o]%       $[o]
Investing in the                Underwriting discounts
certificates involves           and commissions per certificate...     [o]%        [o]%
risks. You should               Proceeds to depositor per
consider carefully the          certificate.......................     [o]%        [o]%         $
information under the           First interest payment date.......     [o]         [o]
caption "Risk Factors"
beginning on page [S-9]
of this prospectus
supplement and page [o]
of the prospectus.
--------------------------


The interest rates for the certificates for any interest period will be the variable rates shown above, subject to a maximum interest rate, as described in this prospectus supplement under "Description of the Certificates--Interest." The price to the public will include any accrued interest at the applicable certificate rate from [o], 2003. The proceeds are calculated before deducting expenses payable by the depositor which are estimated to be $[o].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               [Underwriter[s]]

         The date of this Prospectus Supplement is        , 2003.

     Important Notice About the Information In This Prospectus Supplement

You should rely only on the information contained in, or incorporated by reference into, this document. Bombardier Credit Receivables Corporation has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. Bombardier Credit Receivables Corporation is not offering these certificates in any state where the offer is not permitted.

We describe the certificates in two separate documents, the prospectus and the prospectus supplement, of which the prospectus supplement provides more detail regarding the certificates and the offering:

     o The attached prospectus, which provides general information, some of which may not apply to your certificates; and

     o This prospectus supplement, which describes the specific terms of your certificates.

This prospectus supplement includes cross-references to captions in these materials where you can find further discussions about related topics. The following table of contents provides the pages on which these captions are located.

                               Table of Contents

                                                                          Page


Summary of Series Terms....................................................S-5

Risk Factors..............................................................S-11

Capitalized Terms.........................................................S-14

Forward-Looking Statements................................................S-14

Use of Proceeds...........................................................S-14

Bombardier Inc. and Bombardier Capital Inc................................S-15

The Floorplan Financing Business..........................................S-16

The Accounts..............................................................S-17

      General.............................................................S-17
      Historical Size.....................................................S-18
      Size of Portfolio...................................................S-18
      Delinquency.........................................................S-19
      Loss Experience.....................................................S-19

Management Discussion and Analysis........................................S-20

      Product Mix.........................................................S-21
      Aging Experience....................................................S-22
      Geographic Distribution.............................................S-23

Maturity and Principal Payment Considerations.............................S-23

Description of the Certificates...........................................S-24

      General.............................................................S-24
      Interest............................................................S-25
      Principal...........................................................S-26
      Excess Funding Account..............................................S-27
      Allocation Percentages..............................................S-28
      Daily Allocations...................................................S-30
      Limited Subordination of Retained Interest..........................S-31
      Distributions from the Collection Account; Reserve Fund;
      Principal Account ..................................................S-33
      Discount Option.....................................................S-37
      Investor Charge-Offs................................................S-37
      Optional Repurchase.................................................S-37
      Early Amortization Events...........................................S-38
      Termination.........................................................S-39
      Servicing Fee.......................................................S-39
      Reports.............................................................S-40

Underwriting..............................................................S-41

Legal Matters.............................................................S-42

Where You Can Find More Information.......................................S-42

Reports to Certificateholders.............................................S-42

Glossary..................................................................S-44


Annex I --Prior Series
Annex II--Receivables in Additional Accounts Conveyed to the Trust
Annex III--Global Clearance, Settlement and Tax Documentation Procedures Summary of Series Terms

                            Summary of Series Terms

      This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Series 200[o]-[o] Certificates, you should carefully read this entire prospectus supplement and the prospectus.

The Trust

The trust was formed by a pooling and servicing agreement, dated as of January 1, 1994, among Bombardier Credit Receivables Corporation, as depositor, Bombardier Capital Inc., as servicer and Deutsche Bank Trust Company Americas, as trustee.

The Offered Certificates

The trust will issue a new series of certificates designated as the "Series 200[o]-[o] Certificates." The new series will include the class A certificates and the class B certificates.

                      Class A           Class B
                     Certificates      Certificates
                     ------------      ------------
Certificate           One-Month        One-Month
 rate:                 Libor             Libor
                       +[o]%             +[o]%
                      annually          annually
Ratings
 (S&P/Moody's):       [o]/[o]           [o]/[o]
First
 interest
 payment date:          [o]               [o]
Scheduled
 principal              [o]               [o]
 payment date:
                    Distribution      Distribution
                       Date              Date
Legal final
 payment date:          [o]               [o]
                   Distribution      Distribution
                       Date              Date

The certificate rate of the Series 200[o]-[o] Certificates will be subject to a cap based upon the interest rates of the receivables in the trust less the servicing fee rate.

Principal Parties

Issuer: Bombardier Receivables Master Trust I will issue the Series 200[o]-[o] Certificates.

Depositor: Bombardier Credit Receivables Corporation which is a wholly-owned subsidiary of Bombardier Capital Inc. Bombardier Credit Receivables Corporation's address is P.O. Box 5544, Burlington, Vermont 05402 and its telephone number is (802) 655-2824. See "The Depositor and the Trust--The Depositor" in the prospectus.

Servicer: Bombardier Capital Inc. services the receivables on behalf of the trust. Bombardier Capital Inc.'s address is 261 Mountain View Drive, Colchester, Vermont 05446 and its telephone number is (802) 654-8100. See "Description of the Certificates--Collection and Other Servicing Procedures" and "Bombardier Capital Inc" in the prospectus.

Trustee: Deutsche Bank Trust Company Americas, a New York banking corporation acts as trustee for the trust. Deutsche Bank Trust Company Americas' address is 100 Plaza One, Jersey City, New Jersey 07310 and its telephone number is
(212) 469-8000. See "Description of the Certificates--The Trustee" in the prospectus.

Trust Assets

The assets of the trust include:

          o receivables arising in accounts established by inventory security agreements entered into with dealers under which the dealers receive funds to purchase or finance consumer, recreational and commercial product inventory; the receivables include those which have been added to the trust and those which will be added in the future less receivables paid or charged-off and excluding receivables generated in removed accounts or accounts which are not eligible and receivables removed from the trust from time to time;

          o an assignment of Bombardier Credit Receivables
     Corporation's rights and remedies concerning the receivables under the receivables purchase agreement;

          o all funds collected or to be collected on the receivables;

          o all funds on deposit in all accounts of the trust, including the reserve funds, the excess funding accounts, the principal account and the collection account;

          o enhancement provided for the series--the Series
     200[o]-[o] Certificates do not benefit from any enhancement available to another series; and

          o an assignment of any security interests in products, contracts or other assets securing the receivables.

Interests in the trust will be evidenced by the Series 200[o]-[o]
Certificates, investor certificates of other series, the certificate held by the depositor and representing an interest which is partially subordinated to various certificates and the variable funding certificate.

Bombardier Credit Receivables Corporation may, at its option, add accounts to the trust including accounts established in connection with the extension of credit to dealers to finance working capital needs and to manufacturers and distributors to finance the production, manufacturing and inventory of consumer, recreational and commercial products. If receivables in the trust fall below required levels, Bombardier Credit Receivables Corporation may be required to designate additional accounts. See "The Floorplan Financing Business" below and "The Floorplan Financing Business", "Description of the Certificates--Addition of Accounts" and "--Removal of Accounts and Assignment of Receivables" in the prospectus.

All new receivables arising under the designated accounts during the term of the trust will be transferred by Bombardier Credit Receivables Corporation to the trust. Accordingly, the aggregate amount of receivables in the trust will fluctuate daily as new receivables are generated and as existing receivables are collected, charged off as uncollectible or otherwise adjusted.

Prior Series and Issuance of New Series

The trust has issued six prior series of investor certificates, three of which will be outstanding as of the date of issuance of the certificates. Bombardier Credit Receivables Corporation has summarized information concerning the outstanding prior series in Annex I to this prospectus supplement. Annex I is incorporated by reference into this prospectus supplement. Bombardier Credit Receivables Corporation may cause the trust to issue one or more new series of investor certificates. See "Description of the Certificates--New Issuances" in the prospectus.

Distribution Date

All distributions on your certificates will be made on the 15th day of each month or, if the 15th day is not a business day for New York banks, distributions will occur on the next business day. The first interest distribution is scheduled to be made on [o], 200[o].

Payment of Principal on Your Certificates

The type of period your certificates are in will determine the method used for allocating collections of receivables and the timing of principal payments to you.

          o From the issuance date to the distribution date in [o], unless another period begins during this time, you will not receive principal payments on your certificates.

          o From the [o] distribution date, or a later date determined by the servicer, until the amount on deposit is sufficient to pay the principal amount on your certificates unless another period begins before or during this time, a controlled portion of the monthly principal collections allocable to your certificates will be deposited into the principal account.

          o If specified triggering events occur concerning the trust assets, the servicer or Bombardier Credit Receivables Corporation you will receive each month all principal collections allocated to your certificates until your certificates are paid in full. See "Description of the Certificates--Early Amortization Events" below and in the prospectus for a discussion of these triggers.

Allocations of Collections of Receivables and Defaulted Receivables

Varying percentages of collections and receivables in default allocable to the trust for each calendar month will be allocated to Series 200[o]-[o]. See "Description of the Certificates--Allocation Percentages."

Collections and receivables in default not allocated to the Series 200[o]-[o] Certificates will be allocated to the other certificates issued by the trust.

Non-principal collections and receivables in default at all times and principal collections for periods when principal is not being paid or accumulated will be allocated to the Series 200[o]-[o] Certificates daily based on a floating percentage. Generally, this percentage for any calendar month is the percentage, which will never exceed 100%, obtained by dividing the principal amount of the Series 200[o]-[o] Certificates as of each day by the total principal amount of receivables in the trust as of that day.

Principal collections allocable to the Series 200[o]-[o] Certificates and not necessary for any deposit or payment for the Series 200[o]-[o] Certificates will be allocated to other certificates issued by the trust in exchange for the allocation to the Series 200[o]-[o] Certificates of an equal interest in the receivables that are new or that would otherwise be allocable to other certificates. See "Description of the Certificates--Allocation Percentages," "--Deposits in Collection Account," "--Limited Subordination of the Retained Interest" and "--Distributions from the Collection Account; Reserve Fund; Principal Account."

If principal is being paid or accumulated, principal collections generally will be allocated to the Series 200[o]-[o] Certificates based on the percentage obtained by dividing the principal amount of the Series 200[o]-[o] Certificates on the last day when they were not being paid or accumulated by the total principal amount of receivables in the trust. See "Description of the Certificates--Allocation Percentages--Principal Collections for all Series" and "--Distributions from the Collection Account; Reserve Fund; Principal Account--Principal Collections."

Interest Payments

You will receive interest monthly on each distribution date, commencing [o]. The certificates will accrue interest from and including one distribution date to but excluding the next, distribution date. In the case of the first distribution date, interest will accrue beginning on [o] to but excluding [o]. Interest will be calculated based on the actual number of days elapsed during the related interest period and a 360-day year.

Subject to a variable cap, the class A certificate rate will equal One- Month Libor + % annually

Subject to a variable cap, the class B certificate rate will equal One-Month Libor + % annually

The certificate rate for each class of certificates will be subject to a cap based upon the interest rates on the receivables less the rate of the servicing fee. You may be reimbursed for any reduction in the amount of interest you would otherwise have been owed but for this cap on subsequent distribution dates if funds are available. See "Description of the Certificates--Distributions from the Collection Account; Reserve Fund; Principal Account."

Interest payments on the Series 200[o]-[o] Certificates will be derived solely from collections other than principal collections for the related calendar month, any amount on deposit in the reserve fund, investment proceeds, if any, and a portion of the collections allocated to the BCRC Certificate. See "Description of the Certificates--Interest."

Principal Payments

Bombardier Credit Receivables Corporation expects the class A certificates to receive one principal distribution equal to the full principal amount of the class A certificates on the [o] distribution date. Bombardier Credit Receivables Corporation expects the class B certificates to receive, after the class A certificates are reduced to zero, a principal distribution equal to the full principal amount of the class B certificates on the [o] distribution date.

The Series 200[o]-[o] Certificates may also receive principal earlier than expected as described in "Description of the Certificates--Early Amortization Events."

The final principal distribution on the Series 200[o]-[o] Certificates will be made not later than the [o] distribution date.

In addition, on the first distribution date following the monthly period in which an early amortization event occurs, any amounts on deposit in the excess funding account will be distributed to certificateholders. See "Description of the Certificates--Distributions from the Collection Account; Reserve Fund; Principal Account."

Excess Funding Account

If the receivables in the trust are less than the required amount on the dates described in this prospectus supplement, a deposit to the excess funding account will be required. Amounts in that account will be made available for payment on the Series 200[o]-[o] Certificates as described under "Description of Certificates--Credit Support for the Certificates--Excess Funding Account."

Reallocation of Excess Principal Collections

Principal collections and other amounts that are allocated to the Series 200[o]-[o] Certificates and are not needed to make payment to you, may be applied to cover principal distributions to certificateholders or enhancement providers of other series. Principal collections and other amounts allocable to other series during any amortization or accumulation period to the extent they are not needed to make payment for these other series, may be applied as principal distributions or principal accumulation on your certificates. See "Description of the Certificates--Allocation Percentages--Principal Collections for all Series."

Credit Enhancement

Retained Interest: A portion of the collections allocated to the interest in the trust represented by the BCRC Certificate retained by Bombardier Credit Receivables Corporation will be available to cover amounts payable on the Series 200[o]-[o] Certificates and the monthly servicing fee described below. See "Description of the Certificates--Retained Interest and Variable Funding Certificate."

If collections other than principal collections, investment proceeds, amounts in the reserve fund and other amounts allocable to the Series 200[o]-[o] Certificates for any monthly period are not sufficient to cover:

          o the interest payable on the Series 200[o]-[o] Certificates on the next distribution date;

          o the amount of overdue interest and the interest due on this amount, if any;

          o the net servicing fee;

          o any allocations to the Series 200[o]-[o] Certificates of defaults on the receivables; and

          o any amounts required to be paid by Bombardier Credit Receivables Corporation as a result of adjustments to the balances of the receivables,

then a portion of the collections allocated to the interest represented by a certificate held by the depositor and representing the retained interest will be applied to make up the deficiency.

Collections of receivables are allocated to our interest as well as to the interests in the trust owned by you and other holders of investor certificates. A portion of the amounts allocated to our interests is, however, subordinated and, if needed will be diverted to make payments on the investors' certificates. In the case of the certificates, the portion of the retained interest that will not be subordinated to the certificates will initially be [o]% of the Adjusted Investment Amount and the related adjusted investment amount of each series. As of the date of issuance of your certificates, the subordinated amount of the retained interest allocable to the certificates will be no less than $[o], and the non-subordinated amount of the retained interest allocable to the certificates will be no less than $[o].

It is expected that this subordinated amount for the [o] distribution date will be no less than $[o]. This subordinated amount for subsequent distribution dates will fluctuate as described under "Description of the Certificates--Limited Subordination of the Retained Interest."

Subject to limitations, the portion of our interest available to make payments on the Series 200[o]-[o] Certificates may be increased at our option. See "Description of the Certificates--Limited Subordination of the Retained Interest."

Reserve Fund: A reserve fund will be established and maintained in the name of the trustee for the benefit of the Series 200[o]-[o] Certificates. On the date the certificates are issued, Bombardier Credit Receivables Corporation will deposit in the reserve fund an amount no less than $[o] plus an amount to be used to pay interest on the certificates on the first distribution date.

Any amounts on deposit in the reserve fund will be withdrawn to make payments of interest on the Series 200[o]-[o]Certificates and the net servicing fee for the Series 200[o]-[o] Certificates and to cover the amount of defaults allocated to the Series 200[o]-[o] Certificates if non-principal collections and investment proceeds are not sufficient. Funds withdrawn from the reserve fund may be replenished, in the circumstances described under "Description of the Certificates--Distributions from the Collection Account; Reserve Fund; Principal Account."

Subordination: The class A certificates have the benefit of the subordination of the class B certificates to the extent described in this prospectus supplement. The class A certificates will receive payments of interest prior to any payment of interest to the class B certificates on any distribution date. In addition, no principal payments will be made with respect to the class B certificates until the principal balance of the class A certificates is reduced to zero. See "Description of the Certificates."

Federal Income Tax Consequences

The material tax consequences to you are described under "Material Federal Income Tax Consequences" in the prospectus. As more fully set forth in that section, Sidley Austin Brown & Wood LLP, special U.S. tax counsel to the depositor and trust, is of the opinion that, although no transaction closely comparable to the issuance of the certificates has been the subject of any Treasury regulation, public ruling or judicial decision, for federal income tax purposes, the certificates will be characterized as indebtedness, and the trust will not be subject to an entity-level federal income tax.

By purchasing and accepting the certificates, you agree to treat the certificates as indebtedness for all federal, state and local tax purposes.

ERISA Considerations

You may not acquire class A certificates or class B certificates if you are purchasing with the assets of a retirement plan, individual retirement plan or other employee benefit plan. See "ERISA Considerations" in the prospectus.

Ratings

The Series 200[o]-[o] Certificates will not be offered unless they receive the ratings indicated on page [o] of this prospectus supplement.

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw its rating at any time. In general ratings address credit risk and do not address the likelihood of prepayment. See "Risk Factors--Reduction in the Certificate Rating of Your Certificates Could Have an Adverse Effect on the Value of Your Certificates" in the prospectus.

                                 Risk Factors

You should consider the following risk factors together with the risk factors set forth in the prospectus in deciding whether to purchase the certificates.

Your Certificates Have Limited Credit Enhancement Increasing The Risk Of Loss On The Certificates

      Credit enhancement of the certificates will be provided by a portion of the interest in the trust retained by us and by amounts in the reserve fund. The class A certificates will also have the benefit of the subordination of the class B certificates. The amount of credit enhancement is limited and will be reduced from time to time as described in this prospectus supplement. If problems develop with the receivables, such as an increase in losses on the receivables or if there are problems with the collection and transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive. See "Description of the Certificates--Limited Subordination of the Retained Interest."

Subordination Increases Risk Of Loss On Class B Certificates

      Principal will be allocated or distributed on the class B certificates only after all principal payments on the class A certificates are allocated and made. Investor charge-offs will reduce the amounts available to make principal payments on the class B certificates before any reductions of this type will be suffered by the class A certificates. As a result of this subordination, you may receive payments of principal and interest on your class B certificates later than you expect or you may not receive the full amount of principal and interest on your class B certificates and you may suffer a loss.

Any Amounts On Deposit In The Excess Funding Account Will Earn Interest At A Rate Lower Than That Of The Receivables Increasing The Risk That You Will Not Receive All Payments Due To You

      Any funds deposited in the excess funding account will be subject to specified investment restrictions and, as a result, will likely earn a rate of return lower than the interest rates on the same amount of receivables. Accordingly, for any period during which funds are on deposit in the excess funding account, these funds will reduce the amount of collections available to make payments to you.

Existence Of Other Series Of Certificates May Affect When You Receive Principal

      The trust, as a master trust, has previously issued six series of investor certificates, three of which will remain outstanding as of the date of issuance of the Series 200[o]-[o] Certificates. The trust may issue additional series of investor certificates. Each series may be represented by different classes within the series.

      We cannot assure you that previously issued series or the issuance of any future series might not adversely affect the timing or amount of payments received by you. See "Description of the Certificates--New Issuances" in the prospectus.

      Furthermore, principal collections from other series may be reallocated to your certificates during a period when principal is paid or accumulated on your certificates, which may shorten the maturity of your certificates. We may issue an additional series without your consent.

The Interest Rate Of Your Certificates Will Be Subject To A Limitation Which May Limit The Interest You Receive

      For each interest period, your certificates will bear interest at a rate equal to (1) the lesser of the net receivables rate and one-month Libor plus [o]% annually, for class A certificates, or (2) the lesser of the net receivables rate and one-month Libor plus [o]% annually, for class B certificates. The net receivables rate is determined based upon the weighted average interest rates borne by the receivables in the trust less [o]% if Bombardier Capital Inc. is the servicer and less [o]% if Bombardier Capital Inc. is not the servicer. Fluctuations in interest rates, particularly reductions in the yield on the receivables in the trust or increases in Libor without corresponding increases in the yield on the receivables in the trust may reduce the rate of interest that would otherwise be paid on your certificates.

      The receivables currently in the trust generally bear interest at the prime rate as published from time to time in the Wall Street Journal plus a margin ranging, as of April 30, 2003, from -.05% to 8.5%. Movements in Libor and in the prime rate are not always equivalent. Also, Bombardier Capital Inc. may, at any time, reduce the interest rates on any of the receivables. Furthermore, as of April 30, 2003, approximately [o]% by principal balance of all receivables did not bear interest.

      A reduction in interest rates on any receivables, or the inclusion of non-interest bearing receivables in the trust, could have the effect of reducing or possibly eliminating the positive spread, if any, between the net receivables rate and the rate on your certificates if based upon Libor, with a corresponding risk of a reduction in interest due to you. In such event, the marketability and value of the certificates may be adversely affected.

Reduction In The Certificate Rating Of Your Certificates Could Have An Adverse Effect On The Value Of Your Certificates

      We cannot issue the class A certificates unless they are rated "AAA" or the equivalent or the class B certificates unless they are rated at least "A" or the equivalent by at least one nationally recognized rating agency. A rating is based primarily on the credit underlying the receivables and the interest we retain in the trust that is subordinate to your certificates and amounts on deposit in the reserve fund and, in the case of the class A certificates, the subordination of the distribution of principal and interest on the class B certificates to the prior distribution of principal and interest on the class A certificates.

      The rating addresses the likelihood of the ultimate payment of principal and timely payment of interest on the certificates. A rating agency does not evaluate, and a rating of the certificates does not address the likelihood that any amounts not paid to you because of the interest rate cap on the certificates will be paid or the likelihood of payment in full of the outstanding principal balance of the certificates on their expected final payment dates. A rating is not a recommendation to buy, sell or hold securities, inasmuch as it does not comment as to the market price or suitability for a particular investor.

      We cannot assure you that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances so warrant. Any suspension, reduction or withdrawal in the ratings assigned to the certificates would probably reduce the market value of the certificates and may affect your ability to sell them.

Geographic Concentration May Create Additional Risks Of Loss On Your
Certificates

      As of April 30, 2003, approximately [o]%, [o]%, [o]%, [o]%, [o]% and [o]% of the obligors under the receivables by aggregate principal balance as of the cut-off date were located in the States of

[o], [o], [o], [o], [o] and [o], respectively. Consequently, losses on the receivables and resultant payments on the offered certificates may, both generally and particularly, be affected significantly by deterioration of economic conditions in these states. Because a material percentage of the obligors are located in the southern states of the United States, an economic downturn in that region may have a disproportionately material adverse effect on the receivables and your certificates.

Potential Delays in Payments and Losses on the Certificates Due to Removal of Accounts

      You may suffer delays in payments and losses on the certificates because of the removal of accounts from the trust. Bombardier Credit Receivables Corporation, as depositor, may, and in some cases will be obligated to, remove accounts from the trust. In some cases receivables in those accounts may remain in the trust, and in other cases receivables in those accounts will be removed from the trust. Following the removal of an account, without the removal of the related receivables, some receivables relating to the account will be outside of the trust and other receivables relating to the account may remain in the trust. If the servicer applies collections relating to an account to receivables that are outside of the trust rather than to receivables that are outside of the trust rather than to receivables that remain in the trust, then delays in payments and losses on your certificates could occur.

The Certificates Are Not Suitable Investments For All Investors

      The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payments on specific dates. The certificates are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the certificates.

                               Capitalized Terms

      For purposes of clarity, a number of terms used in this prospectus supplement have been assigned specialized definitions. These terms appear throughout this prospectus supplement as capitalized words and phrases. Definitions for these terms may be found in the glossary at the back of this prospectus supplement.

                          Forward-Looking Statements

      In this prospectus supplement and the accompanying prospectus, Bombardier Credit Receivables Corporation uses forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Maturity and Principal Payment Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results differ materially from those we anticipate due to changes in, among other things:

     o     economic conditions and industry competition;

     o     political, social and economic conditions;

     o     the law and government regulatory initiatives; and

     o     interest rate fluctuations.

      Bombardier Credit Receivables Corporation will not update or revise any forward-looking statements to reflect changes in its expectations or changes in the conditions or circumstances on which the statements were originally based.

                                Use of Proceeds

      The net proceeds from the sale of the certificates will be paid to the depositor, which will use these proceeds, except the portion used to fund the reserve fund, to pay in full the outstanding Series 2001-1 Certificates, and with the remainder to repay amounts owing to Bombardier Capital Inc. under the promissory note issued by the depositor in favor of Bombardier Capital Inc. or to purchase receivables from Bombardier Capital Inc.

                  Bombardier Inc. and Bombardier Capital Inc.

Recent Developments

      On April 3, 2003, Bombardier Inc. announced that Bombardier Capital Inc.'s origination activities will be concentrated on floorplan financing as well as interim financing for Bombardier Aerospace regional aircraft. Bombardier Capital Inc. will continue to significantly reduce its assets under management in the areas other than floorplan financing and interm financing for Bombardier Aerospace through the ongoing wind-down and sale of all its other portfolios. Bombardier Inc. also announced it will cease origination for Bombardier Capital Inc.'s railcar leasing activities.

      In addition, on April 3, 2003, Bombardier Inc. announced its intention to dispose of its recreational products business.

      Earlier, on September 27, 2002, Bombardier Inc. announced the sale and gradual wind-down of Bombardier Capital Inc.'s receivable factoring and business aircraft financing portfolios. These processes are underway and, although there is no assurance, could be completed later in fiscal year 2004. After the earlier announcement by Bombardier Inc., Bombardier Capital Inc.'s receivable factoring portfolio was reduced by 34% and the business aircraft portfolio by 24% during the quarter ended January 31, 2003. Bombardier Capital Inc. will also continue to wind down its manufactured housing finance and consumer finance portfolios that were discontinued in September 2001, and continue the divestiture of its technology management and finance, mid-market commercial equipment finance and small ticket finance portfolios that were discontinued in fiscal year 2000. The portfolios being wound down or sold represented 55% of Bombardier Capital Inc.'s assets under management as of January 31, 2003.

                       The Floorplan Financing Business

General

      The prospectus includes a general discussion of the practices and procedures applicable to the origination of receivables arising from extensions of credit and advances made to dealers of consumer, recreational and commercial products which dealers are located in the United States.

      The remainder of the discussion below concentrates on Bombardier Capital Inc.'s floorplan financing business from which the loans in the Bombardier Capital Inc. Domestic Inventory Portfolio are generated. As of April 30, 2003, the loans in the Bombardier Capital Inc. Domestic Inventory Portfolio were outstanding to [o] dealers located throughout the United States for products sold by approximately [o] manufacturers and distributors.

      In its floorplan financing business, Bombardier Capital Inc.'s primary marketing focus is the manufacturer, importer or distributor of the financed product. Affiliates of Bombardier Capital Inc. manufacture recreational products, including Ski-Doo(R) snowmobiles, Sea-Doo(R) personal watercraft, sport boats, all-terrain vehicles and Evinrude(R) and Johnson(R) outboard engines and related parts and accessories, which are financed directly by Bombardier Capital Inc. As of April 30, 2003, approximately [o]% based on outstanding receivables or [o]% based on financing volume for the fiscal year ended [o], 200[o] of the receivables in the Bombardier Capital Inc. Domestic Inventory Portfolio were attributable to products manufactured by Bombardier Inc. or its subsidiaries. With the exception of [o] independent manufacturers who accounted, as of April 30, 2003, for approximately, [o]%, [o]%, [o]%, and [o]%, respectively, of Bombardier Capital Inc.'s Domestic Inventory Portfolio, no other manufacturer, importer, or distributor currently accounts for more than [o]% of Bombardier Capital Inc.'s Domestic Inventory Portfolio.


Revenue Experience

      Bombardier Capital Inc. generally charges dealers interest at a floating rate on each business day. Bombardier Capital Inc.'s policy is to charge a rate equal to the "prime rate" designated in the "Wall Street Journal" or a rate determined by Bombardier Capital Inc., plus a spread generally ranging from -.05% to 8.5% per annum based on risk and/or other factors including the manufacturer's, importer's or distributor's support of the dealer. The interest rate for any given period is the average daily prime rate plus the applicable spread and is applied to the average balances outstanding during the applicable period. The average spread over the average prime rate charged to dealers for accounts included in the Bombardier Capital Inc. Domestic Inventory Portfolio and the average prime rate as of the end of each month have been averaged for the fiscal years ended January 31, 2003, 2002, 2001, 2000 and 1999 and for the three month periods ended April 30, 2003 and April 30, 2002 and are set forth in the chart below.

                         Average Spread and Prime Rate


                                                                 Three Months
                                                                     Ended
                                     Year Ended January 31,        April 30,
                                --------------------------------------------
                                2003   2002   2001  2000   1999  2003   2002
                                ----   ----   ----  ----   ----  ----   ----
Average Spread over Prime
Rate..........................  [.]%  3.15%  2.41%  2.30%  3.27%  [.]%   [.]%
Average Prime Rate............  [.]%  6.57%  9.28%  8.06%  8.29%  [.]%   [.]%
Spread plus Prime Rate........  [.]%  9.72% 11.69% 10.36% 11.56%  [.]%   [.]%

      There is seasonality in the level of outstanding accounts included in the Bombardier Capital Inc. Domestic Inventory Portfolio and in repayments of principal. Dealer inventory financed by Bombardier Capital Inc. typically increases during the fall and winter months reaching a peak during the late winter or early spring, at which point the outstanding receivables then begin liquidating during the spring and summer. In large part, this seasonality is attributable to the accounts included in the Bombardier Capital Inc. Domestic Inventory Portfolio related to marine products and Bombardier products. See "Maturity and Principal Payment Considerations." The "Average Spread over Prime Rate" has decreased and may decrease further. This decrease is in part attributable to increased competitive pressures from other lenders and to an increase in the portion of the Bombardier Capital Inc. Domestic Inventory Portfolio that consists of accounts related to non-Bombardier related product. Other factors may have contributed to this decrease and may contribute to further decreases.

                                 The Accounts

General

      Set forth below is certain statistical information about the accounts in the trust as of April 30, 2003.

                         Credit Limits of the Accounts



                                                   Principal        % of
                                                    Amount      Receivables
Accounts with Credit Limits Ranging From:       of Receivables  in the Trust
-----------------------------------------       --------------  ------------
$         0 to $   249,999......................  $         [o]        [.]%
$   250,000 to $   499,999......................            [o]        [.]
$   500,000 to $   999,999......................            [o]        [.]
$ 1,000,000 to $15,000,000......................            [o]        [.]
$15,000,001 to $48,000,000                                  [o]        [.]
                                                   ------------     -------
     Totals.....................................  $         [o]     100.00%
                                                   ============     =======


                           Year Accounts Established


                                                     Principal        % of
                                                      Amount      Receivables
Year Account Established:                         of Receivables  in the Trust
-------------------------                         --------------  ------------
2003 ...........................................  $         [o]        [.]%
2002 ...........................................            [o]        [.]
2001 ...........................................  $         [o]        [.]
2000 ...........................................            [o]        [.]
1999 ...........................................            [o]        [.]
1998 ...........................................            [o]        [.]
1997 or earlier.................................            [o]        [.]
                                                  -------------     -------
     Totals.....................................  $         [o]     100.00%
                                                   ============     =======
   As of April 30, 2003:

          o There were approximately [o] Accounts which had been designated to the trust.

          o Receivables in these Accounts had an aggregate principal balance of approximately $[o].

          o The average aggregate credit limit per Account was approximately $[o].

          o The average principal balance of receivables per Account was approximately $[o].

          o The aggregate principal balance of receivables as a percentage of the aggregate credit limits of these Eligible Accounts was approximately [o]%.

      All of the historical information including tables and numbers contained in this prospectus supplement regarding Bombardier Capital Inc. or any receivables or Accounts also includes receivables and accounts held by BCI Finance Inc. which was formerly BCI Recovery Inc. BCI Finance Inc. was incorporated in 1991 and is a wholly-owned subsidiary of Bombardier Capital Inc. In October 1991 and June 1993, pools of then non-performing receivables held by Bombardier Capital Inc. were sold to BCI Finance Inc. In January 1993, an additional pool of non-performing receivables held by Bombardier Capital Inc. was transferred to BCI Finance Inc. in exchange for receivables held by BCI Finance Inc. which had become performing receivables.

      Bombardier Capital Inc. and the depositor may designate Additional Accounts from time to time and transfer the related receivables to the trust. As a result, the actual composition of the receivables by business line represented by the trust's assets is expected to change over time. In addition, due to the variability and uncertainty with respect to the rates at which receivables in the trust are created, paid or otherwise reduced, the information set forth in "Historical Size", "Delinquency", "Loss Experience", "Product Mix", "Aging Experience" and "Geographic Distribution" below may vary significantly over time.

Historical Size

      The Accounts comprise only a portion of the entire receivables in the Bombardier Capital Inc. Domestic Inventory Portfolio, which portfolio would also include accounts which would not qualify as Eligible Accounts. As a result, the historical information with respect to Eligible Accounts may be different than the historical information set forth in the table below.

      The following table sets forth information for the entire Bombardier Capital Inc. Domestic Inventory Portfolio on the aggregate fiscal year-end and [o] outstanding principal balances, average number of dealers financed, average month-end outstanding principal balance per dealer on receivables and average volume per dealer for each of the periods shown.

Size of Portfolio


                                   Size of Portfolio
                    Bombardier Capital Inc. Domestic Inventory Portfolio


                         April 30,                             January 31,
                   -----------------        ---------------------------------------------------
                   2003          2002        2003        2002        2001       2000       1999
                   ----          ----        ----        ----        ----       ----       ----
Outstanding
  Principal
  Balance*.....    $             $           $        $1,451,698  $1,487,37  $1,314,88  $1,214,066
Average Number
  of Dealers...                                            4,752      4,368      4,013       3,785
Average
  Month-End
  Principal
  Balances Per
  Dealer.......    $             $           $          $291,753   $335,150   $291,602    $239,626
Average
  Financing
  Volume Per
  Dealer.......    $             $           $          $599,385   $681,456   $710,465    $573,526
----------
* U.S. Dollars in Thousands

      The figures for outstanding principal balance and the average financing volume per dealer in the table above reflect data for principal balance and number of dealers existing as of the dates indicated. The figures for average financing volume per dealer in the table above represent the average of the total financing volume per dealer for the [o] month periods ending [o] or the one year periods ending January 31. The figures for average number of dealers for each of the fiscal years ended January 31 were calculated by taking the average of the number of dealers at the beginning and end of that fiscal year. The figures for average number of dealers for each of the [o] month periods ended [o] reflect data for the number of dealers as of the end of that period. The figures for average month-end principal balances per dealer represent the average of the end of month averages of principal balance per dealer over the course of the [o] month periods ending [o] or the one year periods ending January 31.

Delinquency

      The following table shows delinquency information for the Bombardier Capital Inc. Domestic Inventory Portfolio as of the dates shown. On the date of the issuance of the certificates, the percentage of receivables in the Bombardier Capital Inc. Domestic Inventory Portfolio that are delinquent will not exceed by more than 5% the percentage of receivables in the Bombardier Capital Inc. Domestic Inventory Portfolio that were delinquent at the date of the most recent information in the following table.

                                       Delinquency Experience
                          Bombardier Capital Inc. Domestic Inventory Portfolio
                       April 30,                        January 31,
                    ---------------   ---------------------------------------------
                     2003     2002     2003     2002        2001    2000       1999
                     ----     ----     ----     ----        ----    ----       ----
                                        (U.S. Dollars in Millions)


Outstanding
Principal Balance       $        $        $    $1,451.7  $1,487.4  $1,314.9  $1,214.1
Delinquent Amount                                   4.31      4.67      1.80      8.80
Delinquent
Amount/
Outstanding
Principal Balance       %        %        %         0.30%     0.31%     0.10%     0.70%
Allowance for
Credit Losses On
Bombardier
Capital Inc.'s
Books..........         $        $        $         $8.2      $6.2      $4.1      $4.9%
Allowance/
Outstanding
Principal Balance       %        %        %         0.56%     0.42%     0.31%      0.40%



      The Delinquent Amount consists of the total principal on receivables which were unpaid when due as a result of retail sale of the underlying product, that is, sold out of trust, or were unpaid when due under a scheduled payment program and with respect to which Bombardier Capital Inc. determined that the payment was undercollateralized after the due date plus the past due interest on these receivables to the extent that the receivables are from an account which has past due interest of $1,000 or more. The percentage of outstanding receivables in the Bombardier Capital Inc. Domestic Inventory Portfolio which were on a scheduled payment program as of the above dates was generally less than 1% by principal balance.

Loss Experience

      The following table sets forth Bombardier Capital Inc.'s average principal receivables balance and loss experience for each of the periods shown with respect to the receivables in the Bombardier Capital Inc. Domestic Inventory Portfolio.

      The average principal receivables balance reflects the average over the relevant period of the principal balance in the Bombardier Capital Inc. Domestic Inventory Portfolio at the end of each month during that period. The receivables in Accounts designated to the trust will comprise only a portion of the entire receivables in the Bombardier Capital Inc. Domestic Inventory Portfolio, which also includes accounts that would be ineligible or that otherwise are not designated to the trust. As a result, actual loss experience with respect to the Accounts designated to the trust may be different. There can be no assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth in the table below.



                                       Loss Experience
                     Bombardier Capital Inc. Domestic Inventory Portfolio


                  3 Months Ended
                     April 30,                    Year Ended January 31,
                  ---------------   -------------------------------------------------------
                  2003      2002     2003       2002       2001      2000        1999(1)
                  ----      ----     ----       ----       ----      ----        -----
                                    (U.S. Dollars in Millions)
Average
  Principal
  Receivables
  Balance......  $          $          $        $1,415.6   $1,362.5   $1,170.2    $907.0
Net Losses.....                                     13.1       13.6        5.3      12.7
Net Losses/
  Liquidations.           %           %        %     0.45%      0.49%      0.21%     0.61%
Net
  Losses/Average
  Principal
  Receivables
  Balance......          %*           %*       %     0.93%      1.00%      0.45%    1.40%


-------------
* Annualized.

(1) These figures do not reflect charge-off policy implemented in 1999.

      When reviewing the information in the immediately preceding table, you should be aware that prior to January 1999, Bombardier Capital Inc.'s policy was to charge-off a receivable based upon management discretion. Beginning in 1999, Bombardier Capital Inc.'s policy is to charge off a principal receivable on or before 90 days after it is discovered that the product related to that receivable was sold. The change in Bombardier Capital Inc.'s charge-off policy increased the Net Losses, Net Losses/Liquidations and Net Losses/Average Principal Receivables Balance for the year ended January 31, 1999 and, to a lesser extent, for the year ended January 31, 2000, and decreased such amounts as Net Losses were reduced by recoveries on receivables previously included as Net Losses. The figures set out under "Average Principal Receivables Balance" indicate the average of the month-end outstanding principal balances for the three months ending April 30 or the twelve months ending January 31. The figures representing net losses in any period were derived by reducing gross losses by recoveries for that period. Recoveries include recoveries from collateral security in addition to the products.

                      Management Discussion and Analysis

      Management believes that portfolio losses and delinquencies have not deviated significantly over recent years. As noted in the preceding section under the caption "The Accounts--Loss Experience", loss and recovery data were affected by Bombardier Capital Inc.'s change in write-off policy. There can be no assurance that the delinquency and loss experience on the portfolio will remain consistent with past performance. In particular, a change in the current economic conditions could have a material adverse effect on the assets in the trust. See "Risk Factors--Social, Economic and Other Factors May Cause Dealers To Be Unable To Sell Products Securing Receivables Causing Losses On Receivables And Thus Your Certificates or Accelerating Payments of Principal To You" in the prospectus. Some of the asset types in the trust may be more sensitive to recessionary cycles than others. For example, if an economic recession occurs, consumers are less likely to buy high-end recreational products. This would cause dealers to have difficulty selling the high-end recreational products that secure receivables. In addition, unexpected events may cause an increase in delinquencies and losses.

Product Mix

      The level of Bombardier Capital Inc.'s domestic inventory financing has [o] over the last [o] years. The following tables detail Bombardier Capital Inc.'s domestic inventory financing activity by outstanding aggregate receivables and by volume based on current product categories for the Bombardier Capital Inc. Domestic Inventory Portfolio. The [o] in financing is not across all industry sectors. While the information reflected in these tables includes receivables arising under accounts that would not qualify as Eligible Accounts, the relative product mix for receivables arising under accounts that would qualify as Eligible Accounts would be similar to the product mix reflected in these tables.

                                                  Outstanding Receivables
                                       Bombardier Capital Inc. Domestic Inventory Portfolio

                             April 30,                                January 31,
                      -------------------  ------------------------------------------------------------------

  Product               2003      2002      2003       2002            2001            2000             1999
  -------              -----    -------    ------     -------         ------         --------         -------
Bombardier
  Recreational
  Products..........  $          $        $         $380,321,320   $316,378,076    $245,330,278     $307,690,567
Marine
  Products
  other than
  Bombardier
  Products..........                                 415,281,408    468,830,654      397,296,601     315,569,409
Manufactured
  Housing...........                                 337,181,899    357,599,965      376,353,363      99,859,041
Recreational
  Vehicles..........                                 194,515,352    184,509,102      178,725,155      99,460,273
Other...............                                 124,397,704    160,054,712      117,177,089      91,486,875
                      --------  -------  -------   -------------  -------------    -------------   -------------
   Totals...........  $         $        $        $1,451,697,683 $1,487,372,509   $1,314,882,483  $1,214,066,165
                      ========  =======  =======   =============  =============    =============   =============


                                                  Financing Volume

                                  Bombardier Capital Inc. Domestic Inventory Portfolio


                             April 30,                                January 31,
                      -------------------  ------------------------------------------------------------------

  Product               2003      2002      2003          2002           2001            2000           1999
  -------              -----    -------    ------       -------         ------         --------       -------

Bombardier
  Recreational
  Products.........   $         $          $          $935,859,953    $860,489,107    $668,918,238    $785,229,267
Marine Products
  other than
  Bombardier
  Products.........                                    553,387,984     677,575,655     593,803,894     529,938,038
Manufactured
  Housing..........                                    684,638,428     735,635,853   1,000,527,521     475,987,545
Recreational
  Vehicles.........                                    404,537,276     357,058,616     317,215,775     177,719,671
Other..............                                    269,851,763     345,840,824     270,631,333     201,920,641
                      --------  -------- --------   --------------  --------------  --------------  --------------
   Totals..........   $         $        $          $2,848,275,404  $2,976,600,057  $2,851,096,761  $2,170,795,162
                      ========  ======== ========   ==============  ==============  ==============  ==============

Bombardier Recreational Products

      As a manufacturer, Bombardier Inc. is one of Bombardier Capital Inc.'s most significant customers. Bombardier recreational products financed by Bombardier Capital Inc. include Ski-Doo(R)snowmobiles, Sea-Doo(R)personal watercraft, sport boats, all-terrain vehicles and Evinrude(R)and
Johnson(R)
outboard engines and related parts and accessories. On April 3, 2003, Bombardier Inc. announced its intention to dispose of its Recreational Products Group which manufactures its recreational products.

Marine Products Other Than Bombardier Products

      As of April 30, 2003, Bombardier Capital Inc. provided inventory finance to approximately [o] dealers for purchases of the products of approximately [o] marine manufacturers and distributors. The marine products financed by Bombardier Capital Inc. are primarily boats under 30 feet in length, outboard motors and trailers, including packages consisting of all three products.

Manufactured Housing

      Manufactured housing products for which Bombardier Capital Inc. provides inventory financing consist of manufactured housing units and modular homes. As of April 30, 2003, Bombardier Capital Inc. was financing approximately [o] dealers for purchases of the products of approximately [o] manufacturers of manufactured homes. In January 1999, Bombardier Capital Inc. significantly expanded its manufactured housing inventory receivables through a portfolio purchase from NationsCredit Manufactured Housing Corporation in the principal amount of approximately US$203 million.

Recreational Vehicles

      The recreational vehicles financed by Bombardier Capital Inc. are on-the-road recreational vehicles, pull-behind travel trailers and campers.

Other

      Bombardier Capital Inc. also provides inventory financing for motorcycles, lawn and garden equipment, horse trailers, personal computers, consumer electronics and appliances, specialty vehicles, rental cars, spare parts relating to these products and music. The types of products for which Bombardier Capital Inc. provides inventory financing may change over time.

Aging Experience

      The following table provides the age distribution of product inventory for all dealers in the Bombardier Capital Inc. Domestic Inventory Portfolio as a percentage of total principal outstanding at the date indicated. Because the Accounts designated to the trust will comprise only a portion of the entire Bombardier Capital Inc. Domestic Inventory Portfolio, which also includes accounts which have not been designated to the trust, actual age distribution with respect to the Accounts may be different.

                                Product Age Distribution
                    Bombardier Capital Inc. Domestic Inventory Portfolio

                     April 30,                    January 31,
------------     -----------------   ---------------------------------------
     Days          2003      2002      2003     2002   2001    2000    1999
------------     -------  --------   -------   ------ ------  ------  ------
1-120.........         %         %         %   43.56%  43.96%  50.32%  52.93%
121-180.......         %         %         %   15.12%  15.56%  15.65%  14.04%
181-270.......         %         %         %   11.03%  12.30%  11.43%  11.52%
Over 270......         %         %         %   30.29%  28.18%  22.61%  21.05%

Geographic Distribution

      The following table provides information concerning those six states which have the greatest number of receivables outstanding and the number of dealers generating these receivables with respect to the Bombardier Capital Inc. Domestic Inventory Portfolio. While some of the receivables included in this table arose under accounts that would not qualify as Eligible Accounts, the relative geographic distribution of receivables arising under accounts that would qualify as Eligible Accounts would be similar to the distribution reflected in this table.

                                  Geographic Distribution
                    Bombardier Capital Inc. Domestic Inventory Portfolio
                                   as of April 30, 2003

                                 Percentages of                  Percentage of
                    Receivables    Receivables    Total Number      Number of
      State         Outstanding    Outstanding     of Accounts      Accounts
---------------    -------------  -------------   ------------   -------------
[o]                $         [o]      [.]%                 [o]        [.]%
[o]                          [o]      [.]%                 [o]        [.]%
[o]                          [o]      [.]%                 [o]        [.]%
[o]                          [o]      [.]%                 [o]        [.]%
[o]                          [o]      [.]%                 [o]        [.]%
[o]                          [o]      [.]%                 [o]        [.]%
                   -------------     -----         -----------       -----
Total                        [o]      [.]%                 [o]        [.]%
                   =============     =====         ===========       =====

      No state other than those listed in this table represents more than [o]% of the outstanding receivables in the Bombardier Capital Inc. Domestic Inventory Portfolio.

                       Maturity and Principal Payment Considerations

      Principal of the Series 200[o]-[o] Certificates is scheduled to be paid on the [o] distribution date. It is possible, however, that principal on the certificates may be paid earlier if an Early Amortization Event has occurred. Principal on the class B certificates will not be distributable until all principal on the class A certificates has been distributed. We expect that a single principal payment on the class A certificates will be made on the [o] distribution date and that a single principal payment in respect of the class B certificates will also be made on this date, but the principal of the class A or the class B certificates may be paid earlier or, depending on the actual payment rate on the receivables, later, as described in this section.

      The majority of receivables are payable upon the retail sale of the related Eligible Product and therefore, the timing of these payments is uncertain.

      In addition, we cannot assure you that Bombardier Capital Inc. will generate additional receivables under the Accounts or that any particular pattern of payments will occur. In the event of a decline in the rate at which additional receivables are generated during the Revolving Period, the depositor may be unable to convey new receivables to the trust at the level anticipated or may be unable to contribute receivables in new Accounts when otherwise required to do so under the pooling and servicing agreement. The obligation to designate Additional Accounts under some circumstances applies to Accounts of the same type or types as are then included in the trust. This failure to convey new receivables to the trust on the part of the depositor would constitute an Early Amortization Event, causing principal payments on the certificates to commence earlier than would otherwise have been the case.

      Further, during the Controlled Accumulation Period or Early Amortization Period, a decline in the rate at which additional receivables are generated may have the effect of reducing the rate of principal distributions on the certificates, thus extending the maturity of the certificates and increasing their exposure to losses in the trust. Alternatively, the issuance of other series may result in the allocation of Excess Principal Collections from these other series to the certificates during an Early Amortization Period, which may shorten the maturity of the certificates. See "Description of the Certificates--Interest" and "--Principal" and "The Floorplan Financing Business" in the prospectus.

      Following the exhaustion of coverage provided by the Available Subordinated Amount, the yield to maturity on the certificates will be more sensitive to the rate and timing of Defaulted Receivables. For a description of Investor Charge-Offs, see "Description of the Certificates--Investor Charge-Offs."

      Receivables arise through financing arrangements related to Eligible Products.

      The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of seasonal variations in sales and inventory levels of Eligible Products, retail incentive programs provided by the manufacturers, importers and distributors of the Eligible Products and various economic factors affecting Eligible Product sales. The following table sets forth the highest and lowest monthly payment rates for the Bombardier Capital Inc. Domestic Inventory Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. In each case it is calculated as the percentage equivalent of a fraction, the numerator of which is the total of all collections of principal during the period and the denominator of which is the average total principal balance for this period. We cannot assure you that the rate of principal collections will be similar to the historical experience in the table below. Because the Accounts designated to the trust will comprise only a portion of the entire Bombardier Capital Inc. Domestic Inventory Portfolio, which includes accounts which have not been designated to the trust, actual monthly payment rates with respect to the Accounts designated to the trust may be different.

                             Monthly Principal Payment Rates
                    Bombardier Capital Inc. Domestic Inventory Portfolio


                         April 30,                    January 31,
                      ----------------   -------------------------------------
Days                  2003       2002     2003    2002    2001    2000    1999
----                  ----       ----     ----    ----    ----    ----    ----
Highest Month.....          %         %       % 26.17%  27.37%  30.17%  31.14%
Lowest Month......          %         %       % 11.33%  12.74%  11.00%  10.38%
Average of the
   Months in
   the Period.....          %         %       % 17.47%  17.44%  18.60%  19.32%

      Because the occurrence of an Early Amortization Event would initiate an Early Amortization Period, the final distribution of principal on the certificates may be made, in the case of the class A certificates, prior to the distribution date and, in the case of the class B certificates, prior to the distribution date. See "Description of the Certificates--Early Amortization Events" in this prospectus supplement and in the prospectus.


                        Description of the Certificates

General

      The certificates will be issued in accordance with the pooling and servicing agreement, as supplemented by the respective supplements for prior series of investor certificates and to the certificates and the variable funding certificate. This description supplements the more general description of the certificates and the pooling and servicing agreement set forth under "Description of the Certificates" in the prospectus. Together, this prospectus supplement and the prospectus provide a summary of the material terms of the certificates and the pooling and servicing agreement but do not provide a complete description. For further information, owners and prospective owners of certificates are advised to examine the pooling and servicing agreement, copies of which, without specified exhibits or schedules, will be made available by the trustee upon written request.

      The certificates will evidence undivided beneficial ownership interests in the receivables representing the right to receive from the trust, upon terms as further described in this section, funds up to, but not in excess of, the amounts required to make payments of interest on and principal of the certificates under the pooling and servicing agreement. The Series 200[o]-[o] Certificates will be issued in two classes, class A and class B. The initial principal balance of the class A certificates will be $[o] and the initial principal balance of the class B certificates will be $[o]. The certificates will initially be represented by two or more certificates registered in the name of the nominee of The Depository Trust Company. See "Description of the Certificates--Book-Entry Registration" in the prospectus.

Interest

      Interest on the principal balance of the class A certificates will accrue at the Class A Certificate Rate and will be payable to the holders of the class A certificates on each distribution date, starting [o], 200[o]. The Class A Certificate Rate for any interest period will be the lesser of (i) one-month Libor plus [o]% and (ii) the Net Receivables Rate.

      Interest on the principal balance of the class B certificates will accrue at the Class B Certificate Rate and will be payable to the holders of the class B certificates on each distribution date, starting [o], 200[o]. The Class B Certificate Rate for any interest period will be the lesser of (i) one-month Libor plus [o]% and (ii) the Net Receivables Rate.

      Interest due on a distribution date will accrue from and including the preceding distribution date--or, in the case of the first distribution date, from and including the date of the issuance of the certificates--to but excluding the distribution date on which this interest is due. Interest due for any distribution date will be calculated on the basis of the actual number of days elapsed during the related Interest Period and a 360-day year. On the date the certificates are issued, Bombardier Credit Receivables Corporation will deposit into the reserve fund an amount equal to the interest due on the certificates on the first distribution date. This amount will be withdrawn to pay interest on the certificates on the first distribution date. Interest due but not paid on any distribution date will be due on the next distribution date together with, to the extent lawfully payable, interest on the amount of this unpaid interest at the Class A Certificate Rate or Class B Certificate Rate, as applicable.

      Interest payments on your certificates will be derived solely from:

            (1) collections of non-principal receivables allocated to Series 200[o]-[o] for the preceding calendar month;

            (2) the amount, if any, then on deposit in the reserve fund;

            (3) any Investment Proceeds; and

            (4) Series 200[o]-[o] Available Retained Collections to the extent of the Required Subordination Draw Amount.

      See "Allocation Percentages" and "Distribution from the Collection Account; Reserve Fund; Principal Account" below and "Description of the Certificates--Distributions from the Collection Account; Principal Account" in the prospectus.

      Amounts available to make interest payments on the certificates will be distributed first in respect of the class A certificates and then to the class B certificates, in each case up to the accrued and unpaid interest thereon.

Principal

      No principal payments will be made on the certificates until the [o] distribution date unless an Early Amortization Event, as described under "Early Amortization Events" below, occurs. If an Early Amortization Event occurs, principal distributions on your certificates will begin on the distribution date following the end of the calendar month in which this event occurs.

      During the Revolving Period, principal collections allocated to the certificates, subject to limitations, will either:

            (1) be deposited in the excess funding account as described under "Excess Funding Account" below;

            (2) be treated as excess principal collections and be allocated to one or more outstanding series which are in amortization, early amortization or accumulation periods to cover shortfalls in principal payments due to the certificateholders of any of these other series or which provide for excess funding accounts or similar arrangements; or

            (3) to the extent the excess principal collections are not needed to cover principal shortfalls for other outstanding series, either be paid or made available to the holder of the BCRC Certificate to maintain at a constant level the interest in the trust represented by the certificates, or, if the Pool Balance does not exceed the Required Pool Balance, be held in the collection account as unallocated Principal Collections.

      See "Allocation Percentages--Principal Collections for all Series" and "Distributions from the Collection Account; Reserve Fund; Principal Account--Principal Collections" below and "Description of the Certificates--Distributions from the Collection Account; Principal Account" in the prospectus.

      During the Controlled Accumulation Period or an Early Amortization Period, principal collections allocable to the certificates plus other amounts comprising Available Investor Principal Collections will no longer be deposited in the excess funding account or allocated to another outstanding series or paid or made available to the holder of the BCRC Certificate. Instead, in the case of the Controlled Accumulation Period, Available Investor Principal Collections for each month will be deposited into the principal account up to the Controlled Deposit Amount for that month, and, in the case of an Early Amortization Period, will be deposited, up to the amount of Monthly Principal for the related distribution date into the collection account and distributed to the certificateholders as Monthly Principal, first to the holders of the class A certificates and then to the holders of the class B certificates, until either the outstanding principal balance of both classes of the certificates has been reduced to zero or the [o] distribution date has occurred.

      The Controlled Accumulation Period will begin on [o] or a later date determined by the servicer on the basis of the Accumulation Period Length. The Controlled Accumulation Period will continue for [o], [o] or [o] months and for each of the months, principal collections allocated to your certificates will be deposited into the principal account, in an amount sufficient, when combined with the deposits in all other months, to pay the class A certificates and the class B certificates in full on the distribution date in [o], which is the scheduled principal payment date. During an Early Amortization Period, principal collections allocable to the certificates will be distributed first to the class A certificates until their principal balance is reduced to zero, and then to the class B certificates until their principal balance is reduced to zero.

      We expect that amounts accumulated in the principal account will be paid to the holders, first, of the class A certificates and then of the class B certificates on the [o] distribution date, which is the scheduled principal payment date, resulting in a single principal payment in respect of the entire principal balance of the class A certificates and the class B certificates being made on the [o] distribution date. The principal of the class A or the class B certificates may be paid earlier or, depending on the actual payment rate on the receivables, later, as described under "Maturity and Principal Payment Considerations" in this prospectus supplement.

      If an interest in the receivables represented by all outstanding series is required to be repurchased as described in the prospectus under "Description of the Certificates--Representations and Warranties", principal payments on your certificates will be made on the distribution date occurring or immediately following the date of this repurchase.

      See "--Allocation Percentages--Principal Collections for all Series" and "--Distributions from the Collection Account; Reserve Fund; Principal Account--Principal Collections" below and "Description of the Certificates--Distributions from the Collection Account; Principal Account" in the prospectus.

      Distributions on the certificates will be made on each distribution date to the holders of certificates in whose names the certificates were registered which is expected to be Cede & Co. as nominee of The Depository Trust Company at the close of business on the day preceding the relevant distribution date. If definitive certificates are issued, distributions will be made to the holder of certificates in whose names the certificates were registered on the last day of the preceding calendar month. However, the final distribution on the certificates will be made only upon presentation and surrender of the certificates. Distributions will be made to The Depository Trust Company in immediately available funds. See "Description of the Certificates--Book-Entry Registration" in the prospectus.

Excess Funding Account

      The servicer has established and is required to maintain, or, cause to be established and maintained for the life of the certificates, an excess funding account which will be an Eligible Deposit Account for the benefit of the certificateholders in the name of the trustee. The excess funding account is intended to preserve for the benefit of the certificateholders principal collections allocated to the certificates but otherwise payable to other series or the BCRC Certificate during the Revolving Period and the Controlled Accumulation Period.

      On each business day during the Revolving Period, if the Pool Balance at the end of the preceding business day was less than the Required Pool Balance also calculated as of the end of that preceding business day, the servicer will cause principal collections allocable to the certificates to be deposited by the servicer in the excess funding account in an amount equal to the Excess Funded Amount calculated as of the end of the preceding business day, minus the amount then held in the excess funding account.

      On each business day during the Controlled Accumulation Period, if the Pool Balance at the end of the preceding business day was less than the Required Pool Balance also calculated as of the end of that preceding business day, the servicer will cause principal collections allocable to the certificates, which remain after making required deposits into the principal account, to be deposited by the servicer in the excess funding account in an amount equal to the Excess Funding Amount calculated as of the end of the preceding business day, minus the amount then held in the excess funding account.

      The Excess Funded Amount will be calculated for each business day and will be an amount equal to the product of:

            (1) the excess, if any, of the Required Pool Balance over the Pool Balance, each as of the end of the preceding day multiplied by

            (2) a fraction the numerator of which is the sum of the Available Subordinated Amount and [o] percent of the Adjusted Invested Amount and the denominator of which is the aggregate of the required balances for all series providing for excess funding accounts or similar arrangements, including the required balance for this series, which are in their revolving periods or, if applicable, their amortization periods. The depositor may reduce or adjust the above percentage from [o] percent without the consent of the certificateholders if the Rating Agency Condition is satisfied.

      On each business day during the Revolving Period or the Controlled Accumulation Period, funds on deposit in the excess funding account, including the Excess Funded Amount, will be withdrawn and paid or made available to the holder of the BCRC Certificate or allocated to one or more series which are in amortization, early amortization or accumulation periods to the extent that as of the end of the preceding day, of the Pool Balance exceeds the Required Pool Balance.

      Funds on deposit in the excess funding account will be invested at the direction of the servicer in Eligible Investments. On each distribution date, all net investment income earned on amounts in the excess funding account since the preceding distribution date will be withdrawn from the excess funding account and applied on the same basis as Investor Non-Principal Collections.

Allocation Percentages

      This section describes the procedure for calculating the certificates' allocable share of specified distributions and other payments made on the receivables. Amounts not allocated to the certificates will be allocated to other series, the variable funding certificate or the BCRC Certificate.

Allocation to the Certificates

      The servicer will allocate amounts to the certificates for each calendar month as follows:

            (1) Non-Principal Collections and the Defaulted Amount will be allocated to the certificates based on the Floating Allocation Percentage;

            (2) during the Revolving Period, principal collections will be allocated to the certificates based on the Floating Allocation Percentage;

            (3) during the Controlled Accumulation Period and any Early Amortization Period, principal collections will be allocated to the certificates based on the Principal Allocation Percentage; and

            (4) Miscellaneous Payments will be allocated to the certificates on the basis of the Series 200[o]-[o] Investor Allocation Percentage.

      When allocating principal collections, if the sum of:

            (1) the floating allocation percentages, including the Floating Allocation Percentage, if applicable, for each series in its revolving period,

            (2) the principal allocation percentages, including the Principal Allocation Percentage, if applicable, for each series in its amortization, accumulation or early amortization period, and

            (3) the Variable Funding Percentage

exceeds 100%, then principal collections for the previous calendar month will be allocated among the series and the variable funding certificate pro rata on the basis of these allocation percentages after the pro rata reduction of these percentages so that the sum of these percentages equals 100% for this period.

      When allocating Non-Principal Collections, if the sum of:

            (1) the floating allocation percentages, including the Floating Allocation Percentage, for each series, and

            (2)   the Variable Funding Percentage

exceeds 100%, then Non-Principal Collections for the previous calendar month will be allocated among the series and the variable funding certificate on the basis of these allocation percentages after the pro rata reduction of these percentages so that the sum of these percentages equals 100% for that period.

Principal Collections for all Series

      Principal collections allocable to the certificates for any calendar month during the Revolving Period will first be allocated to the excess funding account to the extent described above under "Excess Funding Account." Principal collections allocable to the certificates for any calendar month during the Controlled Accumulation Period will first be allocated to make deposits up to the Controlled Deposit Amount in the principal account. Principal collections allocable to the certificates for any calendar month during any Early Amortization Period will first be allocated to make required payments of Monthly Principal on the certificates. See "Distributions from the Collection Account; Reserve Fund; Principal Account--Principal Collections" below.

      Principal collections allocable to the certificates for any calendar month during the Controlled Accumulation Period remaining after the allocation to provide for the deposit of the Controlled Deposit Amount into the principal account will then be allocated to the excess funding account to the extent described above under "Excess Funding Account." The servicer will next determine the amount of Available Investor Principal Collections remaining after these required payments are made and the amount of any similar excess for any other series. The servicer will allocate Excess Principal Collections to cover any principal distributions on any series which are either scheduled or permitted and which have not been covered out of principal collections and other amounts allocated to that series.

      Excess Principal Collections will generally not be used to cover investor charge-offs for any series. If for any calendar month a principal shortfall occurs for one or more series of certificates, Excess

Principal Collections from other series may be available to cover some or all of the shortfall. The determination of what constitutes a principal shortfall for a series is made on a series by series basis. If for any distribution date the aggregate amount of principal shortfalls for all series exceeds Excess Principal Collections, then Excess Principal Collections will be allocated pro rata among the applicable series entitled to receive monthly principal based on the relative amounts of these principal shortfalls.

      To the extent that Excess Principal Collections exceed principal shortfalls, the balance will be paid or made available to the holder of the BCRC Certificate only if the Pool Balance for the related distribution date, determined after giving effect to any receivables transferred to the trust on that date, exceeds the Required Pool Balance for the immediately preceding determination date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that distribution date. Any amount not paid to the holder of the BCRC Certificate because the Pool Balance does not exceed the Required Pool Balance will be held unallocated in the collection account until the Pool Balance exceeds the Required Pool Balance, at which time this amount will be paid to the holder of the BCRC Certificate, or until an early amortization event occurs or an accumulation or scheduled amortization period commences for any series, after which event or commencement this amount will be treated as a Miscellaneous Payment.

Daily Allocations

      On any date on which collections are received during the Revolving Period or the Controlled Accumulation Period, the servicer will allocate to Series 200[o]-[o] an amount equal to the sum of

            (1) the product of the Floating Allocation Percentage for that date multiplied by the total amount of Non-Principal Collections on that date, and

            (2) the Series 200[o]-[o] Available Retained Collections for that date,

and of that allocation, the servicer will deposit and retain in the collection account an amount equal to the lesser of

            (1) the Daily Allocation on that date and

            (2) the difference between

   o the sum of the Class A Monthly Interest and the Class B Monthly Interest; any Class A Carry-Over Amount and any Class B Carry-Over Amount for the related distribution date; if Bombardier Capital Inc. is not the servicer, the Monthly Servicing Fee for the current calendar month; the sum for each day through the deposit date of the Floating Allocation Percentage of the Defaulted Amount, and the amount, if any, by which the Reserve Fund Required Amount exceeded the amount on deposit in the reserve fund on the preceding distribution date, and

   o the sum of the Daily Allocations previously deposited in the collection account for the current calendar month, and the remainder of this Daily Allocation will be retained by the servicer for application as described in the second following paragraph.

      During the Early Amortization Period, the entire Daily Allocation for each date will be deposited and retained in the collection account.

      On each Determination Date for the Revolving Period or the Controlled Accumulation Period, the servicer will deposit in the collection account an amount equal to the excess, if any, of any Daily

Allocation retained by the servicer and not deposited in the collection account during the related calendar month over the amounts required to be distributed on the related distribution date under clauses (1) through (8) under "Distributions from the Collection Account; Reserve Fund; Principal Account--Non-Principal Collections" below, provided that if Bombardier Capital Inc. is the servicer, Bombardier Capital Inc. may make this deposit net of the Monthly Servicing Fee plus Daily Allocations consisting of Series 200[o]-[o] Available Retained Collections retained by the servicer and not used on the related distribution date as described under "Distributions from the Collection Account; Reserve Fund; Principal Account" below.

Limited Subordination of Retained Interest

      A portion of the Retained Interest up to the Available Subordinated Amount will be available to fund payment of principal and interest on the certificates in the event that the proportionate interests of the certificates in collections received on the receivables during any particular calendar month are less than the required distributions thereon. The following paragraphs describe the extent to which collections otherwise allocable to the BCRC Certificate will be available to satisfy shortfalls in the payment of principal and interest on the certificates.

Deficiency Amount

      For each distribution date, the servicer will determine for the certificates the Deficiency Amount, which will be the amount, if any, by which

   o  the sum of

            (1) the Class A Monthly Interest and the Class B Monthly Interest for the distribution date,

            (2) the Class A Monthly Interest and the Class B Monthly Interest accrued but not paid for prior distribution dates plus interest on these amounts,

            (3) the Net Servicing Fee for the distribution date,

            (4) the portion of the Defaulted Amount allocated to the certificates for the distribution date, and

            (5) the Series 200[o]-[o] Investor Allocation Percentage of any Adjustment Payment for the distribution date that has not been deposited in the collection account as required under the pooling and servicing agreement, exceeds

   o  the sum of

            (1) Investor Non-Principal Collections and Investment Proceeds for the distribution date and

            (2) the amount of funds in the reserve fund on the distribution date available to fund the amount by which the amount in (1) through (5) above exceeds the amount in (1) immediately above.

      The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Required Subordination Draw Amount."

Required Subordinated Amount

      The "Required Subordinated Amount" means, as of any date of determination, the sum of

            (1) the Invested Amount multiplied by the percentage equivalent of a fraction, the numerator of which is [o]% and the denominator of which is the excess of 100% over [o]% and

            (2) the Incremental Subordinated Amount for the immediately preceding distribution date or, if the date of determination is a distribution date, for that date;

provided, however, that for any date before the end of the Revolving Period, the Required Subordinated Amount will in no event be less than an amount equal to the sum of [o]% of the initial principal amount of the certificates plus the Incremental Subordinated Amount for the immediately preceding distribution date or, if the date of determination is a distribution date, for that date;

provided further, that upon the start of the Controlled Accumulation Period or if an Early Amortization Event occurs, the Required Subordinated Amount for each date of determination after this commencement will equal the Required Subordinated Amount as of the close of business on the day before the first day of the Controlled Accumulation Period or the day on which the Early Amortization Event occurs.

Available Subordinated Amount

      The "Available Subordinated Amount" for any date of determination after the first distribution date means an amount equal to the sum of:

   o  the lesser of:

            (1) the Available Subordinated Amount for the preceding distribution date, minus, with some limitations, the Required Subordination Draw Amount for the preceding distribution date or, if the date of determination is a distribution date, that distribution date, minus the amount of any deposits in the reserve fund from Series 200[o]-[o] Available Retained Collections for the purpose of reimbursing funds withdrawn from the reserve fund applied to cover any portion of the portion of the Defaulted Amount allocated to the certificates on the preceding distribution date or, if the date of determination is a distribution date, that distribution date, minus an amount equal to the Defaulted Amount for the immediately preceding calendar month multiplied by a fraction, the numerator of which is the Available Subordinated Amount as of the last day of the preceding calendar month, or in the case of the first distribution date, the Required Subordinated Amount as of the date the certificates are issued, and the denominator of which is the Pool Balance as of the last day of the preceding calendar month, or in the case of the first distribution date, the Pool Balance as of the date of the issuance of the certificates, plus the total amount of Excess Servicing paid to the holder of the BCRC Certificate on the previous distribution date as described below under "Distributions from the Collection Account; Reserve Fund; Principal Account--Excess Servicing," minus the Incremental Subordinated Amount for the second preceding distribution date or if the date of determination is a distribution date, the preceding distribution date, plus the Incremental Subordinated Amount for the immediately preceding distribution date, or if the date of determination is a distribution date, that distribution date, plus the percentage equivalent of a fraction, the numerator of which is [o]% and the denominator of which is the excess of 100% over [o]%, multiplied by the aggregate amount of any increases in the Invested Amount resulting from any withdrawals from the excess funding account since the preceding distribution date; and

            (2) the Required Subordinated Amount for that date of determination; and

   o the amount of any optional increase in the Available Subordinated Amount exercised by the depositor as described below in the final paragraph of this section "Limited Subordination of the Retained Interest--Available Subordinated Amount."

      The Available Subordinated Amount for any date of determination during the period from the date your certificates are issued through the first distribution date will equal the Required Subordinated Amount as of that date of determination, which will equal at least $[o] on the date the certificates are issued.

      If the Available Subordinated Amount for any distribution date is less than the Required Subordinated Amount for that distribution date, an Early Amortization Event will occur. The holder of the BCRC Certificate may elect to increase the Available Subordinated Amount--but the total amount of these increases may not exceed an amount equal to 1% of the initial principal amount of the certificates--at the time this Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of this Early Amortization Event.

Distributions from the Collection Account; Reserve Fund; Principal Account

Non-Principal Collections

      On each distribution date, the trustee will apply Investor Non-Principal Collections and Investment Proceeds for that distribution date to make the following distributions in the following order of priority:

            (1) an amount equal to Class A Monthly Interest for that distribution date, plus the amount of any Class A Monthly Interest previously due but not distributed on a prior distribution date, plus, to the extent permitted under applicable law, interest at the Class A Certificate Rate on Class A Monthly Interest previously due but not distributed, shall be distributed on the class A certificates;

            (2) an amount equal to Class B Monthly Interest for that distribution date, plus the amount of any Class B Monthly Interest previously due but not distributed on a prior distribution date, plus, to the extent permitted under applicable law, interest at the Class B Certificate Rate on Class B Monthly Interest previously due but not distributed, shall be distributed on the class B certificates;

            (3) an amount equal to the Net Servicing Fee for that distribution date shall be distributed to the servicer, unless this amount has been deducted from amounts that would otherwise be deposited to the collection account as described above under "Deposits in Collection Account" or waived as described under "Servicing Compensation and Payment of Expenses" below;

            (4) an amount shall be deposited in the reserve fund equal to the amount, if any, by which the Reserve Fund Required Amount for that distribution date exceeds the amount on deposit in the reserve fund after giving effect to any withdrawal from the reserve fund on that distribution date;

            (5) an amount equal to the portion of the Defaulted Amount allocated to the certificates, if any, for that distribution date shall be treated as a portion of Available Investor Principal Collections for that distribution date and shall be allocated by the trustee in the manner described under "Principal Collections" below;

            (6) an amount equal to the remainder of the Monthly Servicing Fee for that distribution date, if any, due but not paid to the servicer shall be paid to the servicer, unless this amount has been deducted from amounts that would otherwise be deposited to the collection account as described above under "Deposits in Collection Account" or waived as described under "Servicing Compensation and Payment of Expenses" below;

            (7) any Class A Carry-Over Amount for that distribution date, plus the amount of any Class A Carry-Over Amount previously due but not distributed on a previous distribution date, shall be distributed to the class A certificateholders;

            (8) any Class B Carry-Over Amount for that distribution date, plus the amount of any Class B Carry-Over Amount previously due but not distributed on a previous distribution date, shall be distributed to the class B certificateholders; and

            (9) the balance, if any, shall constitute Excess Servicing and shall be allocated by the trustee in the manner described under "Excess Servicing" below.

      If the Investor Non-Principal Collections and Investment Proceeds are not enough to make the distributions required by clauses (1), (2), (3) and
(5), the trustee will withdraw funds from the reserve fund and apply these funds to complete, to the extent available, the distributions in accordance with clauses (1), (2), (3) and (5), in that order.

      If there is a Deficiency Amount for that distribution date, the servicer will apply or cause the trustee to apply the total amount of Series 200[o]-[o] Available Retained Collections for the related calendar month on that distribution date, but only up to the Required Subordination Draw Amount, to make the distributions required by clauses (1), (2), (3) and (5) above that have not been made through the application of funds from the reserve fund as described in the preceding paragraph. Any of the Series 200[o]-[o] Available Retained Collections remaining after application in accordance with the preceding sentence will be treated as a portion of the Available Investor Principal Collections, but only up to the amount of unpaid Adjustment Payments allocated to the certificates.

Reserve Fund

      The reserve fund, which will be an Eligible Deposit Account, will be established and maintained in the name of the trustee for the benefit of the certificateholders. The depositor will make an initial deposit into the reserve fund on the date the certificates are issued in an amount no less than $[o] plus an amount necessary to pay interest on the certificates on the first payment date. If, after giving effect to the allocations, distributions and deposits in the reserve fund described above under the caption "Non-Principal Collections," the amount in the reserve fund is less than the Reserve Fund Required Amount for that distribution date, the trustee will deposit any remaining Series 200[o]-[o] Available Retained Collections to the extent of the Available Subordinated Amount for the related calendar month into the reserve fund until the amount in the reserve fund is equal to the Reserve Fund Required Amount. Funds in the reserve fund will be invested in the same manner in which funds in the collection account may be invested. On each distribution date, the servicer will credit to the collection account any investment earnings net of losses and investment expenses for the reserve fund. After the payment in full of the total principal balance of the certificates, any funds remaining on deposit in the reserve fund will be paid to the holder of the BCRC Certificate.

      If, for any distribution date for an Early Amortization Period, after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the reserve fund is less than the Excess Reserve Fund Required Amount as of that distribution date, the trustee will deposit the remaining Series 200[o]-[o] Available Retained Collections, to the extent of the Available Subordinated Amount, for the related calendar month into the reserve fund until the amount in the reserve fund is equal to this Excess Reserve Fund Required Amount.

Excess Servicing

      On each distribution date, the trustee will allocate Excess Servicing for the calendar month immediately preceding that distribution date, in the following order of priority:

            (1) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed, after giving effect to the allocation on that distribution date of the Series 200[o]-[o] Investor Allocation Percentage of Miscellaneous Payments for that distribution date, will be included in Available Investor Principal Collections for that distribution date;

            (2) an amount equal to the total outstanding amounts of the Monthly Servicing Fee which have been previously waived as described below under "Servicing Compensation and Payment of Expenses" and not previously paid from Excess Servicing will be distributed to the servicer; and

            (3) the balance, if any, will be distributed, or made available, to the holder of the BCRC Certificate and will also increase the Available Subordinated Amount to the extent described in its definition.

Principal Account

      The principal account, which will be an Eligible Deposit Account, will be established and maintained in the name of the trustee for the benefit of the Series 200[o]-[o] certificateholders. Funds on deposit in the principal account will be invested at the direction of the servicer in Eligible Investments. On each distribution date, the servicer will credit to the collection account any investment earnings, net of losses and investment expenses, for the principal account. On the first to occur of the [o] distribution date and the first distribution date after the occurrence of an Early Amortization Event, amounts in the principal account will be used to pay principal of the class A certificates and if the class A certificates are paid in full, then to pay the class B certificates. After the payment in full of the outstanding principal balance of the certificates, any funds remaining on deposit in the principal account will be paid to the holder of the BCRC Certificate.

Principal Collections

      The trustee will apply Available Investor Principal Collections as follows:

            (1) on each business day during the Revolving Period, first, to make a deposit to the excess funding account if the Pool Balance at the end of the preceding business day was less than the Required Pool Balance for that day, calculated as provided above under "Excess Funding

      Account", and, second, to Excess Principal Collections as described above under "Allocation Percentages--Principal Collections for all Series";

            (2) for each distribution date for the Controlled Accumulation
      Period:

   o an amount equal to the Controlled Deposit Amount will be deposited into the principal account for payment first to the class A certificateholders and after payment in full of the class A certificates, to the class B certificateholders, on the earlier to occur of the distribution date in [o] or the first distribution date for the Early Amortization Period; and

   o an amount equal to the difference, if any, between the Excess Funded Amount and the amount then on deposit in the excess funding account will be deposited into the excess funding account; and

   o  the balance, if any, will be allocated to Excess Principal Collections;
      and

            (3) for each distribution date for any Early Amortization Period:

   o an amount equal to Monthly Principal for that distribution date will be distributed first to the holders of class A certificates until the principal amount thereof is reduced to zero and then to holders of the class B certificates until the principal amount thereof is reduced to zero; and

   o  the balance, if any, will be allocated to Excess Principal Collections.

      In the event that the Invested Amount is greater than zero on the [o] distribution date, any funds remaining in the reserve fund, after the application of funds in the reserve fund as described above under "--Non-Principal Collections", will be treated as a portion of Available Investor Principal Collections for the [o] distribution date.

Available Investor Principal Collections for any distribution date means the sum of

            (1) the product of the Floating Allocation Percentage, for the Revolving Period, or the Principal Allocation Percentage, for the Controlled Accumulation Period or any Early Amortization Period, for the related calendar month multiplied by principal collections for the related calendar month,

            (2) the amount, if any, of Investor Non-Principal Collections, funds in the reserve fund and Series 200[o]-[o] Available Retained Collections allocated to cover any portion of the Defaulted Amount allocated to the certificates or any unpaid Adjustment Payments allocated to the certificates or to reimburse Investor Charge-Offs,

            (3) the Series 200[o]-[o] Investor Allocation Percentage of Miscellaneous Payments for that distribution date,

            (4) Excess Principal Collections, if any, from other series allocated to the certificates,

            (5) if an Early Amortization Period began during the related calendar month, any amounts on deposit in the excess funding account, and

            (6) on the [o] distribution date, any funds remaining in the reserve fund, after the application of funds in the reserve fund as described above under "--Non-Principal Collections".

      If the sum of the Floating Allocation Percentage during the Revolving Period or the Principal Allocation Percentage during the Early Amortization Period or Controlled Accumulation Period, the floating allocation percentages for all other outstanding series of investor certificates in their revolving periods and the principal allocation percentages for all other outstanding series in their amortization or early amortization periods exceeds 100%, then the principal collections shall be allocated among all series pro rata on the basis of these floating allocation percentages and principal allocation percentages.

Discount Option

      The pooling and servicing agreement provides that the depositor may at any time designate a fixed percentage of the amount of collections on receivables arising in the Accounts on and after the date of the designation that otherwise would be treated as principal collections to be treated as Non-Principal Collections. The depositor must provide 10 days' prior written notice to the servicer, the trustee and each Rating Agency of any of these designations, and these designations will become effective on the date specified in the written notice only if an officer's certificate is delivered to the trustee to the effect that in the reasonable belief of the depositor the designation would not result in an Early Amortization Event or have a materially adverse effect on the certificateholders and if the Rating Agency Condition is satisfied.

Investor Charge-Offs

      If the Available Subordinated Amount is reduced to zero, and on any distribution date the Deficiency Amount is greater than zero, the Invested Amount will be reduced by the excess of this Deficiency Amount over any remaining Available Subordinated Amount on the related Determination Date, but not by more than the portion of the Defaulted Amount allocated to the certificates for that distribution date. Any reduction in the Invested Amount may have the effect of slowing or reducing the return of principal on your certificates. If the Invested Amount has been reduced by any Investor Charge-Offs, it will subsequently be increased on any distribution date, but not by an amount in excess of the aggregate Investor Charge-Offs, by the sum of the Series 200[o]-[o] Investor Allocation Percentage of Miscellaneous Payments for that distribution date plus the amount of Excess Servicing allocated and available for that purpose as described above.

Optional Repurchase

      On any distribution date occurring on or after the date on which the Invested Amount is reduced to 10% or less of the initial aggregate principal balance of the certificates, the depositor will have the option, subject to specified conditions, to repurchase the entire amount of the certificates. The purchase price will be equal to the sum of the outstanding principal balance of the certificates on that distribution date, accrued and unpaid interest due on those certificates together with interest on overdue Class A Monthly Interest and the Class B Monthly Interest to the extent lawfully payable on the date of this repurchase and any Class A Carry-Over Amount or Class B Carry-Over Amount for that distribution date or previously due but not distributed on a prior distribution date. The purchase price will be deposited in the collection account in immediately available funds on the distribution date on which the depositor exercises this option. Following any deposit of this type, the certificateholders will have no further rights under the certificates, other than the right to receive the final distribution on the certificates. In the event that the depositor fails for any reason to deposit this purchase price, payments will continue to be allocated to the certificates as described above under "--Distributions from the Collection Account; Reserve Fund; Principal Account."

Early Amortization Events

      Starting on the first distribution date following the calendar month in which an Early Amortization Event has occurred, principal collections allocable to the certificates will no longer be allocated to any other series or to the BCRC Certificate but instead will be allocated to the certificates monthly on each distribution date, except as described below in this section.

An Early Amortization Event refers to any of the events so defined in the prospectus and any of the following events:

            1. on any distribution date, the Available Subordinated Amount is less than the Required Subordinated Amount, after giving effect to the distributions to be made on that distribution date;

            2. on any distribution date, the balance of the reserve fund is less than the Reserve Fund Required Amount, in each case after giving effect to all deposits and distributions on that distribution date;

            3. any Class A Carry-Over Amount or Class B Carry-Over Amount, as applicable, is outstanding on six consecutive distribution dates;

            4. the ratio, expressed as a percentage, of the average for each month of the net losses on the receivables in the trust, that is, gross losses less recoveries on any receivables, including, without limitation, recoveries from security granted by obligors in addition to the products financed by the receivables, recoveries from manufacturers, distributors or importers and insurance proceeds, during any three consecutive calendar months to the average of the month-end Pool Balances for that three-month period, exceeds [o]% on an annualized basis; provided, that this clause (4) may be revised or waived without the consent of the certificateholders if the Rating Agency Condition is satisfied;

            5. the percentage obtained by dividing the aggregate principal collections for three consecutive calendar months by the average daily Pool Balance for those three consecutive calendar months:

            (a) for the three consecutive calendar months ended January through March of any calendar year is less than [o]% and

            (b) for the three consecutive calendar months ended April of any calendar year is less than [o]% and

            (c) for any other three consecutive calendar months is less than [o]%,

            provided, that this clause (5) may be revised or waived without the consent of the certificateholders if the Rating Agency Condition is satisfied;

            6. the failure to pay the outstanding principal amount of the class A certificates and the class B certificates on the [o] distribution date;

            7. the sum of all Eligible Investments and amounts on deposit in the excess funding account for this series and excess funding accounts for all other series represents more than [o]% of the total assets of the trust on each of six or more consecutive distribution dates, after giving effect to all payments made or to be made on those distribution dates;

            8. during any four month period starting [o], [o] or [o] of any year, more than [o]% of the aggregate principal amount of receivables that were originated and transferred to the trust during the four month period starting sixteen months before the four month period starting [o], [o] or [o] which is under consideration and are then owned by the trust have not been paid in full within [o] days following the date of origination thereof.

      Immediately upon the occurrence of any event described above and in the prospectus, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event occurs. Monthly distributions of principal on the certificates will begin on the first distribution date following the calendar month in which an Early Amortization Period has commenced.

      In the event of any sale, liquidation or disposition of this type, the related proceeds will be allocated pro rata, based on the applicable allocation percentages for each series and the Variable Funding Percentage, among the certificates, any other outstanding series and the interest represented by the variable funding certificate. If the portion of these proceeds allocated to the certificates and the proceeds of any collections on the receivables in the collection account allocable to the certificates are not sufficient to pay the aggregate unpaid principal balance of your certificates in full plus accrued and unpaid interest, certificateholders will incur a loss. In the case of the violation of the covenant described in clause 2(c) above, the trustee will not sell the receivables upon an Early Amortization Event occurring because of this violation unless the proceeds allocable to the certificates are sufficient to pay the aggregate unpaid principal balance of each series of certificates in full plus accrued and unpaid interest.

Termination

      The last payment of principal and interest on the certificates will be due and payable no later than the [o] distribution date. In the event that the Invested Amount is greater than zero on the [o] distribution date, the trustee will use its best efforts to sell or cause to be sold an interest in the Pool Balance then represented by the certificates. The net proceeds of this sale will be paid pro rata to certificateholders as of the [o] distribution date, up to the amount necessary to pay principal of and accrued and unpaid interest on outstanding certificates, as the final payment of the certificates.

Servicing Fee

      The Monthly Servicing Fee for your series will be equal to one-twelfth of the product of [o]%, if Bombardier Capital Inc. is the Servicer, or [o]%, if Bombardier Capital Inc. is not the Servicer multiplied by the Invested Amount as of the last day of the second preceding calendar month, provided that the Monthly Servicing Fee for the first distribution date will be equal to $0 and the Monthly Servicing Fee for the second distribution date will be equal to $ [o]. A portion of the Monthly Servicing Fee, designated as the Net Servicing Fee, will be payable in the priority set forth above in "Description of the Certificates--Distribution from the Collection Account; Reserve Fund; Principal Account". The Net Servicing Fee will be equal to one-twelfth of the product of [o]%, if Bombardier Capital Inc. is the servicer, or [o]%, if Bombardier Capital Inc. is not the servicer, or for any distribution date for which the Monthly Servicing Fee has been waived, 0% multiplied by the Invested Amount as of the last day of the second preceding calendar month, provided that the Net Servicing Fee for the first distribution date will be equal to $0 and the Net Servicing Fee for the second distribution date will be equal to $[o] .

      The portion of the Monthly Servicing Fee in excess of the Net Servicing Fee will be payable at a lower priority level after provision is made for any required deposit to the reserve fund and for allocations for the portion of the Defaulted Amount allocated to the certificates as set forth above in "Description of the Certificates--Distribution from the Collection Account; Reserve Fund; Principal Account." The remainder of the servicing fee not allocable to the certificates will be paid by the holders of the variable funding certificate and the BCRC Certificate and the holders of the certificates of other outstanding series. The Monthly Servicing Fee will be payable to the servicer solely to the extent amounts are available to it for distribution under the terms of the Series 200[o]-[o] supplement to the pooling and servicing agreement.

Reports

      On each distribution date, the trustee will forward or cause to be forwarded to each certificateholder of record--which is expected to be only Cede & Co., as nominee for The Depository Trust Company, unless definitive certificates are issued--a statement prepared by the servicer setting forth information regarding the certificates and the receivables including the following, which, where appropriate, will be stated on the basis of an original principal amount of $1,000 per certificate:

            (1) the aggregate amount of principal paid or distributed on the certificates and the aggregate amount of interest paid or distributed on those certificates on that distribution date;

            (2) the average for the dates on which the servicer receives collections in the relevant calendar month of the Floating Allocation Percentage and the Principal Allocation Percentage;

            (3) the portion of the Defaulted Amount allocated to the certificates for that distribution date;

            (4) the Required Subordination Draw Amount, if any, for that distribution date;

            (5) the amount of the Investor Charge-Offs and the amounts of reimbursements of Investor Charge-Offs for the preceding calendar month;

            (6) the amount of Class A Carry-Over Amount, if any, and the amount of Class B Carry-Over Amount, if any, being paid and the amount remaining unpaid;

            (7) the Pool Balance;

            (8) the outstanding principal amount of class A certificates and class B certificates after giving effect to distributions on that date;

            (9) the applicable Class A Certificate Rate and Class B Certificate Rate;

            (10) the amount of the Monthly Servicing Fee for the preceding calendar month;

            (11) a fraction expressed as a percentage calculated to eleven decimal places, the numerator of which is the Invested Amount and the denominator of which is the Adjusted Invested Amount as of that distribution date, determined after taking into account any reduction in the Invested Amount that will occur on that distribution date;

            (12) the Available Subordinated Amount for that distribution date;

            (13) the reserve fund balance for that distribution date;

            (14) the excess funding account balance;

            (15) the collection account balance with respect to that distribution date;

            (16) the principal account balance; and

            (17) whether an Early Amortization Event has occurred.

                                 Underwriting

      Subject to the terms and conditions of the Underwriting Agreement among the depositor, Bombardier Capital Inc. and the underwriters named below relating to the certificates, the depositor has agreed to sell to the underwriters, and each underwriter has agreed to purchase the principal amount of class A and class B certificates set forth opposite its name below.

                                                   Principal       Principal
                                                    Amount          Amount
                                                  of Class A      of Class B
      Underwriter[s]                             Certificates    Certificates
      --------------------------------------    -------------   -------------
            [o].............................     $        [o]    $        [o]
            [o].............................     $        [o]    $        [o]
            [o].............................     $        [o]    $        [o]
                                                 ------------    ------------
           Total............................     $        [o]    $        [o]
                                                 ============    ============

      The depositor has been advised that the underwriters propose initially to offer the certificates to the public at the offering prices set forth below. The depositor has been advised that the underwriters propose initially to offer the certificates to specified dealers at these offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow and these dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:


                               Price to   Underwriting    Selling   Reallowance
  Class of Certificate          Public      Discount    Concession    Discount
---------------------------   ---------   -----------   ----------  -----------
  Class A                        [o]%          [o]%         [o]%         [o]%
  Class B                        [o]%          [o]%         [o]%         [o]%

      After the initial public offering, the public offering price, these concessions and this discount may be changed.

      The depositor has been advised by each underwriter that it intends to make a market in the certificates, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the certificates, or any particular Class thereof, will develop or, if it does develop, that it will continue or that the secondary market will provide sufficient liquidity to certificateholders.

      Until the distribution of the certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and specified selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in specified transactions that stabilize the price of the certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

      Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above in this section may have on the prices of the certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

      The depositor and Bombardier Capital Inc. have agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, specified liabilities, including liabilities under the Securities Act of 1933, as amended. There is no limitation on the obligation to indemnify for the underwriter's liabilities.

                                 Legal Matters

      Specified legal matters will be passed upon for the depositor and the trust by Sidley Austin Brown & Wood LLP, New York, New York and for the underwriters by McKee Nelson LLP, New York, New York. Specified federal income tax matters will be passed upon for the depositor and the trust by Sidley Austin Brown & Wood LLP, New York, New York.

                      Where You Can Find More Information

      We have filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission for the certificates offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form part of the registration statement, do not contain all of the information contained in the registration statement and the exhibits to the registration statement. For further information, reference is made to the registration statement and amendments and exhibits to the registration statement, which are available for inspection without charge at the Public Reference Facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Securities and Exchange Commission's Midwest Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and the Northeast Regional Office at 233 Broadway, New York, New York 10279. Copies of the registration statement and amendments and exhibits to the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filings, may be viewed. The Internet address of the Securities and Exchange Commission's World Wide Web site is http://www.sec.gov.

                         Reports to Certificateholders

      Unless and until definitive certificates are issued, monthly and annual unaudited reports, containing information concerning the trust, which reports will be substantially based upon information provided by the servicer, will be sent on behalf of the trust to Cede & Co., as nominee of The Depository Trust Company and registered holder of the certificates. These reports may be available to beneficial owners of certificates in accordance with the regulations and procedures of The Depository Trust Company. See "Description of the Certificates--Reports" and "--Evidence as to Compliance."

      These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

      The trust will file with the Securities and Exchange Commission those periodic reports with respect to the trust as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Glossary

      "Accounts" means the accounts designated to the trust and identified in the computer file or microfiche or written list delivered to the trustee on the date of issuance of the first series of certificates under the pooling and servicing agreement plus all Additional Accounts less any accounts which have been removed from the trust.

      "Accumulation Period Commencement Date" means [o], 200[o], if the Accumulation Period Length is [o] months; [o], 200[o], if the Accumulation Period Length is [o] months; and [o], 200[o], if the Accumulation Period Length is [o] months; provided, however, if the Accumulation Period Length has been determined to be less than four months and, after this determination, any outstanding series enters into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of the date that this outstanding series entered into its early amortization period and the Accumulation Period Commencement Date, as previously determined.

      "Accumulation Period Length" means a number of months, not to exceed five nor to be less than one, determined on the first business day of [o] and determined again on the first business day of [o] and again on the first business day of [o] and again on the first business day of [o]; the Accumulation Period Length shall be the number of months derived by rounding upwards to the next integer, but not to more than [o], the result derived by dividing (i) [o], by (ii) the product of (x) a fraction the numerator of which is the sum of the Invested Amount plus the invested amounts as of such date of calculation of all other outstanding series whose respective revolving periods are not scheduled to end before the last day of [o] and the denominator of which is the Invested Amount plus the invested amount for all other outstanding series times (y) the average amount of principal collections for each of the most recently ended three calendar months, provided however that the Accumulation Period Length will be fixed at [o] if, as calculated on the first business day of [o] it equals [o], will be fixed at [o] if, as calculated on the first business day of [o] it equals [o], and will be fixed at [o] if, as calculated on the first business day of [o] it is equal to or greater than [o]; provided further that on any of the dates used in this definition, the servicer may designate an Accumulation Period Length greater than required but not to exceed the lesser of (x) [o] months and (y) the number of months remaining from such date of determination until the last day of [o].

      "Additional Accounts" means any accounts designated by the depositor to be included in the trust under the terms of the pooling and servicing agreement in addition to those designated at the time of the first series of certificates.

      "Adjusted Invested Amount" means the initial principal amount of the series 200[o]-[o] certificates plus the amount of any withdrawals from the excess funding account in connection with an increase in receivables in the trust since the date of the issuance of the certificates minus the amount of any additions to the excess funding account in connection with a reduction in the receivables in the trust since the date of the issuance of the certificates.

      "Adjustment Payment" means an amount payable by the depositor for deposit into the collection account if the servicer adjusts downward the outstanding principal balance of any Eligible Receivable because of a rebate, billing error, refund or credit adjustment to an obligor, or because that receivable was created in respect of a product which was refused or returned by an obligor, the amount of this adjustment will be deducted from the Pool Balance; if the adjustment reduces the Pool Balance below the Required Pool Balance on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related Distribution Date, the amount of the payment will be an amount equal to the deficiency up to the amount of the adjustment.

      "Available Investor Principal Collections" for any distribution date means the sum of

      (1) the product of the Floating Allocation Percentage, for the Revolving Period, or the Principal Allocation Percentage, for the Controlled Accumulation Period or any Early Amortization Period, for the related calendar month multiplied by principal collections received by the servicer during the related calendar month,

      (2) the amount, if any, of Investor Non-Principal Collections, funds in the reserve fund and Series 200[o]-[o] Available Retained Collections allocated to cover the portion of the Defaulted Amount allocated to the certificates, any unpaid Adjustment Payments allocated to the certificates or to reimburse Investor Charge-Offs,

      (3) the Series 200[o]-[o] Investor Allocation Percentage of
Miscellaneous Payments for that distribution date,

      (4) Excess Principal Collections, if any, from other series allocated to the certificates,

      (5) if an Early Amortization Period began during the related calendar month, any amounts on deposit in the excess funding account, and

      (6) on the [o] distribution date, any funds remaining in the reserve fund, after the application of funds in the reserve fund to cover shortfalls in Non-Principal Collections.

      If the sum of the Floating Allocation Percentage during the Revolving Period or the Principal Allocation Percentage (during the Early Amortization Period or Controlled Accumulation Period), the floating allocation percentages for all other outstanding series of investor certificates in their revolving periods and the principal allocation percentages for all other outstanding series in their amortization or early amortization periods exceeds 100%, then the principal collections will be allocated among all series pro rata on the basis of these floating allocation percentages and principal allocation percentages.

      "Available Retained Collections" for any date on which the servicer receives collections means the sum of the Available Retained Non-Principal Collections for that date and the Available Retained Principal Collections for that date; provided, however, that the Available Retained Collections will be zero for any calendar month for which the Available Subordinated Amount is zero for the distribution date occurring in that calendar month.

      "Available Retained Non-Principal Collections" for any date on which the servicer receives collections means an amount equal to the product of the excess of the Retained Percentage for that date over the Excess Retained Percentage for that date and Non-Principal Collections for that date.

      "Available Retained Principal Collections" for any date on which the servicer receives collections, means an amount equal to the product of the excess of the Retained Percentage for that date over the Excess Retained Percentage for that date and principal collections for that date.

      "Available Subordinated Amount" for any date of determination after the first distribution date means an amount equal to the sum of:

   o  the lesser of:

            (1) the Available Subordinated Amount for the preceding distribution date, minus, with some limitations, the Required Subordination Draw Amount for the preceding distribution date or, if the date of determination is a distribution date, that distribution date, minus the amount of any deposits in the reserve fund from Series 200[o]-[o] Available Retained Collections for the purpose of reimbursing funds withdrawn from the reserve fund applied to cover any portion of the Defaulted Amount allocated to the certificates on the preceding distribution date or, if the date of determination is a distribution date, that distribution date, minus an amount equal to the Defaulted Amount for the immediately preceding calendar month multiplied by a fraction, the numerator of which is the Available Subordinated Amount as of the last day of the preceding calendar month (or in the case of the first distribution date, the Required Subordination Amount as of the day the certificates are issued) and the denominator of which is the Pool Balance as of the last day of the preceding calendar month (or in the case of the first distribution date, the Pool Balance as of the date of issuance of the certificates), plus the total amount of Excess Servicing paid to the holder of the BCRC Certificate on the previous distribution date, minus the Incremental Subordinated Amount for the second preceding distribution date or if the date of determination is a distribution date, the preceding distribution date, plus the Incremental Subordinated Amount for the immediately preceding distribution date, or if the date of determination is a distribution date, that distribution date, plus the percentage equivalent of a fraction, the numerator of which is [o]% and the denominator of which is the excess of 100% over [o]%, multiplied by the aggregate amount of any increases in the Invested Amount resulting from any withdrawals from the excess funding account since the preceding distribution date; and

            (2) the Required Subordinated Amount for that date of determination; and

   o the amount of any optional increase in the Available Subordinated Amount exercised by the depositor as described in the prospectus supplement under "Description of the Certificates--Limited Subordination of Retained Interest--Available Subordinated
      Amount."

The Available Subordinated Amount for any date of determination during the period from the date the certificates are issued through the first distribution date will equal the Required Subordinated Amount as of that date of determination, which will equal at least $[o] on the date the certificates are issued.

      "Bombardier Capital Inc. Domestic Inventory Portfolio" means the accounts owned by Bombardier Capital Inc., whether or not they would be Eligible Accounts and whether or not they have been added to the trust generating receivables as a result of extensions of credit and advances made to dealers of consumer, recreational and commercial products which dealers are located in the United States.

      "BCRC Certificate" means the certificate held by the depositor and representing the Retained Interest.

      "Business Day" means any day other than (a) a Saturday or Sunday or (b) another day on which banking institutions or trust companies in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

      "Class A Carry-Over Amount" for any distribution date on which the Class A Certificate Rate is calculated on the basis of the Net Receivables Rate, is the excess of Class A Monthly Interest for that distribution date determined as if the Class A Certificate Rate were based on the LIBOR formula set forth in the definition of Class A Certificate Rate over the actual Class A Monthly Interest for that distribution date.

      "Class A Certificate Rate" means the annual rate at which interest accrues on the principal balance of the class A certificates and will be equal to the lesser of LIBOR plus [o]% and the Net Receivables Rate.

      "Class A Monthly Interest" for any distribution date means an amount equal to the product of

   o the actual number of days elapsed in the related Interest Period divided by 360 days and

   o  the product of

            (1)   the Class A Certificate Rate and

            (2) the outstanding principal balance of the class A certificates as of the close of business on the preceding distribution date, or for the first distribution date, the date the certificates are issued, after giving effect to any payments of principal on the class A certificates on that preceding distribution date.

      "Class B Carry-Over Amount" for any distribution date on which the Class B Certificate Rate is calculated on the basis of the Net Receivables Rate, is the excess of Class B Monthly Interest for that distribution date determined as if the Class B Certificate Rate were based on the LIBOR formula set forth in the definition of Class B Certificate Rate over the actual Class B Monthly Interest for that distribution date.

      "Class B Certificate Rate" means the annual rate at which interest accrues on the principal balance of the class B certificates and will be equal to the lesser of LIBOR plus [o]% and the Net Receivables Rate.

      "Class B Monthly Interest" for any distribution date means an amount equal to the product of

   o the actual number of days elapsed in the related Interest Period divided by 360 days and

   o  the product of

            (1)   the Class B Certificate Rate and

            (2) the outstanding principal balance of class B certificates as of the close of business on the preceding distribution date, or for the first distribution date, the date the certificates are issued, after giving effect to any payments of principal on the class B certificates on that preceding distribution date.

      "Controlled Accumulation Amount" means for any distribution date an amount sufficient together with a similar amount to be deposited on other distribution dates in the Controlled Accumulation Period to pay the outstanding principal balance of the certificates in full given the Accumulation Period Length.

      "Controlled Accumulation Period" means, unless an Early Amortization Event has occurred, the period beginning on the Accumulation Period Commencement Date and ending upon the earliest to occur of:

            (1) the start of an Early Amortization Period,

            (2) payment in full of the outstanding principal balance of the certificates, and

            (3) the [o] distribution date.

      "Controlled Deposit Amount" means, for any distribution date, the sum of the Controlled Accumulation Amount for that distribution date plus the amount by which the sum of the Controlled Accumulation Amounts for all prior distribution dates exceeds the amount on deposit in the principal account.

      "Daily Allocation" means for any date the servicer receives collections:

            (1) the product of the Floating Allocation Percentage for that date multiplied by the aggregate amount of Non-Principal Collections on that date, plus

            (2) the Series 200[o]-[o] Available Retained Collections for that date.

      "Defaulted Amount" for any calendar month means an amount which is not less than zero equal to the aggregate principal amount of principal receivables that became Defaulted Receivables during the preceding calendar month less the full amount of the Defaulted Receivables which are subject to retransfer from the trust to the depositor or purchased by the servicer for that calendar month unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to either of the depositor or the servicer or unless an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables.

      "Defaulted Receivables" on any distribution date are:

            (1) all receivables other than receivables that were designated as ineligible at the time of transfer to the trust that were charged off as uncollectible in the preceding calendar month;

            (2) all receivables originally secured by a security interest in a related Eligible Product which have not been paid in full for more than 90 days after the sale of the related Eligible Product; and

            (3) all receivables which, although they were Eligible Receivables when transferred to the trust, arose in an Account which has become an Account which is not an Eligible Account since this transfer and which were not Eligible Receivables for any six consecutive distribution dates after this Account became an Account which is not an Eligible Account.

Receivables are not Defaulted Receivables merely because they are no longer Eligible Receivables.

      "Deficiency Amount" means for each distribution date, the amount, if any, by which

   o  the sum of

            (1) the Class A Monthly Interest and the Class B Monthly Interest for the distribution date,

            (2) the Class A Monthly Interest and the Class B Monthly Interest accrued but not paid with respect to prior distribution dates and interest thereon,

            (3) the Net Servicing Fee for the distribution date,

            (4) the portion of the Defaulted Amount allocated to the class A certificates and class B certificates for the distribution date, and

            (5) the Series 200[o]-[o] Investor Allocation Percentage of any Adjustment Payment for the distribution date that has not been deposited in the collection account as required under the pooling and servicing agreement, exceeds

   o  the sum of

            (1) Investor Non-Principal Collections and Investment Proceeds for such distribution date and

            (2) if the amounts of Investor Non-Principal Collections and Investment Proceeds are not sufficient to cover all amounts described above in (1) through (5) of this definition, the amount of funds in the reserve fund on such distribution date available to fund the remaining amounts.

      "Designated Manufacturer Overconcentrations" on any distribution date means the excess of the total amount of Eligible Receivables created in connection with the financing of products manufactured by Bombardier Inc. and its subsidiaries which Eligible Receivables are in the trust on the last day of the calendar month immediately preceding that distribution date over 40% of the Pool Balance on the last day of that immediately preceding calendar month. This percentage and the manufacturers included in that calculation may be adjusted from time to time without the consent of the certificateholders, if the Rating Agency Condition is satisfied.

      "Determination Date" means, with respect to any distribution date, the day that is two business days prior to that distribution date.

      "Early Amortization Event" means any of the events so defined in the prospectus and any of the following events:

            (1) on any distribution date, the Available Subordinated Amount is less than the Required Subordinated Amount, after giving effect to the distributions to be made on that distribution date;

            (2) on any distribution date, the balance of the reserve fund is less than the Reserve Fund Required Amount, in each case after giving effect to all deposits and distributions on that distribution date;

            (3) any Class A Carry-Over Amount or Class B Carry-Over Amount, as applicable, is outstanding on six consecutive distribution dates;

            (4) the ratio, expressed as a percentage, of the average for each month of the net losses on the receivables in the trust, that is, gross losses less recoveries on any receivables, including, without limitation, recoveries from security granted by obligors in addition to the products financed by the receivables, recoveries from manufacturers, distributors or importers and insurance proceeds, during any three consecutive calendar months to the average of the month-end Pool Balances for that three-month period, exceeds [o]% on an annualized basis;

      provided, that this clause (4) may be revised or waived without the consent of the certificateholders if the Rating Agency Condition is satisfied;

            (5) the percentage obtained by dividing the aggregate principal collections for three consecutive calendar months by the average daily Pool Balance for those three consecutive calendar months:

                  (a) for the three consecutive calendar months ended January through March of any calendar year is less than [o]%,

                  (b) for the three consecutive calendar months ended April of any calendar year is less than [o]%,

                  (c) for any other three consecutive calendar months is less than [o]%,

            provided, that this clause (5) may be revised or waived without the consent of the certificateholders if the Rating Agency Condition is satisfied;

            (6) the failure to pay the outstanding principal amount of the class A certificates and the class B certificates on the [o] distribution date;

            (7) the sum of all Eligible Investments and amounts on deposit in the excess funding account for this series and excess funding accounts for all other series represents more than [o]% of the total assets of the trust on each of six or more consecutive distribution dates, after giving effect to all payments made or to be made on those distribution dates; or

            (8) during any four month period starting [o], [o] or [o] of any year, more than [o]% of the aggregate principal amount of receivables that were originated and transferred to the trust during the four month period starting sixteen months before the four month period starting [o], [o] or [o] which is under consideration and are then owned by the trust have not been paid in full within [o] days following the date of origination thereof.

      "Early Amortization Period" means the period beginning as of the day an Early Amortization Event occurs and ending on the day on which payment in full of the Invested Amount has been made to certificateholders, unless the Early Amortization Period shall terminate prior to that time as described under "Description of the Certificates--Early Amortization Events" in this prospectus supplement and under "Description of the Certificates--Early Amortization Events" in the prospectus.

      "Eligible Account" means:

            (1) each individual financing account established by Bombardier Capital Inc. or established by an affiliate of Bombardier Capital Inc. or by a third party--but which satisfies Bombardier Capital Inc.'s customary underwriting standards--and acquired by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc., with an obligor with respect to Eligible Products pursuant to an inventory security agreement, in the ordinary course of business, and

            (2) each individual line of credit or financing agreement extended by Bombardier Capital Inc. (or an affiliate of Bombardier Capital Inc.) or by a third party--but which satisfies Bombardier Capital Inc.'s customary underwriting standards--and acquired by Bombardier Capital
      Inc. or an affiliate of Bombardier Capital Inc. to an obligor for the purpose of financing working capital, manufacturing, production or inventories and secured by assets of that obligor, it which, in each case, as of the date of determination thereof relates to an obligor that satisfies the requirements of the pooling and servicing agreement and is in existence and, after its establishment or acquisition by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc., is maintained and serviced by Bombardier Capital Inc.

      "Eligible Deposit Account" means either (1) a segregated account with either the corporate trust department of the trustee or with a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, which at all times has either a long-term unsecured debt rating of A2 or better by Moody's and of AAA or better by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the trustee or has a certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the trustee and which at all times is a member of the FDIC or (2) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution or trust company has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having original or remaining maturities of thirty days or less, but in no event occurring later than the distribution date next succeeding the trustee's acquisition thereof, which evidence:

            (1) obligations of or fully guaranteed by the United States,

            (2) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof or any domestic branch of a foreign bank and subject to supervision and examination by Federal or state banking or depository institution authorities, the commercial paper or other short-term unsecured debt obligations--other than this type of obligation the rating of which is based on the credit of a person or entity other than that depository institution or trust company--of which at the time of the trust's investment or contractual commitment to invest in such investments has a credit rating in the highest investment category from any individual Rating Agency,

            (3) commercial paper having a credit rating in the highest investment category from any individual Rating Agency at the time of the trust's investment or contractual commitment to invest in such paper,

            (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC and which are offered or insured by a financial institution whose long-term debt is rated Baa3 or better by Moody's,

            (5) bankers' acceptances issued by any depository institution or trust company described in (2) above,

            (6) investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, any individual Rating Agency,

            (7) repurchase obligations entered into with depository institutions or trust companies--acting as principal--described in (2) above or whose deposits are insured by the FDIC with respect to securities which are direct obligations of or obligations guaranteed by the United States or any agency or instrumentality thereof which is backed by the full faith and credit of the United States, and

            (8) other investments acceptable to any individual Rating Agency as being consistent with the then-current rating of the class A certificates and class B certificates.

      "Eligible Products" means consumer, recreational and commercial products, including, but not limited to, boats, motors and trailers, snowmobiles, snow-grooming equipment, personal watercraft, recreational vehicles, manufactured housing, motorcycles, lawn and garden equipment, horse trailers, personal computers, and consumer electronics and appliances and spare parts relating to these products.

      "Eligible Receivable" means each receivable:

            (1) which was originated by Bombardier Capital Inc., by an affiliate of Bombardier Capital Inc. or acquired by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. in each case in the ordinary course of business,

            (2) which arose under an Account that at the time the receivable was transferred to the trust was an Eligible Account,

            (3) which is owned by Bombardier Capital Inc. at the time of sale or contribution by Bombardier Capital Inc. to the depositor,

            (4) which represents the obligation of an obligor to repay an advance made to or on behalf of that obligor, or credit extended for that obligor to finance an Eligible Product,

            (5) which, at the time of creation and, except for receivables that are payable under a repayment schedule regardless of whether the related Eligible Products have been sold or with respect to which the related Eligible Products have then been sold, at the time of transfer to the trust, is secured by a first priority perfected security interest in the Eligible Product.

            (6) which is not unenforceable as a result of any violation of requirements of law applicable to it and the related inventory security agreement is not unenforceable as a result of any violation of requirements of law applicable to any party to the agreement,

            (7) for which all consents and governmental authorizations required to be obtained by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. or the depositor for the creation of the receivable or its transfer to the depositor and the trust or the performance by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. of the inventory security agreement have been duly obtained, effected or given and are in full force and effect,

            (8) as to which at all times following the transfer of the receivable to the trust, the trust will have good and marketable title to it, free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the pooling and servicing agreement and other than tax and certain other statutory liens, including liens in favor of the Pension Benefit Guaranty Corporation, which may arise after this transfer and which relate to affiliates of the depositor,

            (9) which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor's right, title and interest in the receivable, including, with certain exceptions, any proceeds thereof,

            (10) which will at all times be the legal and assignable payment obligation of the obligor, enforceable against the obligor in accordance with its terms, as modified or revised from time to time with the consent of the servicer, except as enforceability may be limited by the bankruptcy code or other applicable insolvency laws,

            (11) which at the time of transfer to the trust is enforceable against the obligor to the extent of the full principal amount of the receivable, except as such enforceability may be limited by the bankruptcy code or other applicable insolvency laws,

            (12) as to which, at the time of transfer of the receivable to the trust, Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. and the depositor have satisfied all their obligations under the pooling and servicing agreement for the receivable required to be satisfied at that time,

            (13) as to which, at the time of transfer of the receivable to the trust, neither Bombardier Capital Inc. or any affiliate of Bombardier Capital Inc. nor the depositor has taken any action or failed to take any action required of it under the receivables purchase agreement or the pooling and servicing agreement which would impair the rights of the trust or the certificateholders in the receivable, and

            (14) which constitutes `tangible chattel paper' as defined in
      Article 9 of the UCC as then in effect in the State of New York.

This definition may be changed by amendment to the pooling and servicing agreement from time to time without the consent of the certificateholders if the Rating Agency Condition is satisfied.

      "Excess Funded Amount" will be calculated for each business day and means an amount equal to the product of:

            (1) the excess, if any, of the Required Pool Balance over the Pool Balance, each as of the end of the preceding day, and

            (2) a fraction the numerator of which is the sum of the Available Subordinated Amount and the product of [o] percent of the Adjusted Invested Amount and the denominator of which is the aggregate of the required balances for all series--including the Series 200[o]-[o]--providing for excess funding accounts or similar arrangements that are in their revolving periods or, if applicable, their amortization periods. The depositor may reduce or adjust the percentage above without the consent of the certificateholders if the Rating Agency Condition is satisfied.

      "Excess Principal Collections" means, for Series 200[o]-[o], the amount of Available Investor Principal Collections remaining after all payments required to be made from Available Investor Principal Collections have been paid and for any other series, the amount of any similar excess for any other series.

      "Excess Reserve Fund Required Amount" for any distribution date for an Early Amortization Period, means an amount equal to the greater of [o]% of the initial principal amount of the certificates and the excess of the Required Pool Balance--after giving effect to any changes to such amount on that distribution date--over the Pool Balance--after giving effect to changes to such balance on that distribution date; provided that it shall in no event exceed the Available Subordinated Amount for that distribution date.

      "Excess Retained Percentage" means, for any date of determination, the Retained Percentage for that date minus the percentage equivalent of a fraction, the numerator of which is equal to the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding series as of the end of the immediately preceding day and the denominator of which is the Pool Balance as of the end of the immediately preceding day.

      "Excess Servicing" for any distribution date means the amount available pursuant to clause (9) under "Description of the Certificates--Distribution from the Collection Account; Reserve Fund; Principal Account--Non-Principal Collections" in this prospectus supplement.

      "Floating Allocation Percentage" means the percentage, which shall never exceed 100%, obtained for each day in a calendar month, by dividing an amount equal to the Invested Amount as of the close of business on the preceding day by the Pool Balance as of the close of business on that preceding day.

      "Foreign Person" is an individual or entity that is not a United States Person.

      "Incremental Subordinated Amount" on any distribution date will equal the product of a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding calendar month or for the first distribution date, the Invested Amount on the date the certificates are issued and the Available Subordinated Amount for that distribution date, calculated without subtracting or adding the Incremental Subordinated Amount for that distribution date as described in clause (1) of the definition of Available Subordinated Amount or clause (2) of the definition of Required Subordinated Amount, and the denominator of which is the Pool Balance on that last day multiplied by the sum of, without duplication, the Obligor Overconcentrations, the Manufacturer Overconcentrations, the Designated Manufacturer Overconcentrations and the Industry Overconcentrations on that distribution date.

      "Industry Overconcentrations" on any distribution date means the excess of

            (1) the total amount of Eligible Receivables created in connection with the financing of products manufactured by manufacturing entities that are part of the same industry, that is, producing the same principal product, provided that products manufactured by Bombardier Inc. and its affiliates will not be included in the calculation of Industry Overconcentration, which Eligible Receivables are in the trust on the last day of the calendar month immediately preceding that distribution date over

            (2) an amount equal to [o]% of the Pool Balance on the last day of that immediately preceding calendar month; provided, however, that with respect to each industry specified below, the percentage in clause (2) of this definition shall be deemed to equal the percentage set forth opposite that industry:

                                Industry                            Percentage
                                --------                            ----------
      Marine Products.......................................           [o]%
      Manufactured Housing..................................           [o]%
      Recreational Vehicles.................................           [o]%
      Lawn and Garden.......................................           [o]%
      Consumer Electronics and Appliances...................           [o]%

Some or all of the percentages specified in this description of Industry Overconcentrations may be adjusted from time to time without the consent of the certificateholders, if the Rating Agency Condition is satisfied.

      "Interest Period" means, with respect to any distribution date, the period from and including the previous distribution date--or, in the case of the first distribution date, from and including the date of the issuance of the certificates--to but excluding that distribution date.

      "Invested Amount" means for any date an amount equal to the Adjusted Invested Amount, minus the amount, without duplication, of principal payments--except principal payments made from the excess funding account and any transfers from the excess funding account to the collection account--made on the certificates prior to that date, minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all distribution dates preceding that date over the aggregate amount of any reimbursements of Investor Charge-Offs for all distribution dates preceding that date.

      "Investment Proceeds" for any distribution date means an amount equal to the sum of all interest and other investment earnings, net of losses and investment expenses, on funds on deposit in the reserve fund, the excess funding account and the principal account plus the Series 200[o]-[o] Investor Allocation Percentage of net investment earnings credited to the collection account on the second business day prior to the distribution date for funds held in the collection account.

      "Investor Charge-Off" shall occur if the Available Subordinated Amount is reduced to zero, and on any distribution date the Deficiency Amount is greater than zero and means an amount equal to the excess of this Deficiency Amount over any remaining Available Subordinated Amount on the related Determination Date, but shall not exceed the portion of the Defaulted Amount allocated to the certificates for that distribution date.

      "Investor Non-Principal Collections" for any distribution date means the portion of Non-Principal Collections for the related calendar month allocated to the certificates as described in the prospectus supplement under the caption "Description of the Certificates--Allocation Percentages--Allocation to the Certificates" and "--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

      "LIBOR" means, with respect to any Interest Period, an interest rate based on the offered rates for deposits in United States dollars having a maturity of one month, commencing on the second day on which dealings in deposits in United States dollars are transacted in the London interbank market preceding the first day of the related Interest Period, which appears on the display page currently designated as "Telerate Page 3750" on the Bridge Telerate Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices, as of 11:00 A.M., London time, on the date of calculation. If this rate does not appear on Telerate Page 3750, LIBOR with respect to the relevant Interest Period will be determined at approximately 11:00 A.M., London time, on that second day on which dealings in deposits in United States dollars are transacted in the London interbank market preceding the first day of the related Interest Period on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market, selected by the trustee or by a party selected by the depositor and acceptable to the trustee, to prime banks in the London interbank market for a period equal to one month and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in that market at that time. The principal London office of each of those banks will be requested to provide a quotation of its rate. If at least two of these quotations are provided, LIBOR will be the arithmetic mean--rounded up or down, as the case may be, to the nearest whole multiple of 0.0625% per annum; provided, however, that any amount falling in the middle shall be rounded up to the nearest whole multiple of 0.0625%--of these quotations. If fewer than two quotations are provided, LIBOR with respect to this Interest Period will be the arithmetic mean--rounded upwards or downwards as aforesaid--of the rates quoted at approximately 11:00 A.M., New York City time, on that second day on which dealings in deposits in United States dollars are transacted in the London interbank market preceding the first day of the related Interest Period by three major banks in New York, New York for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in that market at that time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.

      "Manufacturer Overconcentrations" on any distribution date means the sum (without duplication) of

            (1) the excess of the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by any one of three manufacturing entities, other than the Designated Manufacturer described in the definition of Designated Manufacturer Overconcentrations, which Eligible Receivables are in the trust on the last day of the calendar month immediately preceding that distribution date over [o]% of the Pool Balance on the last day of that immediately preceding calendar month;

            (2) for Eligible Receivables not in clause (1) above, the excess of the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by any single manufacturing entity, other than the Designated Manufacturer described in the definition of Designated Manufacturer Overconcentrations, which Eligible Receivables are in the trust on the last day of the calendar month immediately preceding that distribution date over [o]% of the Pool Balance on the last day of that immediately preceding calendar month; and

            (3) the excess of the aggregate amount of Eligible Receivables created collectively in connection with the financing of products manufactured by any four manufacturing entities, including the Designated Manufacturer described in the definition of Designated Manufacturer Overconcentrations, which Eligible Receivables are in the trust on the last day of the calendar month immediately preceding that distribution date over [o]% of the Pool Balance on the last day of that immediately preceding calendar month;

provided, however, that any of the percentages set forth in clauses (1), (2) or (3) above may be adjusted from time to time without the consent of the certificateholders, if the Rating Agency Condition is satisfied.

      "Miscellaneous Payments" for any calendar month means the sum of Adjustment Payments and amounts required to be paid by the depositor in connection with a transfer of receivables back to the depositor, in each case on deposit in the collection account on the related distribution date received for that calendar month and any amounts not paid to the holder of the BCRC Certificate because the Pool Balance does not exceed the Required Pool Balance and which are available to be treated as Miscellaneous Payments as of the distribution date following that calendar month as described in the prospectus supplement under the caption "Description of the Certificates--Allocation Percentages".

      "Monthly Principal" for any distribution date relating to the Controlled Accumulation Period or Early Amortization Period will equal Available Investor Principal Collections for that distribution date; provided that for any distribution date during the Controlled Accumulation Period, Monthly Principal will not exceed the Controlled Deposit Amount; provided further, that in any case Monthly Principal will not exceed the applicable outstanding principal balances of the class A and class B certificates, respectively.

      "Monthly Servicing Fee" will be equal to one-twelfth of the product of [o]%, if Bombardier Capital Inc. is the Servicer, or [o]% if Bombardier Capital Inc. is not the Servicer or, for any distribution date in respect of which the Monthly Servicing Fee has been waived, 0% multiplied by the Invested Amount as of the last day of the second preceding calendar month, provided that the Monthly Servicing Fee for the first distribution date will be equal to $0 and the Monthly Servicing Fee for the second distribution date will be equal to $[o].

      "Net Receivables Rate" means the weighted average of the interest rates borne by the receivables included in the trust for the preceding calendar month less, if Bombardier Capital Inc. is the Servicer, [o]%, or, if Bombardier Capital Inc. is not the Servicer, [o]%.

      "Net Servicing Fee" will generally be equal to one-twelfth of the product of [o]%, if Bombardier Capital Inc. is the servicer, or [o]%, if Bombardier Capital Inc. is not the servicer, or for any distribution date for which the Monthly Servicing Fee has been waived, 0% multiplied by the Invested Amount as of the last day of the second preceding calendar month, provided that the Net Servicing Fee for the first distribution date will be equal to $0 and the Net Servicing Fee for the second distribution date will be equal to $[o].

      "Non-Principal Collections" means collections of interest and other non-principal charges, including amounts recovered with respect to Defaulted Receivables and insurance proceeds, with respect to the receivables.

      "Obligor Overconcentrations" on any distribution date means, with respect to any Account, the excess of the aggregate principal amount of Eligible Receivables in that Account on the last day of the calendar month immediately preceding that distribution date over [o]% of the Pool Balance for any obligor of the six largest Accounts in the trust calculated on the basis of the amount of principal receivables in that Account and [o]% of the Pool Balance for all other obligors, in each case on the last day of that immediately preceding calendar month. The percentages set forth in this description of Obligor Overconcentrations and the manner of determining to which obligors the [o]% rate applies may be adjusted from time to time without the consent of the certificateholders if the Rating Agency Condition is satisfied.

      "Participants" means the organizations for which The Depository Trust Company holds securities to facilitate the clearance and settlement of securities transactions among themselves.

      "Pool Balance" means the aggregate principal balances of the receivables in the trust that are Eligible Receivables.

      "Principal Allocation Percentage" means the percentage which shall never exceed 100% obtained by dividing the Invested Amount as of the last day of the Revolving Period by the Pool Balance as of the close of business on the business day preceding the day of calculation.

      "Rating Agency" means for any series, the rating agencies which have been requested to rate that series by the depositor.

      "Rating Agency Condition" means, with respect to any action, if the terms of the pooling and servicing agreement or any supplement, including the Series 200[o]-[o] supplement, set forth a specific time in advance of the effectiveness of the action that notice must be given to the Rating Agencies, notice shall have been given in accordance with this requirement or if no advance notice is required or no specific time is stated for the notice, the Rating Agencies have received written notice of the proposed action at least 10 days prior to the proposed effective date of the action and either:

   o as of the proposed effective date of the action, no Rating Agency shall have notified the depositor, the servicer or the trustee in writing that the action will result in a reduction or withdrawal of any rating of any outstanding series or class with respect to which it is a Rating Agency, or

   o each Rating Agency shall have confirmed in writing to the depositor, the servicer or the trustee that the action will not result in a reduction or withdrawal of the rating of any outstanding series or class with respect to which it is a Rating Agency.

      "Receivables" means receivables arising from extensions of credit and advances made to dealers of consumer, recreational and commercial products which dealers are located in the United States.

      "Removed Accounts" means any Accounts from which the depositor has ceased to transfer newly originated receivables to the trust and any Account which is not an Eligible Account which has been removed from the trust.

      "Required Pool Balance" for any date means an amount calculated as of the end of any business day equal to:

   o the sum of the amounts for each series obtained by multiplying the required investor percentages--including the required investor percentage of this series which is 104 percent, but which may be reduced--by the respective adjusted invested amounts including the Adjusted Invested Amount--plus

   o the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding series as of the end of that business day; minus

   o any excess of the applicable reserve fund required amount over the amount on deposit in the applicable reserve fund.

      "Required Subordinated Amount" means, as of any date of determination, the sum of

            (1)   [o]% of the Invested Amount and

            (2) the Incremental Subordinated Amount for the immediately preceding distribution date or, if the date of determination is a distribution date, for that date; provided, however, that for any date prior to the end of the Revolving Period, the Required Subordinated Amount shall in no event be less than an amount equal to the sum of [o]% of the initial principal amount of the certificates plus the Incremental Subordinated Amount for the immediately preceding distribution date or, if the date of determination is a distribution date, for that date;

provided further, that upon the commencement of the Controlled Accumulation Period or if an Early Amortization Event occurs, the Required Subordinated Amount for each date of determination after this commencement will equal the Required Subordinated Amount as of the close of business on the day preceding the first day of the Controlled Accumulation Period or the day on which the Early Amortization Event occurs.

      "Required Subordination Draw Amount" means the lesser of the Deficiency Amount and the Available Subordinated Amount.

      "Reserve Fund Required Amount" means an amount which on any distribution date will equal [o]% of the outstanding principal balance of the certificates on that distribution date, after giving effect to any reduction thereof on such distribution date.

      "Retained Interest" means the ownership interest in the trust retained by the depositor and which is that portion of the trust not represented by or allocated to the investor certificateholders or the interest represented by the variable funding certificate.

      "Retained Percentage" for any date of determination, means 100% minus

            (1) when used with respect to Non-Principal Collections, the sum of

   o the aggregate of the floating allocation percentages for each outstanding series, including the certificates, and

   o  the Variable Funding Percentage for the date of determination and

            (2) when used with respect to principal collections, the sum of

   o the aggregate of the floating allocation percentages for each outstanding series, including the certificates, if applicable, in its revolving period,

   o the aggregate of the principal allocation percentages for each outstanding series, including the certificates, if applicable, not in its revolving period, and

   o  the Variable Funding Percentage for this date of determination but in each case the Retained Percentage shall not be less than 0%.

      "Revolving Period" means the period beginning on the date the certificates are issued and ending on the earliest of:

            (1) the last day of the collection period ending on the day prior to the Accumulation Period Commencement Date; and

            (2) the business day immediately preceding the day on which an Early Amortization Event occurs.

If the Early Amortization Event resulted from the failure of the servicer to make deposits to the trust or into any account and that event is cured and no other Early Amortization Event has occurred and the scheduled end of the Revolving Period has not occurred, then the Revolving Period may begin again.

      "Series 200[o]-[o] Available Retained Collections" means, for any date on which the servicer receives collections, an amount equal to the product of the Available Retained Collections for that day multiplied by a fraction, the numerator of which is the Available Subordinated Amount and the denominator of which is the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding series, in each case on that day.

      "Series 200[o]-[o] Investor Allocation Percentage" means, for any calendar month, the percentage obtained by dividing the Invested Amount as of the last business day preceding that calendar month by the sum of the Invested Amount and the invested amounts for all other outstanding series on that day.

      "Servicer Default" refers to any of the following events:

            (1) failure by the servicer to make any payment, transfer or deposit into the trust, or into any account created for a series of certificates on or before the date the servicer is required to do so under the pooling and servicing agreement, which failure is not cured within a five business day grace period after notice from the trustee of this failure;

            (2) failure by the servicer duly to observe or perform its covenant not to create any lien on any receivable, which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it of this breach of covenant; provided, however, that a Servicer Default will not be deemed to have occurred if the depositor or the servicer has repurchased the related receivables under the terms of the pooling and servicing agreement, or failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the pooling and servicing agreement, exclusive of breaches of covenants for which the servicer repurchases the related receivables, as described under "Description of the Certificates--Servicer Covenants", which failure has a materially adverse effect on the certificateholders or the holder of the variable funding certificate and which continues unremedied for a period of 30 days after written notice to the servicer of this breach of covenant or agreement;

            (3) any representation, warranty or certification made by the servicer in the pooling and servicing agreement or in any certificate delivered pursuant to the pooling and servicing agreement proves to have been incorrect when made and continues to be incorrect in any material respect for a period of 60 days after written notice requiring the error to be remedied has been given to the servicer by the trustee, and as a result the interests of the certificateholders or the holder of the variable funding certificate are materially and adversely affected; provided, however, that a Servicer Default will not have occurred if the depositor has repurchased the related receivables or, if applicable, all the receivables during this period in accordance with the provisions of the pooling and servicing agreement; or

            (4) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer.

      A delay in or failure of performance referred to under clause (1) above for a period of up to ten business days after the applicable grace period or a delay in or failure of performance or the continuance of a delay or failure referred to under clauses (2) or (3) above for a period of up to 60 business days, will not be a Servicer Default if this delay or failure or continuance was caused by an act of God or other similar occurrence.

      "Supplemental Certificate" means a certificate issued in exchange for a portion of the BCRC Certificate.

      "Transfer Date" means each business day on which receivables are created in the Eligible Accounts provided that such date is prior to the earlier of the day following the distribution date on which the aggregate invested amounts for all series is zero, the day on which an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor occurs.

      "United States Person" is an individual or entity that for federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) certain trusts.

      "Variable Funding Percentage" for any date of determination, means a percentage (which percentage will never be less than 0% nor more than 100%) equal to the excess, if any, of the Pool Balance over the Required Pool Balance as of that day divided by the Pool Balance as of the close of business on the day preceding that day; provided, however, that for purposes of allocating principal collections following the occurrence of an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor, the Variable Funding Percentage will be calculated on the basis of the excess, if any, of the Pool Balance over the Required Pool Balance as of the last day immediately preceding the date of this event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor; provided, further, that following an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor, the relative interest of the variable funding certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor.

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                                     S-62

                                                                       ANNEX I

                                 Prior Series

      [The certificates will be the sixth series to be issued by the trust. The table below summarizes some of the principal characteristics of the Series 1996-1 Certificates, the Series 1997-2 Certificates, the Series 2000-1 Certificates and the Series 2001-1 Certificates, issued by the trust and outstanding. The Series 2001-1 Certificates will be paid in full and terminated by application of a portion of the net proceeds of the Series 200[o]-[o] Certificates. "LIBOR," as used below in connection with the Series 2000-1 Certificates, shall mean the offered rates for deposits in United States dollars having a maturity of one-month determined as set forth in the supplement relating to the Series 2000-1 Certificates.]

SERIES 1996-1
-------------
Initial Principal Amount..............................       100,000,000
Principal Amount as of August 31, 2002................       $25,000,000
Class A Amortization Date.............................       ____________
                                                             (unless extended)
Class A Certificate Rate..............................       Commercial Paper
                                                             Rate
Series 1996-1 Termination Date........................       ____________
                                                             (unless extended)
Series 1996-1 Issuance Date...........................       May 14, 1996
Series 1996-1 Servicing Fee Rate......................       2%
Initial Available Subordination Amount................       $23,616,900

SERIES 1997-2
-------------
Initial Principal Amount..............................       $50,000,000
Principal Amount as of August 31, 2002................       $20,000,000
Class A Amortization Date.............................       ____________
                                                             (unless extended)
Class A Certificate Rate..............................       Commercial Paper
                                                             Rate
Series 1997-2 Termination Date........................       May 15, 2005
Series 1997-2 Issuance Date...........................       December 12, 1997
Series 1997-2 Servicing Fee Rate......................       2%
Initial Available Subordinated Amount.................       $2,000,000

SERIES 2000-1
-------------
Initial Principal Amount..............................       $400,000,000
Principal Amount as of August 31, 2002................       $400,000,000
Controlled Accumulation Period Commencement Date......       ____________
                                                             (unless extended)
Class A Certificate Rate..............................       Lesser of (a) One-
                                                             Month LIBOR plus
                                                             0.17% and (b) Net
                                                             Receivables Rate
Class B Certificate Rate..............................       Lesser of (a)
                                                             One-Month LIBOR
                                                             plus 0.48% and (b)
                                                             Net Receivables
                                                             Rate
Series 2000-1 Termination Date........................       September 15, 2005
Series 2000-1 Issuance Date...........................       October 1, 2000
Series 2000-1 Servicing Fee Rate......................       2%
                                                 (table continued on next page)


                                    A-I-1

(table continued from previous page)

Initial Available Subordinated Amount.................       $23,280,423

SERIES 2001-1
-------------
Initial Principal Amount..............................       $66,500,000
Principal Amount as of August 31, 2002................       $427,125,000
Amortization Period Commencement Date.................       _____________
                                                             (unless extended)
Class A Certificate Rate..............................       Variable
Series 2001-1 Termination Date........................       Issuance Date of
                                                             Series 200[o]-[o]
                                                             (1)
Series 2001-1 Issuance Date...........................       November 15, 2001
Series 2001-1 Servicing Fee Rate......................       2%
Initial Available Subordinated Amount.................       $2,000,000

--------

(1)The Series 2001-1 Certificates will be paid in full and terminated by application of a portion of the net proceeds of the Series 200[o]-[o] Certificates.



                                    A-I-2

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




                                                                      ANNEX II

   Receivables in Additional Accounts Conveyed to the Trust by the Depositor

                                                             Principal
                                                              Amount
                                                          of Receivables
             Date Receivables                    Number         in
 Assignment     Transferred       Relevant         of       Additional
   Number        to Trust       Cut-Off Date    Accounts     Accounts
-----------  ----------------  -------------   ----------  ------------
     1        Sept. 30, 1994   Sept. 26, 1994     277       $28,569,849
     2         Jan. 30, 1996    Jan. 18, 1996     610       $86,817,128
     3         Oct. 31, 1997    Oct. 22, 1997      51       $30,132,722
     4         Feb. 26, 1998    Jan. 1, 1998      832       $98,371,236
     5         Oct. 16, 1998    Aug. 28, 1998     457       $92,037,386
     6         Mar. 19, 1999    Mar. 2, 1999      311      $126,143,143
     7         Nov. 4, 1999    Sept. 30, 1999     392      $108,132,205
     8         Oct. 26, 2000   Sept. 30, 2000     678      $186,983,354
     9         Aug. 2, 2001     June 30, 2001     604       $86,681,468


                                   A-II-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                     ANNEX III

         Global Clearance, Settlement and Tax Documentation Procedures

      Except in limited circumstances, the globally offered certificates will be available only in book-entry form. Investors in the globally offered certificates may hold them through any of The Depository Trust Company, Clearstream or Euroclear. The globally offered certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding globally offered certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding globally offered certificates through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed certificates issues.

      Secondary cross-market trading between Clearstream or Euroclear and The Depository Trust Company Participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in the capacity of depositaries and as The Depository Trust Company Participants.

      Non-U.S. holders of globally offered certificates will be subject to U.S. withholding taxes unless these holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                              Initial Settlement

      All globally offered certificates will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the globally offered certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in The Depository Trust Company. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold these positions in accounts as The Depository Trust Company Participants.

      Investors electing to hold their globally offered certificates through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their globally offered certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Globally offered certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


                                    A-III-1

                           Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between The Depository Trust Company Participants. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between The Depository Trust Company seller and Clearstream or Euroclear purchaser. When globally offered certificates are to be transferred from the account of The Depository Trust Company Participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct their respective depositories to receive the globally offered certificates against payment. Payment will include interest accrued on the globally offered certificates from and including the last distribution date (or if the transfer is prior to the first distribution date, the closing date) to and excluding the settlement date, on the basis of actual days elapsed and a year of 360 days. Payment will then be made by the respective depositary to The Depository Trust Company Participant's account against delivery of the globally offered certificates. After settlement has been completed, the globally offered certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the globally offered certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally offered certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing globally offered certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the globally offered certificates were credited to their accounts. However, interest on the globally offered certificates would accrue from the value date. Therefore, in many cases the investment income on the globally offered certificates earned during that one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending globally offered certificates to the


                                    A-III-2
respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participant a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

      Trading between Clearstream or Euroclear seller and The Depository Trust Company purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which globally offered certificates are to be transferred by the respective clearing system, through their respective depositories, to The Depository Trust Company Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct their respective depositories to deliver the globally offered certificates to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the globally offered certificates from and including the last distribution date (or if the transfer is prior to the first distribution date, the closing date) to and excluding the settlement date on the basis of actual days elapsed and a year of 360 days. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase globally offered certificates from The Depository Trust Company Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (1) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (2) borrowing the globally offered certificates in the U.S. from The Depository Trust Company Participant no later than one day prior to settlement, which would give the globally offered certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

          Material U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of globally offered certificates holding securities through Clearstream or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (or, in the case of a Foreign Investor holding the certificates through a partnership, such other rate as is applicable), unless each clearing


                                    A-III-3
system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for Foreign Persons. Foreign Persons that are individuals or entities treated as corporations for federal income tax purposes and are beneficial owners of the certificates can obtain a complete exemption from the withholding tax by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Foreign Person, other than an individual or an entity treated as a corporation for federal income tax purposes, that beneficially owns a certificate may be subject to more complex rules.

      Exemption for Foreign Persons with Effectively Connected Income. Foreign Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the certificates and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or Reduced Rate for Foreign Persons Resident in Treaty Countries. Foreign Persons that are individuals or entities treated as corporations for federal income tax purposes and are beneficial owners of the certificates and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Foreign Person, other than an individual or an entity treated as a corporation for federal income tax purposes, that beneficially owns a certificate may be subject to more complex rules.

      Exemption for United States Persons. United States Persons that are beneficial owners of the certificates can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer
Identification Number and Certification).

      United States Federal Income Tax Reporting Procedure. The beneficial owner of a certificate files by submitting the appropriate form to the person through whom the beneficial owner holds the certificates, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8ECI and Form W-8BEN are effective from the date the form is signed through the end of the third succeeding calendar year, unless a change in circumstances causes any information in the form to become incorrect, in which case such information must be updated within 30 days. If interest payments are to be reported at least annually by the trust to the IRS, a Form W-8BEN (but not a Form W-8ECI) that contains a taxpayer identification number remains valid until a change in circumstances causes any information in the form to become incorrect.

      This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the globally offered certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the globally offered certificates.


                                    A-III-4

                                     $[o]

                     Bombardier Receivables Master Trust I
                   Floating Rate Asset Backed Certificates,
                                 $[o] Class A
                                 $[o] Class B

                               Series 200[o]-[o]

                      [GRAPHIC OMITTED][GRAPHIC OMITTED]

                         Experience the Extraordinary

                   Bombardier Credit Receivables Corporation
                                   Depositor

                            Bombardier Capital Inc.
                                   Servicer

                               -----------------
                    P R O S P E C T U S   S U P P L E M E N T
                               -----------------


                               [Underwriter[s]]


      You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these certificates in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the date of this prospectus supplement.

      Dealers will be required to deliver a prospectus and prospectus supplement when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus and prospectus supplement until [o], 200[o].

                                  [o], 200[o]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Subject to Completion Dated July 3, 2003
Prospectus

Bombardier Receivables Master Trust I
Issuer

Bombardier Credit Receivables Corporation
Depositor

Bombardier Capital Inc.
Servicer

                              ------------------
The issuer --

     o is a master trust and may periodically issue asset backed certificates in one or more series with one or more classes; and

     o    will own assets consisting of

          -- a pool of receivables generated under inventory security agreements entered into with dealers under which the dealers receive funds to purchase or finance consumer, recreational and commercial product inventory; and

          -- the security or ownership interests in the consumer products financed under the issuer's receivables, any proceeds from claims on certain related insurance policies, amounts on deposit in the trust accounts identified in the related prospectus supplement and any credit enhancements specified in the related prospectus supplement.

The certificates --

     o    will be obligations of the trust only;

     o    will be paid only from the assets of the trust;

     o will represent the right to payments in the amounts and at the times described in the prospectus supplement for those certificates;

     o will be rated in an investment grade rating category at the time of issuance by at least one nationally recognized rating agency; and

     o    may have the benefit of one or more forms of credit enhancement.

------------------------------------------------------------------------------
         The certificates represent obligations of the trust only and do not represent interests in or obligations of Bombardier Credit Receivables Corporation, Bombardier Capital Inc. or any of their affiliates. The certificates will not be insured or guaranteed by any governmental agency. This prospectus may be used to offer and sell certificates of a series only if it is accompanied by the prospectus supplement for that series. Investing in the certificates involves risks. You should consider carefully the information under the caption "Risk Factors" beginning on page 10.
------------------------------------------------------------------------------
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is __________, 2003.

      Important Notice About the Information In This Prospectus and Each
                      Accompanying Prospectus Supplement

Information about each series of certificates is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

If the terms of the certificates described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this document or to which we have referred you. Bombardier Credit Receivables Corporation has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell the securities. Bombardier Credit Receivables Corporation is not offering the certificates in any state where the offer is not permitted.

This prospectus and the accompanying prospectus supplement include cross-references to captions in these materials where you can find further discussions about related topics. The table of contents in the front of each document provides the pages on which these captions are located.

                      Where You Can Find More Information

         We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

         Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information we filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the certificates.

                               Table of Contents

                                                                          Page
                                                                          ----

Risk Factors................................................................5
Capitalized Terms..........................................................10
Forward-Looking Statements.................................................10
Origination of Receivables.................................................11
The Depositor and the Trust................................................11
         The Depositor.....................................................11
         The Trust.........................................................12
Use of Proceeds............................................................13
The Floorplan Financing Business...........................................14
         General...........................................................14
         Creation of the Receivables.......................................15
         Credit Underwriting Process and Security..........................16
         Payment Terms.....................................................17
         Billing and Collection Procedures.................................18
         Revenue Experience................................................18
         Relationship with Manufacturers,
           Importers and Distributors......................................18
         Monitoring........................................................19
         Collection Activity...............................................20
The Accounts...............................................................21
         General...........................................................21
Bombardier Capital Inc.....................................................22
         Inventory Finance.................................................22
Bombardier Inc.............................................................22
Description of the Certificates............................................23
         General...........................................................23
         Interest..........................................................25
         Principal.........................................................25
         Subordination of Principal........................................26
         Book-Entry Registration...........................................26
         Definitive Certificates...........................................30
         Retained Interest and Variable Funding Certificate................31
         New Issuances.....................................................32
         Supplemental Certificate..........................................34
         Conveyance of Receivables and Collateral Security.................35
         Representations and Warranties....................................35
         Eligible Accounts and Eligible Receivables........................38
         Ineligible Receivables............................................40
         Addition of Accounts..............................................40
         Removal of Accounts and Assignment of Receivables.................41
         Excluded Series...................................................44

         Credit Support for the Certificates; Collection Account
           and Excess Funding Account......................................44
         Allocation of Collections.........................................46
         Deposits in Collection Account....................................46
         Limited Subordination of Retained Interest........................48
         Enhancements......................................................48
         Limitations on Subordination and Enhancements.....................49
         Defaulted Receivables and Recoveries..............................49
         Receivables are not Defaulted Receivables merely because
           they are no longer Eligible Receivables.........................50
         Optional Repurchase...............................................50
         Early Amortization Events.........................................51
         Termination.......................................................53
         Indemnification...................................................53
         Collection and Other Servicing Procedures.........................54
         Servicer Covenants................................................55
         Servicing Compensation and Payment of Expenses....................56
         Matters Regarding the Servicer....................................56
         Servicer Default..................................................56
         Reports...........................................................58
         Evidence as to Compliance.........................................58
         Amendments........................................................59
         List of Certificateholders........................................59
         The Trustee.......................................................60
Description of the Receivables Purchase Agreement..........................60
         Sale and Transfer of Receivables..................................60
         Representations and Warranties....................................61
         Covenants.........................................................62
         Termination.......................................................62
Material Legal Aspects of the Receivables..................................63
         Transfer of Receivables and Certificates..........................63
         Matters Related to Unfunded Receivables...........................64
         Material Matters Relating to Bankruptcy...........................65
Material Federal Income Tax Consequences...................................66
         Characterization of the Certificates and the Trust................67
         Possible Characterization of the Trust as a Partnership
           other than a Publicly Traded Partnership........................67
         Possible Characterization of the Trust as a Publicly
           Traded Partnership Taxable as a Corporation.....................67
         Taxation of Interest Income to United States Persons..............68
         Sale, Exchange or other Disposition of Certificates...............69
         Foreign Investors.................................................69
         Information Reporting and Backup Withholding......................70
         State and Local Taxation..........................................71
ERISA Considerations.......................................................71

Plan of Distribution.......................................................71
Legal Matters..............................................................72
Reports to Certificateholders..............................................72
Glossary...................................................................73

                                 Risk Factors

The Certificates May Lack Liquidity Which May Limit Your Ability to Sell Your Certificates

         The underwriters intend to make a market for the purchase and sale of the certificates but have no obligation to do so. There is no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at desirable prices.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity could have a severely adverse effect on the prices at which your certificates can be sold.

You May Not Receive Payments Of Your Certificates When You Expect Or Your Payments May Be Reduced If The Transfer of Receivables To The Trust Is Not Considered A Sale In The Event Of Bankruptcy

         Bombardier Capital Inc. will treat the sale of the receivables to Bombardier Credit Receivables Corporation as a sale and Bombardier Credit Receivables Corporation will treat the transfer of the receivables to the trust as a sale, although for consolidated accounting purposes the receivables will continue to be treated as assets of Bombardier Capital Inc. Furthermore, the trust has been created to be bankruptcy remote from Bombardier Capital Inc. However, in the event that Bombardier Capital Inc. or Bombardier Credit Receivables Corporation or one of their affiliates becomes bankrupt, a trustee in bankruptcy may argue that the trust assets were not sold but were only pledged to secure a loan to Bombardier Capital Inc. If that argument prevails, you could experience delays or losses on your certificates. If that argument is successful, the trustee in bankruptcy could elect to sell the receivables and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment. In addition if the servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the trustee from appointing a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the receivables. See "Material Legal Aspects of the Receivables--Material Matters Relating to Bankruptcy."

Delayed Funding Receivables May Not Be Collectible If Bombardier Capital Inc. Does Not Pay Manufacturers Thus Increasing The Risk Of Loss On Your Certificates

         Bombardier Credit Receivables Corporation sells to the trust receivables in which Bombardier Capital Inc. has not yet funded its obligation to the related manufacturer, importer or distributor. If Bombardier Capital Inc. were to become bankrupt, Bombardier Capital Inc. might be unable to pay the manufacturer, importer or distributor. If for this or any other reason Bombardier Capital Inc. does not pay, the unfunded receivables may not be collected from the dealer and a manufacturer, importer or distributor might be able to delay or prevent receipt by the trust of payments otherwise owing to the trust with respect to these receivables. This could cause a loss on your certificates. See "The Floorplan Financing Business--Creation of the Receivables."

The Possibility Of Bankruptcy Events Related To Bombardier Capital Inc. or Bombardier Capital Receivables Corporation And The Uncertain Timing Of Obligor Repayments Render The Life Of Your Certificates Uncertain And Therefore You May Receive Principal On Dates Other Than When You Anticipate

         If specified triggering events occur concerning the trust assets, the servicer or Bombardier Credit Receivables Corporation you will receive each month all principal collections allocable to your certificates until your certificates are paid in full. This may cause you to receive principal payments sooner than you anticipate. Thus you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment. If bankruptcy events related to Bombardier Capital Inc. or Bombardier Credit Receivables Corporation were to occur, then an early amortization event would occur and additional receivables may no longer be transferred to the trust. Therefore in the event of a bankruptcy of Bombardier Credit Receivables Corporation or Bombardier Capital Inc. the timing of principal payments to you may be subject to the actions of a bankruptcy trustee, receiver or conservator. See "Material Legal Aspects of the Receivables--Transfer of Receivables and Certificates" and "--Material Matters Relating to Bankruptcy."

         Receivables are generally payable by dealers either upon the sale by the dealer of the product or, in some cases, according to a payment schedule. The timing of the sale of the eligible products by dealers is uncertain. We cannot assure you that there will be additional receivables created under the accounts or that any particular pattern of repayments will occur. Because payment of principal on the certificates depends on when the dealers pay Bombardier Capital Inc., the certificates may not be fully paid by their expected final payment date. This could delay the return of principal on your certificates thus extending their maturity and increasing their exposure to losses in the trust. See "Description of the Certificates--Termination."

         See "Description of the Certificates--Early Amortization Events" for a discussion of other events which might lead to your receiving principal sooner than you expect.

State And Federal Law May Limit The Ability Of The Servicer To Realize On Receivables Thus Causing Losses On Your Certificates

         Application of federal and state bankruptcy and debtor relief laws could affect your interest in the receivables if these or similar laws result in any receivables being reduced or written off as uncollectible or result in delays in payments due on these receivables. See "Description of the Certificates--Defaulted Receivables and Recoveries."

If a Dealer Fails To Remit Amounts Owed For Sold Products The Servicer May Fail To Realize On The Receivables Thus Causing Losses On Your Certificates

         Bombardier Capital Inc. and Bombardier Credit Receivables Corporation represent and warrant that each eligible receivable originated by an inventory security agreement is at the time of creation secured by a first priority perfected security interest in the related product.

         Generally, under applicable state laws, a security interest in consumer, recreational and commercial goods which secure receivables may be perfected by the filing of Uniform Commercial Code financing statements. Bombardier Capital Inc. takes all actions necessary under applicable state laws to perfect these security interest in the related eligible products. However, at the time any of these products is sold by the dealer, the security interest in the product will terminate. Therefore, if a dealer fails to pay Bombardier Capital Inc. amounts owed for products that it has sold, the related receivables will no longer be secured by those products.

         If receivables that are not created by inventory security agreements are added to the trust, they will be secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other assets of the dealer. In the event that these receivables are secured by assets that are subsequently sold by the dealer, the same issues discussed above about receivables created by inventory security agreements may exist.

Additional Accounts May Have Characteristics Different From The Current Accounts Thus Limiting Your Ability To Assess Your Risk Of Loss On Your Certificates

         Bombardier Credit Receivables Corporation expects and in some cases will be obligated, to designate additional accounts, the receivables in which will be conveyed to the trust. Although these additional accounts must be eligible, they may include accounts with underwriting criteria different from those which were applied to the accounts previously added to the trust. In addition, there is no limitation on the number of additional accounts which may be delinquent. These additional accounts may also provide financing for types of products different from those currently included in the trust and if the required conditions are met, receivables not created by inventory security agreements may be added to the trust. Consequently, we cannot assure you that accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated accounts or that new product types, or other forms of security, if any, that may secure the receivables in new accounts will provide security that is as favorable as that provided by the eligible products securing the receivables currently included in the trust.

Social, Economic And Other Factors May Cause Dealers To Fail To Sell Products Securing Receivables Causing Losses On Receivables And Thus Your Certificates Or Accelerating Payments Of Principal To You

         Payment of the receivables created by inventory security agreements largely depends upon the retail sale of the related products. Generation of new receivables depends upon the general level of sales of eligible products or expected need for eligible products. The level of sales of eligible products and the manufacturing and acquisition of eligible products may change as the result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and customer perception of economic conditions generally.

         The use of incentive programs like manufacturers' rebate programs may affect sales. If any of the manufacturers, importers, or distributors of the eligible products were temporarily or permanently no longer in their respective businesses, the rate of sales of eligible products generating receivables could decrease, adversely affecting payment rates on the receivables and the generation of new receivables. Moreover, if any of the manufacturers, importers or distributors were temporarily or permanently no longer manufacturing, importing or distributing the related eligible products, the loss experience on the related receivables could be adversely affected, thus increasing the risk of loss on your certificates.

If Bombardier Credit Receivables Corporation And Bombardier Capital Inc. Are Unable To Generate And Transfer Sufficient Receivables To The Trust You Will Receive Principal Sooner Than You May Expect

         Neither Bombardier Credit Receivables Corporation nor Bombardier Capital Inc. or any affiliate thereof is obligated to make any payments on the certificates or the receivables, other than the obligation of Bombardier Credit Receivables Corporation or Bombardier Capital Inc. to purchase receivables from the trust due to the failure to comply with specific covenants or the breach by Bombardier Credit Receivables Corporation or Bombardier Capital Inc. of representations and warranties, as described below under "Description of the Certificates--Representations and Warranties" and "--Servicer Covenants," and other than affiliate support agreements relating to receivables described under "The Floorplan Financing Business--Relationship with Manufacturers, Importers and Distributors."

         However, the trust depends entirely upon Bombardier Capital Inc. for the generation of new receivables. The ability of Bombardier Capital Inc. to generate receivables in turn mostly depends on sales of eligible products as well as competition from other lenders. We therefore cannot assure you that

Bombardier Capital Inc. will continue to generate receivables at the same rate as in prior years. If sufficient sales do not occur an amortization event may occur and you could receive principal sooner than you expect. Thus you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

Your Certificates Have Limited Credit Enhancement Increasing The Risk Of Loss On The Certificates

         The amount of credit enhancement available to your series of certificates is limited and may be reduced from time to time as described in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations. If problems develop with the receivables, such as an increase in losses on the receivables or if there are problems with the collection and transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive and you may suffer a loss. See "Description of the Certificates--Limited Subordination of the Retained Interest."

Existence Of Other Series Of Certificates May Limit Your Ability To Take Actions With Respect To The Trust Beneficial To You

         The consent or approval of the holders of a specified percentage of all outstanding certificates of all outstanding series and certain third party credit enhancement providers will be required to permit or to take specified actions that affect all series, including amending the agreement which created the trust in some circumstances and directing a reassignment of the entire portfolio of the receivables. In addition, following the occurrence of an insolvency event of Bombardier Credit Receivables Corporation or an early amortization event with respect to any series as a result of Bombardier Credit Receivables Corporation's violating its covenant not to create any lien on any receivable, the holders of investor certificates evidencing more than 50% of the aggregate unpaid principal amount of each series or, for series with two or more classes, of each class will be required, together with the holder of the variable funding certificate and certain third party credit enhancement providers, to direct the trustee not to sell or otherwise liquidate the receivables.

Existence Of Other Series Of Certificates May Affect When You Receive Principal

         The trust, as a master trust, may issue additional series of investor certificates from time to time. Each series may be represented by different classes within the series.

         We cannot assure you that previously issued series or the issuance of any future series might not adversely affect the timing or amount of payments received by you. See "Description of the Certificates--New Issuances."

         Furthermore, principal collections from other series may be reallocated to your certificates during a period when principal is paid or accumulated on your certificates, which may shorten the maturity of your certificates. We may issue an additional series without your consent.

Credit Ratings Of Your Certificates Reflect The Rating Agency's Assessment Of the Likelihood That You Will Receive Your Payments of Interest and Principal

         Unless we specify otherwise in the related prospectus supplement, it will be a condition to the issuance of the certificates of each series offered by this prospectus that they be rated in an investment grade rating category by at least one nationally recognized rating agency.

         A rating is based primarily on the credit underlying the receivables and the interest we retain in the trust that is subordinate to your certificates and the availability of any enhancement with respect to the series or class. The rating addresses the likelihood of the ultimate payment of principal and timely payment of interest on the certificates. A rating agency does not evaluate, and a rating of the certificates does not address the likelihood that any amounts not paid to you because of the interest rate cap on the certificates will be paid or the likelihood of payment in full of the outstanding principal balance of the certificates on their expected final payment dates. A rating is not a recommendation to buy, sell or hold securities, inasmuch as it does not comment as to the market price or suitability for a particular investor.

         We cannot assure you that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances so warrant. Any suspension, reduction or withdrawal in the ratings assigned to the certificates would probably reduce the market value of the certificates and may affect your ability to sell them.

Book-Entry Registration Will Limit Your Ability To Exercise Your Rights And May Cause Delays In Payment And Difficulties In Pledging

         Unless we otherwise specify in the prospectus supplement relating to a series of certificates, your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company and will not be registered in your name or the name of your nominee. Because of this you will not be recognized by the trustee as a certificateholder. Unless definitive certificates are issued, you will only be able to exercise your rights indirectly through The Depository Trust Company, Clearstream, the Euroclear system and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

         You may hold certificates in book-entry form only through The Depository Trust Company, the Euroclear system or Clearstream. Your ability to pledge a book-entry certificate to a person that does not participate in those systems may be limited because of the lack of a physical certificate. In addition, certificate payments will not be made directly to you. Instead, the trustee or its paying agent will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations must in turn credit accounts you have either directly or indirectly through indirect participants for you to receive your payments. This may cause you to experience some delay in receiving payments on your certificates.

Commingling by the Servicer May Result in Delays and Reductions in Payments on the Certificates

         The Servicer may be permitted to retain collections on the receivables. So long as Bombardier Capital Inc. remains the servicer, no servicing default has occurred and is continuing, and if Bombardier Capital Inc. meets certain requirements established by the rating agencies that have rated outstanding series, the servicer does not have to deposit collections into the collection account until the business day preceding the related distribution date.

         Until the servicer deposits payments on the receivables into the collection account or the principal account for the certificates, the servicer may use those funds for its own benefits and will not aggregate those funds from its own assets, and the proceeds of any investment of those funds will accrue to the servicer. The servicer will pay no fee to the trust for any use by the servicer of collections on the receivables. In the event of the bankruptcy of Bombardier Capital Inc., the trust may not have a perfected interest in these collections. In the event of this type of commingling, the amount so commingled at any given time, and to which you would otherwise be entitled, may exceed the amount distributable to you on the following distribution date and you may suffer a loss.

Potential Delays in Payments and Losses on the Certificates Due to Removal of Accounts

         You may suffer delays in payments and losses on the certificates because of the removal of accounts from the trust. Bombardier Credit Receivables Corporation, as depositor, may, and in some cases will be obligated to, remove accounts from the trust. In some cases receivables in those accounts may remain in the trust, and in other cases receivables in those accounts will be removed from the trust. Following the removal of an account, without the removal of the related receivables, some receivables relating to the account will be outside of the trust and other receivables relating to the account may remain in the trust. If the servicer applies collections relating to an account to receivables that are outside of the trust rather than to receivables that are outside of the trust rather than to receivables that remain in the trust, then delays in payments and losses on your certificates could occur.

The Certificates Are Not Suitable Investments For All Investors

         The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payments on specific dates. The certificates are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the certificates.

                               Capitalized Terms

         For purposes of clarity, a number of terms used in this prospectus have been assigned specialized definitions. These terms appear throughout this prospectus as capitalized words and phrases. Definitions for these terms may be found in the glossary at the back of this prospectus.

                          Forward-Looking Statements

         In this prospectus, Bombardier Credit Receivables Corporation uses forward-looking statements. Forward-looking statements are also found elsewhere in this prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results differ materially from those we anticipate due to changes in, among other things:

         o    economic conditions and industry competition;

         o    political, social and economic conditions;

         o    the law and government regulatory initiatives; and

         o    interest rate fluctuations.

         Bombardier Credit Receivables Corporation will not update or revise any forward-looking statements to reflect changes in its expectations or changes in the conditions or circumstances on which the statements were originally based.

                          Origination of Receivables

         Bombardier Capital Inc. provides floorplan financing to dealers for eligible products. The dealers are obligated to repay Bombardier Capital Inc. for advances made by Bombardier Capital Inc. to or for the benefit of the dealer. The dealers are also obligated to pay interest on the advances to the extent required by the agreement with Bombardier Capital Inc. In addition to dealer floorplan financing originated directly by Bombardier Capital Inc., Bombardier Capital Inc. also acquires dealer floorplan accounts and the related receivables originated by affiliates of Bombardier Capital Inc. or by nonaffiliated entities. Bombardier Capital Inc. has selected accounts from its portfolio and sold or contributed the receivables in the selected accounts to Bombardier Credit Receivables Corporation as the depositor under the terms of a receivables purchase agreement between Bombardier Capital Inc. and the depositor. The receivables purchase agreement is dated as of January 1, 1994 and was amended by Amendment Number 1 as of January 1, 1997 and Amendment Number 2 dated as of September 1, 2002. Bombardier Capital Inc. expects that it will, from time to time, select additional accounts and sell or contribute the receivables in the additional accounts to the depositor.

                          The Depositor and the Trust

The Depositor

         Bombardier Credit Receivables Corporation is the depositor to the trust. The depositor is a wholly-owned subsidiary of Bombardier Capital Inc. and an indirect wholly-owned subsidiary of Bombardier Inc. The depositor was incorporated on November 9, 1993. The depositor was organized for limited purposes. The purposes include purchasing receivables, beneficial ownership interests in receivables, debt obligations secured by receivables and other forms of indebtedness and transferring these receivables, interests, debt obligations and indebtedness to third parties. The purposes also include activities incidental to and necessary or convenient for the accomplishment of the primary purposes.

         The depositor's mailing address is P.O. Box 5544, Burlington, Vermont 05402. The depositor's telephone number is (802) 655-2824.

         The depositor has taken steps intended to assure that the voluntary or involuntary application with respect to Bombardier Corporation or Bombardier Capital Inc. for relief under the United States bankruptcy code or other bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally will not result in the substantive consolidation of the assets and liabilities of the depositor with those of Bombardier Corporation or Bombardier Capital Inc. These steps include the creation of the depositor as a separate, limited-purpose subsidiary. The depositor's certificate of incorporation contains limitations on the nature of the depositor's business and a restriction on the depositor's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. The depositor's certificate of incorporation requires that at least one of its directors qualify under the certificate of incorporation as an independent director. However, we cannot assure you that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be substantively consolidated with those of Bombardier Corporation or Bombardier Capital Inc. in a proceeding under any insolvency law.

         In addition, tax and other statutory liabilities, like liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans of Bombardier Inc. or any of its subsidiaries including Bombardier Corporation and Bombardier Capital Inc., can be asserted against the depositor. To the extent that these or similar liabilities arise after the transfer of receivables to the trust, the trust's interest in the receivables would be prior to the interest of the claimant for any of these liabilities. However, the existence of a claim against the depositor could permit the claimant to subject the depositor to an involuntary proceeding under the bankruptcy code or other insolvency law.

The Trust

         The trust is the Bombardier Receivables Master Trust I. It was formed under, and is administered in accordance with, the laws of the State of New York by a pooling and servicing agreement dated as of January 1, 1994. The pooling and servicing agreement was amended by Amendment Number 1 dated as of January 1, 1997, by Amendment Number 2 dated as of October 19, 1999, by Amendment Number 3 dated as of October 19, 1999, by Amendment Number 4 dated as of May 31, 2002 and by Amendment Number 5 dated as of September 1, 2002. The depositor conveys receivables to the trust without recourse.

         The depositor has previously sold investor certificates representing interests in the assets of the trust, and from time to time, the depositor may offer other series of investor certificates representing interests in the assets of the trust. The property of the trust consists of the receivables existing in the Accounts on January 1, 1994 and all receivables generated in the Accounts after the applicable cut-off date during the term of the trust. The property of the trust will also include receivables generated in Accounts added to the trust from time to time hereafter. In each case the receivables are reduced by receivables paid or charged-off and exclude:

                  (1) Receivables generated in Removed Accounts after the date on which the transfer of these receivables has ceased or receivables generated in any Account which is not an Eligible Account after the removal of these receivables has begun; and

                  (2) Receivables removed from the trust.

         In addition to the receivables, the property of the trust includes:

         o    the security granted to secure the receivables;

         o the depositor's rights, remedies, powers and privileges in the receivables under the receivables purchase agreement; except any repurchase or other agreements with manufacturers, importers or distributors relating to the obligors;

         o all funds collected or to be collected in respect of receivables;

         o all funds on deposit in the collection account and the accounts established for any series issued by the trust; and

         o any letter of credit, surety bond, financial guaranty insurance policy, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, subordination, swap agreement, including without limitation, currency swaps or other interest rate protection agreement, repurchase obligation, cash deposit or other enhancement issued for the benefit of any series.

         The holders of a series of certificates will not have any interest in any series accounts created for any other series and will not have any interest in any enhancement provided for the benefit of the investor certificate holders of any other series.

         The trust was formed for the transactions relating to the issuance of certificates as contemplated by the pooling and servicing agreement, and prior to formation had no assets or obligations. The trust has not engaged and will not engage in any business activity, other than as described in this prospectus, but rather will only acquire and hold the receivables and the other assets of the trust and proceeds therefrom, issue series' of investor certificates, the BCRC Certificate and the variable funding certificate, and make payments thereon and related activities. As a consequence, the trust is not expected to have any need for, or source of, capital resources other than the assets of the trust.

                                Use of Proceeds

         Unless otherwise provided in the related prospectus supplement, the net proceeds from the sale of a series of certificates (after the funding of any enhancement) will be paid to the depositor, which will generally use these proceeds to repay amounts previously borrowed to purchase receivables, to repay amounts owing to Bombardier Capital Inc. under the promissory note issued by the depositor in favor of Bombardier Capital Inc. or to purchase receivables from Bombardier Capital Inc. Bombardier Capital Inc. will use the portion of the proceeds paid to it for general corporate purposes.

                       The Floorplan Financing Business

General

         The following discussion includes descriptions of the receivables all of which will be receivables arising from extensions of credit and advances made to dealers of consumer, recreational and commercial products which dealers are located in the United States. The descriptions below of practices and procedures apply to current practices and procedures; these practices and procedures may change over time.

         Without limiting the foregoing, Bombardier Capital Inc. expects to provide financing to additional dealers, and directly to manufacturers and distributors. In addition, Bombardier Capital Inc. expects that the financing needs of obligors will change over time, whether as a result of seasonality or other changes in the obligors' businesses. In some cases, designated Accounts and the receivables arising thereunder transferred to the trust have been acquired by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. from another lender and Accounts and the receivables arising thereunder may in the future be acquired from other lenders. Accordingly, the types of credit arrangements designated as Accounts and the receivables arising thereunder that are transferred to the trust, the products or other assets financed by those receivables and the security, if any, provided in connection with these types of arrangements, are expected to change over time, and the relative proportions of the various types of credit arrangements and collateral may change over time. Consequently, there can be no assurance that Additional Accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated Accounts or that the receivables in the new Accounts will be supported by the same security that is currently provided for the receivables. The designation of Additional Accounts is subject to satisfaction of conditions described under "Description of the Certificates--Addition of Accounts."

         The entities to which credit is extended are the obligors. The obligors include entities engaged in the business of purchasing Eligible Products from a manufacturer, importer or distributor for sale in the ordinary course of business and entities that are manufacturers, importers or distributors of Eligible Products.

         Bombardier Capital Inc. services the receivables through its offices in Colchester, Vermont.

         No selection procedures believed by Bombardier Capital Inc. to be adverse to the holders of the certificates were or will be used in selecting the receivables to be sold or contributed to the trust.

         The receivables are secured by products financed by Bombardier Capital Inc. for these dealers and occasionally by, among other things, mortgages, assignments of certificates of deposit or letters of credit. The types of products covered by receivables may change over time, however, the receivables and products are required to be located in the United States.

         Bombardier Capital Inc. generally provides dealers with inventory financing by paying to manufacturers, importers or distributors the wholesale cost of inventory items purchased by these dealers. These dealers are located in the United States and the receivables are denominated in U.S. dollars.

         In most instances a manufacturer, importer or distributor may make a number of financing sources other than Bombardier Capital Inc. available to its dealers. Bombardier Capital Inc. has, however, in the past entered into, and may in the future enter into, captive financing arrangements with manufacturers, importers or distributors where Bombardier Capital Inc. is made the primary source of financing for the relevant manufacturer's, importer's or distributor's dealers. In some cases, Bombardier

Capital Inc. has in the past offered, and it may in the future offer, attractive financing rates in order to obtain captive financing arrangements with some manufacturers, importers or distributors.

         Bombardier Capital Inc. primarily provides secured financing to dealers located principally in the United States for the purchase of recreational, consumer and commercial products from specified manufacturers and distributors. The principal products for which Bombardier Capital Inc. currently provides inventory financing, also referred to as wholesale or floorplan financing, include:

                  (1) recreational products manufactured by Bombardier Inc. like Ski-Doo(R) snowmobiles, Sea-Doo(R) personal watercraft, sport boats, all-terrain vehicles, Evinrude(R) and Johnson(R) outboard engines and related parts and accessories (see "Bombardier Inc." regarding the announced divestiture by Bombardier Inc. of its Recreational Products Group which manufactures these recreational products);

                  (2) marine products, like boats, motors and trailers, which are not Bombardier Inc. products;

                  (3) manufactured housing;

                  (4) recreational vehicles, trailers and campers; and

                  (5) specialty vehicles and other recreational and consumer products not manufactured by Bombardier Inc.

Creation of the Receivables

         Bombardier Capital Inc. typically finances 100% of the wholesale invoice price of new inventory financed by U.S. dealers through Bombardier Capital Inc. Receivables in respect of the inventory are generally originated concurrently with the shipment of this inventory to the financed dealers. Bombardier Capital Inc. generally will advance funds directly to the manufacturer, importer or distributor on behalf of the dealer.

         In most cases, although Bombardier Capital Inc. will have incurred the obligation to make an advance, Bombardier Capital Inc. will negotiate a delay in funding the advance for a period ranging, in most cases, from 0 to 40 days for Eligible Products not manufactured by affiliates of Bombardier Capital Inc., and ranging up to 30 days for Eligible Products manufactured by affiliates of Bombardier Capital Inc., after the date of the invoices. Any receivable that is funded on a delayed basis will be sold to, paid for by the trust and included as a receivable on the date it is added to the trust even though it is not funded by Bombardier Capital Inc. until a later date, namely, when Bombardier Capital Inc. pays the advance to the manufacturer in payment of the invoice price. A receivable funded on a delayed basis is included as an Eligible Receivable on or after the date the product is shipped to the dealer for all purposes of the pooling and servicing agreement.

         Bombardier Capital Inc. and the manufacturer may also agree that Bombardier Capital Inc. may discount the invoice price of the inventory ordered by the dealer. Under this type of arrangement, the manufacturer will deem itself paid in full upon receipt of the discounted amount.

         In most cases, Bombardier Capital Inc. provides domestic inventory financing for new products. However, in limited circumstances, Bombardier Capital Inc. provides financing of used or trade-in inventory acquired by dealers for whom Bombardier Capital Inc. provides inventory financing.

         Once a dealer has commenced the floorplanning of a manufacturer's, importer's or distributor's inventory through Bombardier Capital Inc., if requested, Bombardier Capital Inc. will generally finance all purchases of inventory by this dealer from the relevant manufacturer, importer or distributor, up to the credit limits established from time to time for this dealer. Bombardier Capital Inc. may limit or cancel this arrangement if the dealer fails to perform its obligations under its agreement with Bombardier Capital Inc., if the relevant manufacturer, importer or distributor fails to perform its obligations under its repurchase agreement, if the aggregate outstanding amount of receivables for any one manufacturer, importer or distributor reaches Bombardier Capital Inc.'s predetermined limit or if the dealer or manufacturer, importer or distributor is experiencing financial difficulties.

Credit Underwriting Process and Security

         Bombardier Capital Inc.'s credit underwriting process begins with a credit underwriting of the manufacturer, importer or distributor. Bombardier Capital Inc. attempts to obtain a repurchase agreement from the manufacturer, importer or distributor. Under the repurchase agreement, the manufacturer, importer or distributor agrees for a specified period of time--in most cases eighteen to twenty-four months, depending on on the type of goods financed, after the dealer purchases the goods financed--to repurchase any of its goods that were financed by Bombardier Capital Inc. and which have been repossessed by Bombardier Capital Inc. after a dealer defaults, subject to conditions which are contained in the agreements. For further discussion of repurchase agreements, see "--Relationship with Manufacturers, Importers and Distributors" below.

         After this period, Bombardier Capital Inc. may assist the relevant manufacturer, importer or distributor, in preparing and distributing promotional material for the purpose of encouraging all eligible and credit worthy dealers of the relevant manufacturer, importer or distributor to participate in the program. In some cases, the manufacturer, importer or distributor is the primary promoter of the program offered by Bombardier Capital Inc.

         When available, a list of dealers together with the recommended credit line limits for these dealers is obtained from the manufacturer, importer or distributor. The dealers are then normally contacted by either Bombardier Capital Inc.'s telemarketing department or personnel from Bombardier Capital Inc.'s field force. If a dealer is interested in the program, an application for financing is completed. After receipt of this application, Bombardier Capital Inc. currently investigates the dealer by reviewing, among other things, the dealer's financial statements, trade references, past actual performance and anticipated future performance and personal credit history. Upon approval, credit limits are established for approved dealers and the dealer executes an inventory security agreement in favor of Bombardier Capital Inc. Credit limits are subject to different levels of management approval generally based on the amount of the proposed credit limit.

         Domestic inventory financing originated by Bombardier Capital Inc. is documented by an inventory security agreement providing for a security interest in favor of Bombardier Capital Inc. in all inventory of the dealer which was financed or floorplanned by Bombardier Capital Inc. and, in some cases, all other personal property of the dealer. The agreements also set forth the dealer's obligations for repayment, the maintenance and security, including insurance, of the inventory, remedies of Bombardier Capital Inc. upon a default by the dealer and other matters relating to the dealer's inventory and business and Bombardier Capital Inc.'s rights. The inventory security agreements require the dealer to maintain insurance for the benefit of Bombardier Capital Inc. on the inventory being financed by Bombardier Capital Inc. Although Bombardier Capital Inc.'s right to the proceeds of this insurance will not be transferred by Bombardier Capital Inc. to the depositor, or by the depositor to the trust, Bombardier Capital Inc. has agreed under the pooling and servicing agreement to treat the insurance proceeds received by Bombardier Capital Inc. as collections on the related receivables.

         Bombardier Capital Inc. holds a security interest in each item financed until it is sold by the dealer. The inventory security agreements also require the dealer to take, or assist Bombardier Capital Inc. in taking, all actions necessary for Bombardier Capital Inc. to perfect its security interest in the financed products. Usually the dealer is required to repay the financed amount upon sale of the inventory, or within a specified period of time. In some cases a dealer may be permitted to extend its obligations for unsold inventory for limited periods of time. In cases where the dealer is required to repay the financed amount according to a payment schedule, the inventory being financed may be sold before the scheduled payment date of the related receivable. As a result, Bombardier Capital Inc. would no longer hold a security interest in the sold inventory.

         Bombardier Capital Inc. may also acquire receivables underwritten by third-party lenders. Although these receivables may not arise in an account under an inventory security agreement established by Bombardier Capital Inc., Bombardier Capital Inc. will re-underwrite the account.

         Bombardier Capital Inc. maintains an active and ongoing relationship with the dealers to whom it provides floorplan financing and reevaluates individual dealers' status:

                  (1) prior to increasing a credit limit;

                  (2) at least annually; and

                  (3) if a dealer is experiencing financial difficulties or is not complying with its obligations under its inventory security agreement with Bombardier Capital Inc.

         Bombardier Capital Inc. reserves the right to deny any new or increased credit requests. At times, based upon Bombardier Capital Inc.'s relationship with the manufacturer, importer or distributor, Bombardier Capital Inc. may establish a dealer line of credit that would otherwise not be granted on the strength of dealer credit alone if the manufacturer provides additional security or recourse that Bombardier Capital Inc.'s management deems appropriate. See "--Relationship with Manufacturers, Importers and Distributors."

Payment Terms

         Bombardier Capital Inc. is entitled to receive repayment in full of the related loan upon sale of the inventory for which floorplan financing has been provided unless the dealer is permitted to participate in a scheduled payment program. This payment system is commonly known as the pay-as-sold program. Interest is generally payable monthly. See "--Billing and Collection Procedures" below.

         A scheduled payment program is made available to some manufacturer's, importer's and distributor's eligible dealers in limited instances where it is impractical or not customary in the industry to require repayment upon sale. These dealers may schedule the repayment of financed inventory over several months, generally 30 to 180 days, whether sold or not. The first payment is generally due 30 days from the invoice date and subsequent payments are generally due each 30 days following the due date of the first payment. The sum of all payments under the scheduled payment program will equal the advance to the dealer, which advance in most cases will be the full price of the financed product, rather than the discounted price which is paid to the manufacturer, importer or distributor in scheduled payment situations, plus in some instances interest on the amount advanced to the dealer. In some cases where there is a scheduled payment program, there is no interest collected on the receivables, since the advances were made at a discount from the face amount of the receivables. See "Description of the Certificates--Discount Option."

Billing and Collection Procedures

         A statement setting forth billing and related account information is prepared by Bombardier Capital Inc. and mailed or otherwise transmitted to each dealer on a monthly basis. Each dealer's statement is generated and distributed on the second or third day following Bombardier Capital Inc.'s month-end cut-off date. Interest and other non-principal charges are usually required to be paid by the fifteenth day of each month and in most cases prior to the month-end cut-off date for the month in which those amounts are billed. Both interest and other non-principal charges are billed in arrears. Where practical, dealers remit payments to bank lock boxes. In cases where a manufacturer, importer or distributor is responsible for a payment, like interest payments in specified situations, billing goes to the manufacturer, importer or distributor. Exceptions to the procedures described are made on a case by case basis with management approval.

Revenue Experience

         Bombardier Capital Inc. generally charges dealers interest at a floating rate on each business day. Bombardier Capital Inc.'s policy is to charge a rate equal to the "prime rate" designated in the "Wall Street Journal" or a rate determined by Bombardier Capital Inc., plus a spread generally ranging from -.05% to 8.5% per annum based on risk and/or other factors including the manufacturer's, importer's or distributor's support of the dealer. The interest rate for any given period is the average daily prime rate plus the applicable spread and is applied to the average balances outstanding during the applicable period.

         There is seasonality in the level of outstanding accounts included in the Bombardier Capital Inc. Domestic Inventory Portfolio and in repayments of principal. Dealer inventory financed by Bombardier Capital Inc. typically increases during the fall and winter months reaching a peak during the late winter or early spring, at which point the outstanding receivables then begin liquidating during the spring and summer. In large part, this seasonality is attributable to the accounts included in the Bombardier Capital Inc. Domestic Inventory Portfolio related to marine products and Bombardier products. The "Average Spread over Prime Rate" has decreased and may decrease further. This decrease is in part attributable to increased competitive pressures from other lenders. This decrease is in part attributable to an increase in the portion of the Bombardier Capital Inc. Domestic Inventory Portfolio that consists of accounts related to non-Bombardier related product. Other factors may have contributed to this decrease and may contribute to further decreases.

Relationship with Manufacturers, Importers and Distributors

         Bombardier Capital Inc.'s primary marketing focus is the manufacturer, importer or distributor of the financed product. Affiliates of Bombardier Capital Inc. manufacture products, including Ski-Doo(R)snowmobiles, Sea-Doo(R)personal watercraft sport boats, all-terrain vehicles, Evinrude(R)and Johnson(R)outboard engines and related parts and accessories, which are financed directly by Bombardier Capital Inc. (See "Bombardier Inc." regarding the announced divestiture by Bombardier Inc. of its Recreational Products Group which manufactures these products.)

         In most instances, rates and terms are agreed upon at the manufacturer, importer or distributor level, although for large dealers specific arrangements may be made with the individual dealer.

         In some situations, the manufacturer, importer or distributor will pay all or a portion of the interest that would otherwise be payable for some period by a dealer under a receivable. In these cases, the manufacturer, importer or distributor makes the interest payment to Bombardier Capital Inc. and the dealer has a corresponding interest moratorium.

         In the past, most financing to dealers has involved a commitment by the manufacturer, importer or distributor to repurchase the financed products if Bombardier Capital Inc. repossesses their products after a dealer defaults. In some cases, these repurchase obligations lapse when an unsold product reaches a specified age. The repurchase price to be paid to Bombardier Capital Inc. is generally equal to the unpaid loan balance for the repossessed goods plus specified costs of repossession less in some circumstances, a scheduled amount determined according to the age of the repossessed goods. In some cases, manufacturers, importers and distributors are also subject to recourse agreements which obligate the manufacturer, importer or distributor to repurchase the receivables in the event of a dealer default. The obligations of the manufacturer, importer or distributor do not relieve the dealers of any of their obligations to Bombardier Capital Inc. However, in some cases, the manufacturer, importer or distributor who makes a payment on a receivable due from a dealer may become subrogated to the related claims by Bombardier Capital Inc. against the dealer and may require a transfer of Bombardier Capital Inc.'s corresponding claims against the dealer to the extent of the payment.

         The terms of these repurchase commitments may vary, both by industry and by manufacturer, importer or distributor. In some circumstances, the manufacturer's, importer's or distributor's repurchase obligation may be limited to a specified percentage of the amount financed. In addition, current trends in the domestic inventory financing business indicate that repurchase commitments may not always be available from manufacturers, importers and distributors or may be replaced with a commitment by the manufacturer or distributor to remarket the goods financed in the case of a dealer default.

         To the extent repurchase agreements and other agreements are entered into with manufacturers, importers or distributors relating to the dealers who are being financed by receivables, these agreements will, under the receivables purchase agreement, be assigned by Bombardier Capital Inc. to the depositor, but not by the depositor to the trust. Bombardier Capital Inc. agrees under the pooling and servicing agreement to use reasonable efforts to collect on behalf of the depositor under these agreements with manufacturers, importers and distributors for the receivables, and the depositor and Bombardier Capital Inc. agree to treat these amounts as collections on the related receivables and to deposit all of these collections into the trust.

Monitoring

         Once the dealer credit line is established, the relevant manufacturer, importer or distributor may, after obtaining Bombardier Capital Inc.'s approval for each shipment, ship products to the dealer and receive payment for them, as a loan to the dealer, from Bombardier Capital Inc. so long as the dealer's Bombardier Capital Inc. financed inventory level remains within the limits of that dealer's credit line. Provided the relevant account is in good standing, performing under its inventory security agreement and the credit line has not been withdrawn, approval will normally be given.

         In order to ensure a dealer's compliance with the pay-as-sold program, Bombardier Capital Inc. periodically conducts audit inspections of dealers. In most cases, inventory is inspected from three to six times per year based upon the performance of the related dealer and the size of outstanding receivables for that dealer. Audits may be conducted as infrequently as once per year. The audits are intended to ensure that the dealers are paying for floorplanned products as they are sold. The inspections are performed by Bombardier Capital Inc. field representatives or outside inspection service personnel who have been specially trained to audit the inventory of dealers. The field audit may include:

                  (1) check the actual inventory;

                  (2) inspect products for signs of use or excessive wear and tear;

                  (3) spot check dealer sales orders with respect to manufactured housing related receivables and spot check contracts pending with respect to other receivables;

                  (4) complete condition reports on product that is materially worn or damaged;

                  (5) inspect the dealer's place of business and report unusual conditions;

                  (6) attempt collection for principal as needed; and

                  (7) obtain the dealer's signature certifying the audit.

         Should discrepancies in a dealer's inventory and payment schedule or other problems be discovered by the auditing representative, Bombardier Capital Inc.'s management is promptly apprised of the situation.

Bombardier Capital Inc. Outsources Some Activities

         Bombardier Capital Inc. has delegated some of its servicing and administrative duties to third parties and Bombardier Capital Inc. may from time to time in the future delegate all or a portion of its servicing and administrative duties for the receivables to third parties, provided that no delegation of this sort will relieve Bombardier Capital Inc. of its responsibility as servicer for these duties.

Collection Activity

         Bombardier Capital Inc. is responsible for all normal collection activity for receivables. When it has been determined that any further collection activity will require repossession, any remaining inventory is generally repossessed by Bombardier Capital Inc. in conjunction with the applicable manufacturer, importer or distributor.

         In these instances, if the manufacturer, importer or distributor has entered into a repurchase agreement, it is generally obligated under the repurchase agreement to pay Bombardier Capital Inc. the sum of the unpaid principal amount of the receivables for the repossessed product plus some of the costs of repossession and less, in some circumstances, a scheduled amount determined according to the age of the repossessed products. The dealer, however, remains obligated to pay Bombardier Capital Inc. for any unpaid interest, other non-principal collections and any amounts not otherwise collected from the manufacturer, importer or distributor. Any payments collected by the servicer from a manufacturer, importer or distributor under any recourse obligation of a defaulting dealer will be treated under the pooling and servicing agreement as collections of the related receivables. Any legal action against a dealer is generally initiated by Bombardier Capital Inc. as servicer of the receivables.

         All payments on the receivables are due when the related inventory is sold or when payment is otherwise scheduled to be made and a default will exist if payment is not made when due. Bombardier Capital Inc. has in the past entered into, and may in the future agree to, an extended payment term arrangement with a defaulted dealer. When a dealer is on a scheduled payment program and a payment is missed or cannot be made, the usual course of action by Bombardier Capital Inc. involves an inspection of the dealer's inventory. Based on this inspection, a decision is generally made either to extend the payment due date or to institute other collection measures.

                                 The Accounts

General

         The Accounts consist of accounts in the Bombardier Capital Inc. Domestic Inventory Portfolio that were Eligible Accounts at the time of their designation as Accounts. In order to be an Eligible Account, each Account must meet criteria provided in the pooling and servicing agreement. See "Description of the Certificates--Representations and Warranties" and "--Eligible Accounts and Eligible Receivables."

         All Eligible Accounts designated by Bombardier Capital Inc. in accordance with the receivables purchase agreement to be included as Accounts will be designated by the depositor as Accounts under the pooling and servicing agreement and the receivables in the Accounts will be included in the trust. No selection procedures believed by Bombardier Capital Inc. to be adverse to the holders of the series have been or will be used by Bombardier Capital Inc. in selecting the Accounts from which receivables will be transferred to the depositor.

         As long as an Account is an Eligible Account, the receivables in that Account, which will be part of the trust's assets, may be performing or non-performing receivables and may be Eligible Receivables or receivables that are not eligible; however, only Eligible Receivables will be considered in determining the Pool Balance and therefore in determining various amounts or percentages which are based on the Pool Balance.

         The Accounts under which the receivables have been or will be generated by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. are evidenced by inventory security agreements entered into by dealers with Bombardier Capital Inc. to finance the purchase by the dealers of inventory.

         Under the pooling and servicing agreement, the depositor has the right, subject to specified conditions, and in some circumstances is obligated, to designate from time to time additional qualifying accounts to be included as Accounts and to convey to the trust the receivables of these Additional Accounts, including receivables created after this designation. These accounts must meet the eligibility criteria to qualify as Eligible Accounts as of the date these accounts are designated as Additional Accounts. Under the receivables purchase agreement, Bombardier Capital Inc. will from time to time sell or contribute the receivables then existing, with some exceptions, or later created under the Accounts and under any Additional Accounts to the depositor, which will transfer these receivables to the trust under the pooling and servicing agreement. See "Description of the Certificates--Addition of Accounts" and "--Representations and Warranties."

         Eligible Receivables in the Bombardier Capital Inc. Domestic Inventory Portfolio may consist of performing receivables which were previously non-performing.

         Subject to conditions specified in the pooling and servicing agreement, the depositor has the right to remove Accounts and receivables from the trust. See "Description of the Certificates--Removal of Accounts and Assignment of Receivables."

         Throughout the term of the trust, the Accounts from which the receivables arise will be the Accounts designated by the depositor on January 1, 1994 plus any Additional Accounts, minus any Accounts removed from the trust.

         Under the pooling and servicing agreement, the servicer, which is expected to be Bombardier Capital Inc., or any subservicer, which may include a Bombardier Capital Inc. affiliate, may, subject to specified conditions, change the terms relating to the Accounts and the receivables. See "Description of the Certificates--Collection and Other Servicing Procedures."

         Additional information about the accounts will be provided in the prospectus supplement for each series.

                            Bombardier Capital Inc.

         Bombardier Capital Inc. is a financial services company incorporated in Massachusetts in January, 1974 and is a wholly-owned subsidiary of Bombardier Corporation, an Idaho corporation. Bombardier Corporation is an indirect wholly-owned subsidiary of Bombardier Inc. Bombardier Capital Inc.'s administrative center is located at 12735 Gran Bay Parkway West, Suite 1000, Jacksonville, Florida 32258. The telephone number of the administrative center is (904) 288-1000.

         Bombardier Capital Inc. offers secured financing and leasing solutions to manufacturers, retailers and other commercial businesses in the United States. Bombardier Capital Inc. derives its revenues primarily from interest and rental income from lending and leasing activities. Bombardier Capital Inc. targets industry sectors and asset classes related to its specialized core competencies, and those of Bombardier's manufacturing segments. These core activities are managed in three separate businesses: asset services, inventory finance and rail car leasing.

         On September 27, 2002, Bombardier Capital Inc. announced the decision to reduce assets under management by approximately $5 billion, mainly through the sale and gradual wind down of certain asset services portfolios. On April 3, 2003, Bombardier Inc. announced that Bombardier Capital Rail Inc., a wholly-owned subsidiary of Bombardier Capital Inc., would cease the origination of new rail leasing activities. On April 3, 2003 Bombardier Inc. further announced that Bombardier Capital Inc.'s continuing origination activities will be concentrated on inventory financing and providing interim financing support for sales of Bombardier Aerospace regional commercial aircraft, with limitations on the maximum amount and the number of aircraft financed.

         Additional information about Bombardier Capital Inc. will be provided in the prospectus supplement for each series.

Inventory Finance

         Bombardier Capital Inc.'s inventory finance activities provide floorplan financing on a secured basis to retailers located in the United States for the purchase of recreational, consumer and commercial products. Primary products currently include marine products, Bombardier manufactured recreational products, manufactured housing and motorized recreational vehicles.

         Bombardier Capital Inc. sells most of its inventory finance receivables as part of the asset-backed securitization program carried on by the trust.

                                Bombardier Inc.

         Bombardier Inc. was incorporated by letters patent under the laws of Canada in 1902, was continued as a corporation under the Canada Business Corporation Act by a certificate of continuance dated June 23, 1978, which was subsequently the subject of certain amendments, and amalgamated with a wholly-owned subsidiary on February 1, 2001.

         Bombardier Inc., a diversified manufacturing and services company, is a world leading manufacturer of business jets, regional aircraft, rail transportation equipment and motorized recreational products. It also provides financial services and asset management in business areas aligned with its core expertise. On April 3, 2003, Bombardier Inc. announced the planned divestiture of its Recreational Products Group which manufactures the motorized recreational products.

         Bombardier Inc.'s equity securities are publicly traded on The Toronto Stock Exchange, on the Brussels Stock Exchange in Belgium and on the Frankfurt Stock Exchange in Germany. Bombardier Inc. is a reporting issuer under the securities laws of various provinces in Canada, including Quebec and Ontario, and therefore makes various public filings with the securities commissions of those provinces, as well as filings with the exchanges on which its securities are traded. Bombardier Inc. does not have securities registered in the United States.

         "Sea-Doo(R)", "Ski-Doo(R)", "Evinrude(R)", "Johnson(R)" and various other words, numbers and configurations used in this prospectus are trademarks and/or trade names of various products of Bombardier Inc. and/or its affiliates and are registered and/or otherwise protected under applicable law.

         The registered office of Bombardier Inc. is at 800 Rene-Levesque Boulevard West, Montreal, Quebec, Canada H3B 1Y8.

         Additional information about Bombardier Inc. will be provided in the prospectus supplement for each series.

                        Description of the Certificates

General

         The certificates will be issued in accordance with the pooling and servicing agreement filed as an exhibit to the registration statement of which this prospectus is a part, as supplemented by the respective supplements for each series of investor certificates and the variable funding certificate. The pooling and servicing agreement provides that it is governed by New York law. The following discussion is a summary of the material terms of the pooling and servicing agreement and does not provide a complete description. For further information, owners and prospective owners of certificates are advised to examine the pooling and servicing agreement, copies of which, without specified exhibits or schedules, will be made available by the trustee upon written request.

         The certificates will be issued in series. Each series of certificates will evidence undivided beneficial ownership interests in the receivables representing the right to receive from the trust, upon terms as further described in this section, funds up to, but not in excess of, the amounts required to make payments of interest on and principal of the certificates under the pooling and servicing agreement. A series of certificates may consist of one or more classes of certificates, and each class of certificates may have subclasses.

         Unless we otherwise specify in the prospectus supplement relating to a series of certificates, the certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. No beneficial owner of a certificate will be entitled to receive a certificate representing his or her beneficial interest in the certificates, unless and until definitive certificates are issued under the limited circumstances described under "Definitive Certificates." All references in this prospectus to actions by "certificateholders" shall refer to actions taken by The Depository Trust Company upon instructions from its Participants, and all references in this prospectus to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the certificates. See "--Book-Entry Registration" and "--Definitive Certificates" below.

         If we so specify in a supplement to this prospectus, the certificateholders of one or more classes will have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other agreement for the exclusive benefit of that class or those classes. We will describe any derivative agreement for the benefit of a class and the financial institution that provides it in the applicable supplement to this prospectus.

         The issuer will pay principal of and interest on a class of certificates solely from the portion of interest collections and principal collections distributed on the collateral that are available to that class of certificates after giving effect to all allocations and reallocations, amounts in any issuer account relating to that class of certificates, and amounts received under any derivative agreement or any enhancement relating to that class of certificates. If those sources are not sufficient to pay the certificates of that class, those certificateholders will have no recourse to any other assets of the issuer or the assets of any other entity for the payment of principal of or interest on those certificates other than any third party credit enhancement provider to the extent specified in a prospectus supplement.

         We will include the following terms of the certificates in a supplement to this prospectus:

         o    the series designation;

         o the rate per annum at which the certificates will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

         o    the payment dates, if any, for the certificates;

         o the stated principal amount of each class of certificates and, if there is more than one class of certificates, the designation, seniority and any subclasses of any of those classes;

         o the overcollateralization amount, if any, for that class of certificates;

         o    the expected principal payment date of the certificates;

         o    the legal final maturity date of the certificates;

         o the times at which the certificates may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions;

         o any additional events of default or early amortization events for the certificates of that series;

         o    the terms of any enhancement for that series; and

         o    other terms of the certificates.

         Holders of certificates of any outstanding series or class will not have the right to review or consent to any subsequent issuance of certificates. A series or class of certificates may be issued privately, which series or class would therefore not be offered pursuant to this prospectus and a prospectus supplement.

Interest

         Each certificate, except for any zero-coupon discount certificates, will bear interest at either a fixed rate or a floating or variable rate, which will be as specified in the related prospectus supplement. If your certificate bears interest at a floating or variable rate, the related prospectus supplement will describe how that rate is calculated. We will specify the interest accrual period in the related prospectus supplement.

         If a discount certificate is issued as part of a series of certificates, until the expected principal payment date for the discount certificate, any accreted interest will be capitalized as part of the principal balance of the certificate and reinvested in the collateral certificate. The applicable prospectus supplement will specify the interest rate to be borne by a discount certificate after an event of default or after its expected principal payment date.

         Interest payments on a series of certificates will be derived primarily from collections of non-principal receivables allocated to such series and enhancement amounts applicable to interest. Unless otherwise specified in the related prospectus supplement, amounts available to make interest payments on a series of certificates will be distributed first in respect of any senior classes of certificates and then to the subordinate classes of certificates, in each case up to the accrued and unpaid interest thereon.

Principal

         We will specify the timing and the amount of payments of principal of a certificate in the related supplement to this prospectus. Generally, each series or class of certificates will begin with a revolving period during which no principal payments will be made to the certificateholders. Following its revolving period, each series or class of certificates is expected to begin to accumulate principal or begin to distribute principal. The prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your series or class.

         For some certificates, the issuer expects to pay the stated principal amount of each certificate in one payment on that certificate's expected principal payment date, and the issuer is obligated to do so if funds are available for that purpose. It is not an event of default if the principal of a certificate is not paid on its expected principal payment date because funds are unavailable for that purpose.

         Principal of a certificate may be paid earlier than its expected principal payment date if an early redemption event or an event of default occurs or if an interest in the receivables represented by all outstanding series is required to be repurchased as described below under "Representations and Warranties." Principal of a certificate may be paid later than its expected principal payment date if sufficient funds are not allocated to the series or class of certificates to be paid. If the stated principal amount of a certificate is not paid in full on its legal final maturity date, an event of default will occur with respect to that certificate.

         A series of certificates may provide for the variable funding and amortization of those certificates from time to time, the terms of which will be described in the related prospectus supplement.

         See "Risk Factors--The Possibility Of Bankruptcy Events Related To Bombardier Capital Inc. or Bombardier Capital Receivables Corporation And The Uncertain Timing Of Obligor Repayments Render The Life Of Your Certificates Uncertain And Therefore You May Receive Principal On Dates Other Than When You Anticipate" for a discussion of factors that may affect the timing of principal payments on the certificates.

Subordination of Principal

         If a series of certificates has more than one class, one or more classes may be subordinate to one or more senior classes in the manner described in the prospectus supplement. For each series having one or more classes of subordinate certificates, the subordinate certificates of that series will serve as credit enhancement for the senior certificates of that series. Such a series of certificates may also have other forms of credit enhancement. The following paragraphs under this subheading illustrate how this subordination works in the case of a series that has Class A certificates and Class B certificates. The prospectus supplement for a series may provide for different subordination arrangements among the senior and subordinate classes of a series.

         Principal payments on Class B certificates of a series are subordinated to payments on Class A certificates of that series. Subordination of Class B certificates of a series provides credit enhancement for Class A certificates of that series.

         In all series, principal collections that are allocable to subordinated classes of certificates may be reallocated to pay interest on senior classes of certificates of that series and, if so specified, on designated subordinated classes of certificates of that series. In addition, charge-offs of defaulted principal receivables are allocated first to the subordinated classes of a series.

         No principal payments will be made on a subordinated class of certificates until all principal of the senior classes of certificates of that series has been paid in full. However, there are several exceptions to this rule. Principal may be paid to the holders of subordinated classes while certificates of senior classes of that series are still outstanding under the following circumstances:

         o If a subordinated class has been reduced as a result of an allocation of charge-offs of defaulted principal receivables to that class or reallocation of principal collections from that class to pay interest on senior classes, and that reduction is later reimbursed from excess interest collections, the amount of that reimbursement is no longer subordinated to the senior classes of that series and may be paid to the holders of the subordinated class while the certificates of senior classes are still outstanding.

         o If principal collections have been reallocated from the principal funding account for a subordinated class to the principal funding account for a senior class of certificates of the same series, then the subordinated classes of certificates of that series may be paid.

Book-Entry Registration

         The certificates will be book-entry certificates and, except as described below, beneficial owners of the certificates will not be entitled to receive a physical certificate representing their certificate. Beneficial owners of the certificates may elect to hold their certificates through the Depository Trust Company in the United States, or Clearstream or the Euroclear system in Europe, if they are participants in those systems, or indirectly through organizations which clear through or maintain a custodial relationship with a participant in those systems.

         The certificates will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear.

         The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, and a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered according to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include the underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system also is available to those entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         If you are not a Participant or an entity that clears through or maintains a custodial relationship with a Participant, but desire to purchase, sell or otherwise transfer ownership of, or other interests in, certificates you can do so only through Participants and entities that clear through or maintain a custodial relationship with a Participant. In addition, you will receive all distributions of principal of and interest on your certificates from the trustee through The Depository Trust Company and its Participants. Under a book-entry format, you will receive payments after the related distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for The Depository Trust Company, on each of these dates, The Depository Trust Company will forward these payments to its Participants which will then be required to forward them to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, or to you as the owner of an interest in the certificates. It is anticipated that the only "certificateholder", as defined in the pooling and servicing agreement, will be Cede & Co., as nominee of The Depository Trust Company. You will not be recognized by the trustee as "certificateholders" under the pooling and servicing agreement. You will only be permitted to exercise the rights of certificateholders under the pooling and servicing agreement indirectly through The Depository Trust Company and its Participants, who in turn will exercise their rights through The Depository Trust Company.

         The Depository Trust Company has advised the depositor that neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to any action permitted to be taken by the certificateholders under the pooling and servicing agreement or any other agreement. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the certificates are credited on the record date, identified in an attached listing.

         Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of and interest on the certificates. Participants and entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and with which beneficial owners of certificates have accounts with respect to the certificates similarly are required to make book-entry transfers and receive and transmit distributions of principal and interest on behalf of their respective beneficial owners of certificates.

         Beneficial owners of certificates who are not Participants may transfer ownership of their certificates only through Participants and entities that clear or maintain a custodial relationship with a Participant, by instructing such Participant or entity to transfer their certificate, by book-entry transfer, through The Depository Trust Company for the account of the purchaser of such certificate, which account is maintained with the purchaser's Participant or with an entity that clears through or maintains a custodial relationship with a Participant. In accordance with The Depository Trust Company's normal rules and procedures, transfers of ownership of certificates will be executed through The Depository Trust Company, and the accounts of the respective Participants at The Depository Trust Company will be debited and credited. Similarly, the Participants and entities that maintain a custodial relationship with a Participant will make debits and credits, as the case may be, on their records on behalf of the beneficial owners of certificates who are selling and purchasing the certificates.

         Because The Depository Trust Company can only act on behalf of Participants, who in turn act on behalf of entities that clear through or maintain a custodial relationship with them, either directly or indirectly and specified banks, the ability of a beneficial owner of a certificate to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of the certificates, may be limited due to the lack of a physical certificate issued to the beneficial owner.

         Transfers between Participants will occur in accordance with The Depository Trust Company's rules. Transfers between participants in Clearstream and participants in Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to The Depository Trust Company. Participants in Clearstream and Euroclear may not deliver instructions directly to the European depositaries.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company's settlement date. Such credits or any transactions in such securities, settled during such processing, will be reported to the relevant participants in Euroclear or Clearstream on such business day. Cash received in Clearstream or Euroclear, as a result of sales of securities by or through a participant in Clearstream or Euroclear to a Participant, will be received with value on the Depository Trust Company settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in The Depository Trust Company. For information with respect to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--Foreign Investors".

         Clearstream, formerly known as Cedelbank, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of at least 28 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants in Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant in Clearstream, either directly or indirectly.

         The Euroclear system was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of approximately 35 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with The Depository Trust Company described above. The Euroclear system is currently operated by Euroclear Bank S.A./N.V. All operations are currently conducted by the Euroclear operator, and all Euroclear system securities clearance accounts and the Euroclear system cash accounts are accounts with the Euroclear operator, not the cooperative corporation. The cooperative corporation establishes policy for the Euroclear system on behalf of participants of the Euroclear system. Participants in the Euroclear system include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a participant in Euroclear, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. For this reason, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of participants of the Euroclear system, and has no record of or relationship with persons holding through participants in the Euroclear system.

         Distributions with respect to the certificates held through Clearstream or Euroclear will be credited to the cash accounts of participants in Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by their respective depositories. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences."

         Clearstream or the Euroclear operator, as the case may be, will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a participant in Clearstream or Euroclear respectively only in accordance with its relevant rules and procedures and subject to the ability of its depositary to effect these actions on its behalf through The Depository Trust Company.

         Although The Depository Trust Company, Clearstream and the Euroclear system have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. For a discussion of issues concerning global clearance, settlement and tax documentation procedures as they relate to certificates held by The Depository Trust Company, please see the Annex with respect thereto in the related prospectus supplement, which is incorporated by reference into this prospectus.

Definitive Certificates

         A class of certificates will be issued in fully registered, certificated form to you or your nominees rather than to The Depository Trust Company or its nominee, only if:

                  (1) we advise the trustee that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities under such certificates and we are unable to locate a qualified successor;

                  (2) we, at our option, advise the trustee that we elect to terminate the book-entry system for such certificates through The Depository Trust Company; or

                  (3) after the occurrence of a Servicer Default under the pooling and servicing agreement, beneficial owners of certificates representing not less than 50% of the aggregate unpaid principal amount of such class of certificates advise the trustee and The Depository Trust Company through Participants in writing that the continuation of a book-entry system through The Depository Trust Company, or its successor, is no longer in the best interests of those beneficial owners of certificates.

         If any of the events described in the immediately preceding paragraph occurs, the trustee is required through The Depository Trust Company to notify all beneficial owners of certificates of the availability through The Depository Trust Company of definitive certificates. Upon surrender by The Depository Trust Company of the certificate or certificates held by it or its nominee representing the certificates and instructions for registration, the trustee will issue the certificates in the form of definitive certificates, and after this issuance the trustee will recognize the holders as certificateholders under the pooling and servicing agreement.

         Distributions of principal of and interest on the certificates will be made by the trustee directly to holders in accordance with the procedures set forth under the caption "Description of the Certificates--Book-entry Registration" in this prospectus and in the pooling and servicing agreement. Distributions on each distribution date will be made to holders in whose names the definitive certificates were registered at the close of business on the last day of the preceding month. Distributions will be made by wire transfer to the address of each holder as it appears on the register maintained by the trustee. The final distribution on any certificate, whether definitive certificates or the certificate or certificates registered in the name of Cede & Co. representing the certificates, however, will be made only upon presentation and surrender of that certificate on the final payment date at the office or agency as is specified in the notice of final distribution to certificateholders. The trustee will provide this notice to registered certificateholders not later than the fifth day of the month of the final distribution.

         Definitive certificates will be transferable or exchangeable at the offices of the trustee, which shall initially be Deutsche Bank Trust Company Americas. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Retained Interest and Variable Funding Certificate

         The trust's assets will be allocated in part to each series of investor certificates that may be outstanding from time to time, and the remainder will be allocated to the depositor as holder of the BCRC Certificate evidencing the Retained Interest and to the holder, currently the depositor, of the variable funding certificate evidencing the excess, if any, of the Pool Balance over the Required Pool Balance.

         The Retained Interest will consist of

                  (1) the undivided interest in the trusts' assets that will be subordinated from time to time to the investor certificates of each outstanding series, that is, on any date, the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding series on that date after giving effect to the allocations, distributions, withdrawals and deposits to be made on that date; and

                  (2) with respect to each series on any date of determination, a percentage, to be specified in the related prospectus supplement, of the related Adjusted Invested Amount of each series, which will not be subordinated to the certificates.

         The interest represented by the variable funding certificate will consist of the excess, if any, of the Pool Balance over the Required Pool Balance which generally will fluctuate and could be eliminated if the Pool Balance is less than the Required Pool Balance. However, upon the occurrence of an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor, the proportionate interest in the Pool Balance represented by the variable funding certificate as of the date of the event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor will be fixed relative to the interests represented by the investor certificates of each outstanding series for purposes of further allocations of principal collections from the pool and the relative interest of the variable funding certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor.

         On each business day on which Non-Principal Collections and principal collections are received by the servicer, the holder of the variable funding certificate will be entitled to receive a distribution equal to the product of the Variable Funding Percentage and all Non-Principal Collections and principal collections.

         In accordance with the pooling and servicing agreement, the BCRC Certificate and the variable funding certificate have been issued to the depositor. The depositor holds the BCRC Certificate and has pledged its interest in the variable funding certificate to Bombardier Capital Inc. as security for the promissory note issued by the depositor to Bombardier Capital Inc. as part of the consideration for the sale of the receivables by Bombardier Capital Inc. to the depositor. Amounts allocated to the depositor for the variable funding certificate or the BCRC Certificate may be available to the depositor to pay principal and interest on the promissory note issued to Bombardier Capital Inc. See "Description of the Receivables Purchase Agreement--Sale and Transfer of Receivables." Except after the occurrence of an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor as described in this prospectus under the caption "--Early Amortization Events" below, the outstanding principal balance of the variable funding certificate will fluctuate to reflect increases or decreases in the aggregate outstanding principal balance of the receivables, including any increases due to the transfer of additional receivables to the trust. The holder of the variable funding certificate will own an undivided interest in the trust that will rank pari passu with the interest of all series in the aggregate and the portion of the

Retained Interest that is not subordinated to the certificates or to the investor certificates of any other series.

New Issuances

         The pooling and servicing agreement provides that, under one or more supplements, the depositor may cause the trustee to issue one or more new series. In the supplement, the depositor may specify, among other things, for the new series:

         o    its name or designation;

         o its initial principal amount, or the method for calculating this amount, and the currency in which it is denominated;

         o its certificate rate or the method for determining its certificate rate;

         o the payment date or dates and the date or dates from which interest will accrue;

         o    the method for allocating collections to certificateholders;

         o    the issuer and terms of any form of enhancement;

         o the terms on which the investor certificates of that series may be exchanged for investor certificates of a series other than your series, repurchased by the depositor or remarketed to other investors;

         o    the series termination date;

         o the designation of any accounts established for this series and the terms governing the operation of the accounts;

         o    the monthly servicing fee and the investors' servicing fee;

         o the number of classes of investor certificates of the series and, if more than one class, the rights and priorities of each class;

         o the extent to which the investor certificates of the series will be issuable in temporary or permanent global form;

         o whether the investor certificates of this series may be issued in bearer form and any limitations imposed on the bearer certificates;

         o    the priority of this series to any other series;

         o    whether this series will be part of a group; and

         o any other terms permitted by the related supplement and the pooling and servicing agreement.

         The depositor may offer any series under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration under that act, directly or through the underwriters or one or more other underwriters or placement agents.

There is no limit to the number of investor certificates that may be issued under the pooling and servicing agreement.

         As stated above, the pooling and servicing agreement provides that the depositor may specify the terms of a new series so that each series has a Controlled Amortization Period or Controlled Accumulation Period which may have a different length and begin on a different date than the Controlled Amortization Period or Controlled Accumulation Period for any other series. Further, one or more series may be in their early amortization periods, Controlled Amortization Period or Controlled Accumulation Periods while other series are not. Thus, some series may be amortizing or accumulating principal, while other series are not amortizing or accumulating principal. Moreover, different series may have the benefits of different forms of enhancement issued by different entities. Under the pooling and servicing agreement, the trustee will hold each form of enhancement only on behalf of the series, or a particular class within a series, to which it relates. The pooling and servicing agreement also provides that the depositor may specify different certificate rates and monthly servicing fees for each series, or a particular class within a series. In addition, the depositor has the option under the pooling and servicing agreement to vary between series, or classes within a series, the terms upon which a series, or classes within a series, may be repurchased by the depositor.

         A new series may be issued only upon the satisfaction of specified conditions. The depositor may cause the issuance of a new series by notifying the trustee at least five business days in advance of the applicable issuance date. The notice must state the designation of any series and for that series:

                  (1) its initial principal amount,

                  (2) its currency and certificate rate,

                  (3) the issuer of any enhancement for that series, and

                  (4) the related series issuance date.

         The pooling and servicing agreement further provides that the trust will issue any series only upon delivery to it of the following:

                  (1) a supplement in form satisfactory to the trustee signed by the depositor and the servicer and specifying the principal terms of that series;

                  (2) any related enhancement agreement executed by each of the parties other than the trustee; and

                  (3) an opinion of counsel to the effect that, for federal income and Vermont state income tax purposes,

                           (x) the issuance will not adversely affect the
                  characterization of the investor certificates of any outstanding series or class as debt of the depositor,

                           (y) the issuance will not cause or constitute a
                  taxable event for any certificateholder or the trust, and

                           (z) the investor certificates of that new series
                  will be characterized as debt of the depositor.

         The issuance of a new series is also subject to the conditions that:

                  (1) the depositor must have delivered to the trustee and any enhancement provider a certificate of a vice president or more senior officer, dated the related series issuance date, to the effect that the depositor reasonably believes that the issuance will not cause an Early Amortization Event to occur with respect to any series,

                  (2) after giving effect to the issuance, the depositor will have an interest in the pool represented by the BCRC Certificate and the variable funding certificate equal to at least 2% of the aggregate amount of receivables included in the trust, in each case as of the series issuance date and after giving effect to the issuance, and

                  (3) written notice of the proposed new issuance shall have been given to each Rating Agency at least five business days before the series issuance date and no Rating Agency shall have notified the depositor, Bombardier Capital Inc. or the trustee that the issuance will result in a reduction or withdrawal of the ratings of any outstanding series or class of investor certificates.

         Upon satisfaction of all these conditions, the trust will issue the new series.

Supplemental Certificate

         The pooling and servicing agreement provides that the BCRC Certificate must, at all times, be beneficially owned by the depositor. Upon satisfaction of the conditions described in this paragraph, however, the depositor may surrender the BCRC Certificate to the trustee in exchange for a newly issued BCRC Certificate and a Supplemental Certificate. The Supplemental Certificate is not required to be beneficially owned by the depositor and may be delivered to or at the direction of the depositor to any entity. It is a condition to delivery of the Supplemental Certificate that, following delivery of the Supplemental Certificate to another entity, the depositor shall, nevertheless, have an interest in the trust, represented by the remaining BCRC Certificate and the variable funding certificate, equal to at least 2% of the total amount of receivables included in the trust. Additional conditions to the delivery of a Supplemental Certificate are that the depositor shall have given the Rating Agencies 10 days' prior notice and the Rating Agency Condition shall have been satisfied for the exchange and that an opinion of counsel shall be delivered to the trustee to the effect that, for federal income and Vermont state income tax purposes, the issuance of a series will not adversely affect the characterization of the investor certificates of any outstanding series or class as debt of the depositor and that the issuance will not cause or constitute a taxable event for any certificateholder or the trust. In addition, if the supplement by which the Supplemental Certificate is issued amends any of the terms of the pooling and servicing agreement, the supplement shall be subject to the conditions described under the caption "--Amendments" below.

         If any Supplemental Certificate is to be transferred or exchanged, it shall be transferred or exchanged only upon satisfaction of the conditions described in the preceding paragraph.

         If a Supplemental Certificate is issued, all references in this prospectus to the BCRC Certificate and distributions made on the BCRC Certificate will include the Supplemental Certificate and distributions to be made on the Supplemental Certificate and references to the holder of the BCRC Certificate or to the depositor as holder of the BCRC Certificate will include the depositor and the holder of the Supplemental Certificate.

Conveyance of Receivables and Collateral Security

         The depositor has sold and assigned to the trust all of the depositor's right, title and interest in and to the receivables under the Eligible Accounts purchased from Bombardier Capital Inc. and the related collateral security granted by the related obligors as of January 1, 1994, all receivables created in those initial accounts after January 1, 1994 and the depositor's interest in the related security granted by obligors and in the receivables purchase agreement, other than repurchase agreements and other agreements with manufacturers, importers or distributors, and the proceeds of all of the foregoing.

         To evidence the sale or contribution of the receivables then existing or subsequently arising under the Accounts to the depositor by Bombardier Capital Inc. and the transfer of these receivables by the depositor to the trust, Bombardier Capital Inc. has indicated in its computer records that these receivables and the related security granted by the related obligors have been transferred to the depositor and that the depositor has transferred its interest to the trust. In addition, Bombardier Capital Inc. provided to the depositor, and the depositor has provided to the trustee, a computer file or microfiche or written list containing a true and complete list of all the Eligible Accounts and the outstanding balances of the receivables in these Accounts as of January 1, 1994 and as of the dates that Accounts were added to the trust. Bombardier Capital Inc. has retained and will not deliver to the depositor or to the trustee any other records or agreements for these receivables. Except as set forth above, the records and agreements relating to the receivables in these Eligible Accounts have not and will not be segregated from those relating to other accounts and receivables of Bombardier Capital Inc., and the physical documentation for these receivables will not be stamped or marked to reflect the transfer of these receivables to the trust. The depositor has filed one or more financing statements under Delaware law--including financing statements under revised Article 9 of the UCC that are "in lieu of" financing statements previously filed under Vermont law--to perfect the trust's interest in these receivables, the security granted by the related obligors, the receivables purchase agreement and the proceeds thereof. See "Risk Factors--State and Federal Law May Limit the Ability of the Servicer to Realize on Receivables Thus Causing Losses on Your Certificates" and "Material Legal Aspects of the Receivables."

         As described below under "Addition of Accounts," the depositor has the right--subject to limitations and conditions--and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to acquire from Bombardier Capital Inc. under the receivables purchase agreement the receivables then existing or subsequently created in the Additional Accounts and to convey to the trust the receivables then existing or subsequently arising in the accounts. Each Additional Account must be an Eligible Account at the time of its designation to the trust. For conveyance of receivables in Additional Accounts, the depositor will follow the procedures described in the preceding paragraph, except that the computer file or microfiche or written list will show information for these Additional Accounts as of the cutoff date for the addition.

Representations and Warranties

         The depositor may be required to add receivables to the trust or to remove or repurchase receivables in designated Accounts from the trust. In addition, the depositor may, if the conditions precedent are met, add or remove receivables in designated Accounts to or from the trust. The following paragraphs as well as those set forth under the captions "Addition of Accounts" and "Removal of Accounts and Assignment of Receivables" in this prospectus summarize the circumstances under which these actions must or may be taken and the respective repurchase obligations of the depositor and Bombardier Capital Inc.

         The depositor has made representations and warranties to the trustee and will on the date a series of certificates is issued make the following representations and warranties about the Accounts, the receivables and the security granted by the related obligors:

         o as of January 1, 1994 and as of the date of the issuance of the each series of certificates, each Account is an Eligible Account and, in the case of Additional Accounts, as of the date they are included as Accounts, and on each Transfer Date, each Additional Account is an Eligible Account,

         o each receivable and all security granted by the related obligors conveyed to the trust on January 1, 1994 or, in the case of Additional Accounts, on the date they are included as Accounts, and on each Transfer Date have been conveyed to the trust free and clear of any liens, except for liens created or permitted under the pooling and servicing agreement, and

         o for each receivable and all security granted by the related obligors transferred to the trust on January 1, 1994 or, in the case of Additional Accounts, on the date they are included as Accounts, and on each Transfer Date, all appropriate consents and governmental authorizations required to be obtained by the depositor in connection with the conveyance have been duly obtained.

         If the depositor breaches any representation and warranty described above and this breach remains uncured for 30 days or a longer period as may be agreed to by the trustee, after the earlier to occur of the discovery of this breach or receipt of written notice of this breach by the depositor, and this breach has a materially adverse effect on the holders of an outstanding series of certificates or the interest represented by the variable funding certificate, that receivable or, in the case of a breach relating to an Account, all receivables in the related Account will be retransferred from the trust to the depositor on the terms and conditions described in the following paragraph, and in the case of an Account, that Account will no longer be designated for inclusion in the trust.

         Each of these receivables shall be retransferred from the trust to the depositor on or before the end of the calendar month in which the retransfer obligation arises, with a corresponding reduction in the Pool Balance. Unless an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, if this deduction would cause the Pool Balance to be less than the Required Pool Balance on the preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related distribution date, on the date on which this retransfer to the depositor is to occur, the depositor will be obligated to make a deposit into the collection account in immediately available funds in an amount equal to the amount by which the Required Pool Balance exceeds the Pool Balance. If that amount is not deposited, the related receivables will not be reassigned to the depositor and will remain part of the trust. The reassignment of any receivable to the depositor and the payment of an amount equal to the excess of the Required Pool Balance over the Pool Balance will be the sole remedy for any breach of the representations and warranties described in the preceding paragraph available to the certificateholders or the trustee on behalf of the certificateholders.

         In the pooling and servicing agreement, the depositor also makes representations and warranties to the trustee to the effect, among other things, that as of January 1, 1994 and each series issuance date:

                  (1) it is duly incorporated and in good standing and has the authority to consummate the transactions contemplated by the pooling and servicing agreement and the pooling and servicing agreement--or in the case of Additional Accounts, the related assignment--constitutes a valid, binding and enforceable agreement of the depositor, and

                  (2) the pooling and servicing agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the depositor in the receivables and the security granted by the related obligors, whether then existing or subsequently created, and the proceeds thereof, under the UCC as then in effect in the State of Vermont and, for each series issuance date, the State of Delaware, which is effective on the date of the issuance of each series of certificates or as of the date Accounts are added to the trust, if applicable.

         In the event that:

         o any of the representations and warranties described in paragraph (1) above has been breached,

         o the representation and warranty about the pooling and servicing agreement in paragraph (2) above has been breached and the pooling and servicing agreement does not constitute the grant of a perfected ownership or security interest in the receivables and the security granted by the related obligors and the proceeds thereof under the UCC as then in effect in the relevant jurisdiction, or

         o other specific representations and warranties set forth in the pooling and servicing agreement are breached,

and the breach has a material adverse effect on the interests of the holders of investor certificates of each outstanding series, the holder of the variable funding certificate or certain third party credit enhancement providers, either the trustee, the holder of the variable funding certificate, or the holders of investor certificates of all outstanding series evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series of investor certificates, by written notice to the depositor and the servicer, and to the trustee and the issuer or provider of any enhancement if given by certificateholders, may, unless an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, direct the depositor to repurchase the interest in the receivables represented by each outstanding series or the variable funding certificate, or both, within 60 days of the notice, or within any longer period specified in the notice.

         This repurchase will not be required to be made, however, if at the end of the applicable period, either each breached representation and warranty has been satisfied in all material respects or, in the case of a breach described in the second item above, the pooling and servicing agreement then constitutes the grant of a security interest in the receivables and the security granted by the related obligors, and proceeds thereof, under the Uniform Commercial Code as then in effect in the State of Delaware, and any material adverse effect on the interest in the receivables represented by each outstanding series or the variable funding certificate or both, as applicable, caused by the breach has been cured.

         The repurchase price for any outstanding series will be equal to the sum of the total principal balance of the certificates of such series on the distribution date on which the purchase is scheduled to be made and the accrued and unpaid interest on the unpaid principal balance of the certificates at the applicable certificate rate, plus any unpaid interest resulting from a cap on the interest payable to any class of certificates with respect to such series, plus interest on overdue interest, to the extent lawfully payable.

         The deposit by or on behalf of the depositor with the trustee of the repurchase price for all outstanding series or the variable funding certificate or both, in immediately available funds, will be considered a payment in full of that series or the variable funding certificate or both. If notice is given as provided above, the obligation of the depositor to make this deposit will constitute the sole remedy for a breach of the representations and warranties available to the investor certificateholders or the holder of the variable funding certificate or the trustee on behalf of the investor certificateholders.

Eligible Accounts and Eligible Receivables

         An Eligible Account is:

                  (1) an individual financing account established by Bombardier Capital Inc. or established by an affiliate of Bombardier Capital Inc. or by a third party but which satisfies Bombardier Capital Inc.'s customary underwriting standards and acquired by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc., with an obligor for Eligible Products under an inventory security agreement in the ordinary course of business, and

                  (2) an individual line of credit or financing agreement extended by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. or by a third party which satisfies Bombardier Capital Inc.'s customary underwriting standards and acquired by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. to an obligor for the purpose of financing working capital, manufacturing, production or inventories and secured by assets of that obligor, which, in each case, as of the date its eligibility is determined is extended to an obligor that satisfies the eligibility requirements of the pooling and servicing agreement and is in existence and, after its establishment or acquisition by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc., is maintained and serviced by Bombardier Capital Inc.

         Receivables arising under Accounts included in the trust shall, upon removal for assignment to a third party or removal for any other purpose, no longer be included in the trust's assets. The definition of Eligible Account may be changed by amendment to the pooling and servicing agreement without the consent of the certificateholders if the Rating Agency Condition is satisfied.

         An obligor is eligible under the pooling and servicing agreement if it meets the following requirements:

         o a dealer that is located in the United States of America, including its territories and possessions; and

         o which obligor has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy, insolvency, liquidation or receivership proceedings.

         An Eligible Receivable is a receivable:

                  (1) which was originated by Bombardier Capital Inc., by an affiliate of Bombardier Capital Inc. or acquired by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc., in each case in the ordinary course of business,

                  (2) which arose under an Account that at the time the receivable was transferred to the trust was an Eligible Account,

                  (3) which is owned by Bombardier Capital Inc. at the time of sale or contribution by Bombardier Capital Inc. to the depositor,

                  (4) which represents the obligation of an obligor to repay an advance made to or on behalf of that obligor, or credit extended for that obligor to finance an Eligible Product,

                  (5) which at the time of creation and except for receivables that are payable under a repayment schedule regardless of whether the related Eligible Products have been sold, at the time of transfer to the trust, is secured by a first priority perfected security interest in the related Eligible Product,

                  (6) which is not unenforceable as a result of any violation of requirements of law applicable to it and the related inventory security agreement,

                  (7) for which all consents and governmental authorizations required to be obtained by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc., or the depositor for the creation of the receivable or its transfer to the depositor and the trust or the performance by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. of the inventory security agreement or the other floorplan financing agreement have been duly obtained, effected or given and are in full force and effect,

                  (8) as to which at all times following the transfer of the receivable to the trust, the trust will have good and marketable title to it free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted under the pooling and servicing agreement and other than tax and other statutory liens, including liens in favor of the Pension Benefit Guaranty Corporation, which may arise after this transfer and which relate to affiliates of the depositor,

                  (9) which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor's right, title and interest in the receivable including, with some exceptions, any proceeds thereof,

                  (10) which will at all times be the legal and assignable payment obligation of the obligor, enforceable against the obligor in accordance with its terms, as modified or revised from time to time with the consent of the servicer, except as enforceability may be limited by the bankruptcy code or other applicable insolvency laws,

                  (11) which at the time of transfer to the trust is enforceable against the obligor to the extent of the full principal amount of the receivable, except as enforceability may be limited by insolvency laws,

                  (12) as to which, at the time of transfer of the receivable to the trust, Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. and the depositor have satisfied all their obligations under the pooling and servicing agreement for the receivable required to be satisfied at that time,

                  (13) as to which, at the time of transfer of the receivable to the trust, neither Bombardier Capital Inc. or any affiliate of Bombardier Capital Inc. nor the depositor has taken any action or failed to take any action required of it under the receivables purchase agreement or the pooling and servicing agreement which would impair the rights of the trust or the certificateholders in the receivable, and

                  (14) which constitutes "tangible chattel paper" as defined in Article 9 of the UCC as then in effect in the State of New York.

         The foregoing definition of Eligible Receivables may be changed by amendment to the pooling and servicing agreement without the consent of the certificateholders if the Rating Agency Condition for that amendment is satisfied and, if specified in the related prospectus supplement, with the consent of any enhancement providers.

         It is not required or anticipated that the depositor or the trustee will make any initial or periodic general examination of the receivables or any records about the receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of Bombardier Capital Inc. or for any other purpose. In addition, it is not anticipated or required that the depositor or the trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the pooling and servicing agreement or for any other purpose.

Ineligible Receivables

         Any receivable that is not an Eligible Receivable is an ineligible receivable. Although ineligible receivables existing or arising in Eligible Accounts will from time to time be transferred to the trust, the Pool Balance will for all purposes be calculated solely on the basis of the total principal balance of receivables that are Eligible Receivables.

Addition of Accounts

         Subject to the conditions described in this section, the depositor has the right to designate from time to time additional Eligible Accounts to be included in the trust as Accounts. In addition, unless an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, the depositor is required to designate and to add to the trust the receivables of additional Eligible Accounts if, as of the date for which the following calculations are made, either:

                  (1) the Pool Balance is less than the Required Pool Balance or

                  (2) the aggregate interest in the trust represented by the BCRC Certificate and the variable funding certificate held by the depositor is less than 2% of the aggregate amount of receivables included in the trust.

         In the case of either (1) or (2) immediately above, unless an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, the depositor under the receivables purchase agreement will be required to purchase or acquire from Bombardier Capital Inc., but Bombardier Capital Inc. will have no obligation to sell to the depositor, within 10 business days after the event described in (1) or (2) has occurred, the receivables arising in Additional Accounts to the extent necessary to cure the above deficiency.

         Any provision under the pooling and servicing agreement and the receivables purchase agreement requiring the depositor to designate Additional Accounts to the trust means accounts of the same type, in other words, Accounts giving rise to receivables.

         Any designation of Additional Accounts is subject to the following conditions, among others:

                  (1) each Additional Account must be an Eligible Account at the time of its designation and with respect to Additional Accounts designated at the option of the depositor, the Rating Agency Condition must be satisfied and, if specified in the related prospectus supplement, the consent of the enhancement provider must be obtained; provided, that the Rating Agency Condition need not be satisfied if the conditions described in the second succeeding paragraph following this list of conditions are satisfied;

                  (2) the addition of the receivables arising in the Additional Accounts shall not, in the reasonable belief of the depositor, cause an Early Amortization Event to occur with respect to any series;

                  (3) the depositor shall not select the Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any enhancement provider; and

                  (4) unless the Accounts are being designated in accordance with the conditions described in the second succeeding paragraph following this list, the depositor shall deliver legal opinions to the trustee and any enhancement providers indicating that the trustee, on behalf of the trust, will have a perfected security interest in the documents as required by the pooling and servicing agreement.

         Each Additional Account must be an Eligible Account at the time of its designation. Additional Accounts, as well as receivables in general arising under Accounts after July 1, 2002 or arising under Additional Accounts, may have been originated or acquired by Bombardier Capital Inc. or its affiliates at a later date using credit criteria, or having other characteristics, different from those which were applicable to the Accounts and the receivables transferred to the trust as the initial Accounts.

         The requirement that the Rating Agency Condition be satisfied and that legal opinions be delivered for the designation of Additional Accounts will not be necessary if the following conditions are met:

                  (1) during the calendar quarter in which the addition occurs, the number of new Accounts which have been designated, after taking the proposed addition into account, will not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter and the total dollar amount of principal receivables in these new Accounts designated under this paragraph during the calendar quarter in which the addition occurs shall not exceed 5% of the Pool Balance at the end of the preceding calendar quarter, and

                  (2) during the 12 consecutive calendar months ending with the calendar month in which the addition is made and including the addition, the number of these new Accounts does not exceed 20% of the number of all Accounts at the beginning of the 12-month period in which the addition occurs and the aggregate dollar amount of principal receivables in these new Accounts added under this paragraph during this 12-month period shall not exceed 20% of the Pool Balance at the beginning of this 12-month period.

         When determining the amount of Accounts and principal receivables which have been added to the trust for purposes of the tests set forth in (1) and (2) above, only those Accounts which have been designated in accordance with the conditions described in the paragraph above--not therefore, requiring satisfaction of the Rating Agency Condition or the delivery of legal opinions--will be taken into consideration. Additions made under other provisions of the pooling and servicing agreement will not be included. If Accounts have been designated in accordance with the conditions described in the paragraph above, a legal opinion indicating that the trustee, on behalf of the trust, will have a perfected security interest in these Accounts is to be delivered to the trustee every three months to the extent that the addition of these Accounts have not been covered by legal opinions previously delivered to the trustee.

Removal of Accounts and Assignment of Receivables

         The depositor has the right at any time to designate specific Accounts from which it will stop transferring newly originated receivables to the trust and, when the principal balance of these Accounts is reduced to zero, to remove these Accounts from the trust. If the depositor specifies Accounts from which receivables will no longer be transferred to the trust, these accounts will constitute Removed Accounts. To cease transferring any newly originated receivables in any Removed Account, the depositor or the servicer on its behalf must, among other things:

                  (1) at least five business days prior to the date on which the transfer of these receivables will stop, give notice to the trustee, any enhancement provider and each Rating Agency;

                  (2) on or before the fifth business day after the date on which the transfer of these receivables will stop, furnish to the trustee a computer file, microfiche list or other list of the Removed Accounts, specifying for each Removed Account its number, the total amount outstanding in that Removed Account and the total amount of receivables in the Removed Account as of the day immediately preceding the date on which the transfer of these receivables will stop;

                  (3) represent and warrant that the removal of the relevant Removed Accounts will not, in the reasonable belief of the depositor, cause an Early Amortization Event to occur with respect to any series or cause the Pool Balance to be less than the Required Pool Balance;

                  (4) represent and warrant that no selection procedures believed by the depositor to be adverse to the holders of certificates of any series were used in selecting the Removed Accounts;

                  (5) represent and warrant that the removal of the relevant Removed Accounts will not result in a reduction or withdrawal of the ratings of any outstanding series or class of investor certificates by any Rating Agency; and

                  (6) on or before the related date on which the transfer of these receivables will stop, deliver to the trustee and any enhancement provider an officers' certificate confirming the representations in clauses (3), (4) and (5) above.

         Under specified conditions, the pooling and servicing agreement may be amended without the consent of the certificateholders or any Rating Agency to permit the depositor to also remove existing receivables in Removed Accounts, including all amounts then held or subsequently received in respect of these receivables. See "--Amendments."

         On the fifth business day after any date on which an Account becomes an Account which is not an Eligible Account, the depositor will begin the removal of the receivables of this Account from the trust by:

                  (1) furnishing to the trustee, any enhancement provider and the Rating Agencies a notice specifying the date on which the removal of these receivables will begin and the Accounts to be removed;

                  (2) on or before the fifth business day after the date on which the removal of these receivables begins, furnishing to the trustee a computer file, microfiche list or other list of the Accounts, specifying for each Account which is no longer an Eligible Account its number and the total amount and outstanding principal balance of the receivables in these Accounts as of the date right before the date on which the removal of these receivables began; and

                  (3) from and after the date on which the removal of these receivables will begin, ceasing to transfer to the trust any receivables arising in the Accounts which are no longer Eligible Accounts.

         With respect to the removal of Accounts under either of the two immediately preceding paragraphs, whether this removal occurs at the option of the depositor before the time that the depositor is permitted to remove existing receivables in Removed Accounts or upon a required removal of an Account which is no longer an Eligible Account:

                  (1) from and after the applicable date on which the transfer of the relevant receivables stops or the removal of the relevant receivables begins, as applicable, all principal collections for each Removed Account or Account which is not an Eligible Account will be allocated first to the oldest outstanding principal balance of that Account, until the Determination Date on which the outstanding principal balance of receivables in the Account is reduced to zero; and

                  (2) on each business day from and after the date on which the transfer of the relevant receivables stops or the removal of the relevant receivables begins, as applicable, until the Determination Date on which the outstanding principal balance of receivables in the relevant Account is reduced to zero, the depositor will allocate

         o to the trust, to be further allocated under the pooling and servicing agreement, Non-Principal Collections for these Accounts based on the ratio of the amount of principal receivables in these Accounts on that business day that were previously sold to the trust divided by the total amount of principal receivables in these Accounts on that business day, and

         o to the depositor, the remainder of the Non-Principal Collections for these Accounts on that business day.

         Upon satisfaction of the above conditions on the Determination Date on which the outstanding principal balance of receivables thereof had been transferred to the trust in the relevant Account is reduced to zero, the Removed Accounts or Accounts which are no longer Eligible Accounts will be deemed to have been removed from the trust and the depositor will be permitted to sell, transfer, assign, set over and otherwise convey, without recourse, representation or warranty, all the right, title and interest in and to the receivables remaining and subsequently arising in the Removed Accounts or Accounts which are not Eligible Accounts, all amounts received on these Accounts and all of their proceeds.

         The depositor may at any time remove specific receivables from the trust, including all amounts then held or subsequently received on these receivables, without removing any other receivables in the related Account then existing or subsequently arising, and shall have the right to remove the related security granted by obligors and other rights associated with these receivables, provided the receivables are removed from the trust in connection with an assignment of these receivables to a third party in return for payment for these receivables. As a condition to the assignment and removal of these receivables, the payment will be in an amount at least equal to the principal amount of the receivables to be removed plus accrued interest to the removal date. All of these payments will be included as collections. The depositor has agreed under the pooling and servicing agreement that this type of removal will take place only if, in the reasonable belief of the depositor, no Early Amortization Event will occur with respect to any series as a result of the removal.

         The depositor also has the right to cause the trustee to remove from the trust and reassign to the depositor receivables--and the related collateral security--that at any time during any four month period beginning on every February 1, June 1 and October 1 are receivables that were originated and transferred to the trust during the four month period beginning 16 months before the start of the first mentioned four month period beginning on February 1, June 1 or October 1 and that continue to be unpaid in full 450 or more days following their origination. The total amount of these receivables that may be so removed and reassigned may not, however, exceed 10% of the total principal balance of receivables originated and transferred to the trust during the four month period beginning 16 months earlier. The depositor will effect this removal and reassignment by depositing in the collection account for application as collections on the receivables an amount equal to the principal amount of the receivables to be removed plus accrued interest to the date of the reassignment. The depositor has agreed under the pooling and servicing agreement that this type of removal will take place only if, in the reasonable belief of the deposition, no Early Amortization Event will occur as a result of the removal. The trust will be under no obligation to hold any of these receivables for the purpose of allowing the depositor to cause a reassignment of these receivables.

Excluded Series

         A series of investor certificates may be designated as an Excluded Series with respect to another Series of investor certificates previously issued by the issuer as to which the Controlled Accumulation Period or Controlled Amortization Period has commenced. The previously issued Series would then be designated as a Paired Series with respect to such newly issued Excluded Series. The Excluded Series' interest in the trust will increase as the related Paired Series amortizes or accumulates principal. This allows a seller, in effect, to replace an accumulating or amortizing series with a new series without waiting for the accumulating or amortizing series to be paid in full.

         Each Excluded Series will be prefunded with an initial deposit to a prefunding account in an amount equal to the initial principal balance of the Excluded Series. The source of funds will primarily be the proceeds of the offering of the Excluded Series. Any prefunding account will be held for the benefit of the Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the Principal Funding Account for the Paired Series or distributed to holders of certificates of the Paired Series, the trustee will distribute to the seller an equal amount of funds from any prefunding account for the Excluded Series, and the Excluded Series' interest in the trust will increase by such amount.

Credit Support for the Certificates; Collection Account and Excess Funding
Account

         The following sections summarize the structure for allocating collections made on the receivables and other amounts among the certificates, the other series, the variable funding certificate and the BCRC Certificate.

Collection Account

         The servicer has established and is required to maintain, or cause to be established and maintained, the collection account.

         Funds in the collection account generally will be invested in Eligible Investments.

         Any earnings, net of losses and investment expenses, on funds in the collection account will be credited to the collection account. The servicer will have the revocable power to instruct the trustee to make withdrawals and payments from the collection account for the purpose of carrying out the trustee's or the servicer's duties under the pooling and servicing agreement.

Excess Funding Account

         Except as may be provided in the prospectus supplement for a series, the servicer has established and is required to maintain, or, cause to be established and maintained for the life of each series of certificates, an excess funding account which will be an Eligible Deposit Account for the benefit of the certificateholders of such series in the name of the trustee. The excess funding account is intended to preserve for the benefit of the certificateholders of a series principal collections allocated to the certificates but otherwise payable to other series or the BCRC Certificate during the Revolving Period and the Controlled Accumulation Period or Controlled Amortization Period of such series.

         On each business day during the Revolving Period of a series, if the Pool Balance at the end of the preceding business day was less than the Required Pool Balance also calculated as of the end of that preceding business day, the servicer will cause principal collections allocable to each such series of certificates to be deposited by the servicer in the applicable excess funding account in an amount equal to the Excess Funded Amount calculated as of the end of the preceding business day, minus the amount then held in the excess funding account.

         On each business day during the Controlled Amortization Period or Controlled Accumulation Period of a series, if the Pool Balance at the end of the preceding business day was less than the Required Pool Balance also calculated as of the end of that preceding business day, the servicer will cause principal collections allocable to the certificates of such series, which remain after making required deposits into the principal account, to be deposited by the servicer in the excess funding account in an amount equal to the Excess Funding Amount calculated as of the end of the preceding business day, minus the amount then held in the excess funding account.

         The Excess Funded Amount for a series will be calculated for each business day and will be an amount equal to the product of:

                  (1) the excess, if any, of the Required Pool Balance over the Pool Balance, each as of the end of the preceding day multiplied by

                  (2) a fraction the numerator of which is the sum of the Available Subordinated Amount for such Series and the product of the percent set forth in the related Prospectus Supplement of the Adjusted Invested Amount for such Series and the denominator of which is the aggregate of the required balances for all series providing for excess funding accounts or similar arrangements that are in their revolving periods or, if applicable, their amortization periods. The depositor may reduce or adjust the above percentage from such percent set forth in the related Prospectus Supplement without the consent of the certificateholders if the Rating Agency Condition is satisfied.

         On each business day during the Revolving Period or the Controlled Accumulation Period or Controlled Amortization Period for a series, funds on deposit in the excess funding account for such series, including the Excess Funded Amount, will be withdrawn and paid or made available to the holder of the BCRC Certificate or allocated to one or more series which are in amortization, early amortization or accumulation periods to the extent that as of the end of the preceding day, of the Pool Balance exceeds the Required Pool Balance.

         Funds on deposit in the excess funding account for a series will be invested at the direction of the servicer in Eligible Investments. On each distribution date, all net investment income earned on amounts in an excess funding account since the preceding distribution date will be withdrawn from the excess funding account and applied on the same basis as Investor Non-Principal Collections.

Allocation of Collections

         This section describes the procedure for calculating each series of certificates' allocable share of specified distributions and other payments made on the receivables. Amounts not allocated to any series will be allocated to the variable funding certificate or the BCRC Certificate.

Allocation to the Certificates

         The servicer will allocate amounts to a series of certificates for each calendar month as follows:

                  (1) Non-Principal Collections and the Defaulted Amount will be allocated to the certificates based on the applicable Floating Allocation Percentage;

                  (2) during the Revolving Period for such series, principal collections will be allocated to the certificates based on the applicable Floating Allocation Percentage;

                  (3) during the Controlled Accumulation Period or Controlled Amortization Period and any Early Amortization Period for such series, principal collections will be allocated to the certificates based on the applicable Principal Allocation Percentage; and

                  (4) Miscellaneous Payments will be allocated to the series of certificates on the basis of the Series Investor Allocation Percentage for such series.

         When allocating principal collections, if the sum of:

                  (1) the sum of the Floating Allocation Percentages, for each series in its revolving period,

                  (2) the sum of the Principal Allocation Percentages for each series in its amortization, accumulation or early amortization period, and

                  (3) the Variable Funding Percentage

exceeds 100%, then principal collections for the previous calendar month will be allocated among the series and the variable funding certificate pro rata on the basis of these allocation percentages after the pro rata reduction of these percentages so that the sum of these percentages equals 100% for this period.

         When allocating Non-Principal Collections, if the sum of:

                  (1) the sum of the Floating Allocation Percentages for each series, and

                  (2) the Variable Funding Percentage

exceeds 100%, then Non-Principal Collections for the previous calendar month will be allocated among the series and the variable funding certificate on the basis of these allocation percentages after the pro rata reduction of these percentages so that the sum of these percentages equals 100% for that period.

Deposits in Collection Account

         Except as otherwise provided in the following paragraphs, the servicer, no later than two business days after the date of receipt of any collections on the receivables, will deposit these collections, net of the

Variable Funding Percentage of these collections and the Excess Retained Percentage of these collections, into the collection account.

         If all of the following are true:

                  (1) Bombardier Capital Inc. remains the servicer under the pooling and servicing agreement,

                  (2) no Servicer Default has occurred and is continuing, and

                  (3) Bombardier Capital Inc.:

         o is a subsidiary of Bombardier Corporation, which shall own at least 80% of the voting common stock of Bombardier Capital Inc., and Bombardier Capital Inc. has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's,

         o arranges for and maintains a letter of credit or other form of enhancement in respect of the servicer's obligation to make deposits of collections on the receivables in the collection account that is acceptable in form and substance to each Rating Agency, or

         o otherwise obtains confirmation that the change will not cause a reduction or withdrawal of outstanding credit ratings on any certificates,

then, subject to any limitations in the confirmations referred to below in this paragraph, Bombardier Capital Inc. need not deposit collections into the collection account on a daily basis but may use for its own benefit all these collections until the business day immediately preceding the related distribution date, at which time Bombardier Capital Inc. will make these deposits in a single deposit into the collection account in an amount equal to the net amount of these deposits and withdrawals which would have been made had the conditions described in this paragraph not applied. Prior to ceasing daily deposits as described above, Bombardier Capital Inc. must deliver to the trustee written confirmation from each of the Rating Agencies that the failure by Bombardier Capital Inc. to make daily deposits will not result in a reduction or withdrawal of the ratings of your certificates or any other outstanding series or class of investor certificates.

         In addition, for any calendar month, the servicer will only be required to deposit collections into the collection account up to the total amount of collections required to be deposited into all series accounts or, without duplication, distributed on the related distribution date to all investor certificateholders and to each enhancement provider according to the terms of any series supplement to the pooling and servicing agreement or the terms of any enhancement agreement. If, at any time prior to a distribution date, the amount of collections deposited in the collection account exceeds the amount required to be deposited for that distribution date, the servicer will be permitted to withdraw the excess from the collection account.

         The requirements of the preceding paragraphs are subject to the following exceptions. On any date on which collections are received, the servicer may distribute or make available directly, to the holder of the variable funding certificate, an amount equal to the Variable Funding Percentage of these collections and, to the holder of BCRC Certificate, the Excess Retained Percentage of these collections.

Limited Subordination of Retained Interest

         A portion of the Retained Interest to the extent described in the related prospectus supplement will be available to fund payment of principal and interest on a series of certificates in the event that the proportionate interests of the certificates in collections received on the receivables during any particular calendar month are less than the required distributions thereon. The amount of the subordination with respect to any series other than the BCRC Certificate is the Available Subordinated Amount for the series. The Available Subordinated Amount for any series will increase and decrease from time to time if and to the extent described in the related prospectus supplement. The prospectus supplement for each series will describe the manner in which the servicer may draw upon collections attributable to the Available Subordinated Amount for the series to make payments to or for the benefit of the holders of certificates of the series. The Available Subordinated Amount for a series may be available to more than one series of certificates.

Enhancements

         In addition to the subordination described above, any series may be entitled to credit enhancements with respect to one or more classes of the series, including one or more of the following:

         o    letter of credit;

         o    surety bond;

         o    financial guaranty insurance policy;

         o    cash collateral account;

         o    spread account;

         o    guaranteed rate agreement;

         o    maturity liquidity facility;

         o    tax protection agreement;

         o swap, including without limitation currency swaps, or other interest protection agreement;

         o    repurchase obligation;

         o    cash deposit; or

         o another form of credit enhancement described in the related prospectus supplement.

         Enhancements to a series or class or classes of a series by subordination provisions may require that distributions of principal and/or interest be made with respect to the certificates of the series or the class or classes before distributions are made to one or more series or one or more classes of the series. If so provided in the related prospectus supplement, any form of Enhancement may be available to more than one class or series.

         If Enhancement is provided with respect to a series, the related prospectus supplement will include a description of:

         o    the amount payable under the Enhancement;

         o any conditions to payment not otherwise described in this prospectus;

         o the conditions, if any, under the amount payable under the Enhancement may be reduced and under which the Enhancement may be terminated or replaced; and

         o any material provisions of any agreement relating to the Enhancement.

         Additionally, the related prospectus supplement may set forth information with respect to the applicable Enhancement provider, including:

         o    a brief description of its principal business activities;

         o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

         o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date we state in the prospectus supplement.

Limitations on Subordination and Enhancements

         The presence of an Available Subordinated Amount or Enhancement with respect to a series or class is intended to enhance the likelihood of receipt by certificateholders of the series or class of the full amount of principal and interest and to decrease the likelihood that the certificateholders will experience losses. However, unless otherwise stated in the prospectus supplement for a series, neither subordination nor the Enhancement, if any, will provide protection against all risks of loss or will guarantee repayment of the entire principal balance of the certificates and interest on the certificates. If losses exceed the amount covered by the subordination or Enhancement or are not covered by the subordination or Enhancement, certificateholders will bear their allocable share of deficiencies. In addition, if specific Enhancement is provided for the benefit of more than one class or series, certificateholders of that class or series will be subject to the risk that the Enhancement will be exhausted by the claims of certificateholders of other classes or series.

Defaulted Receivables and Recoveries

         Defaulted Receivables on any distribution date are:

                  (1) all receivables other than receivables that were designated as ineligible at the time of transfer to the trust that were charged off as uncollectible in the preceding calendar month;

                  (2) all receivables originally secured by a security interest in a related Eligible Product which have not been paid in full for more than 90 days after the sale of the related Eligible Product; and

                  (3) all receivables which, although they were Eligible Receivables when transferred to the trust, arose in an Account which has become an Account which is not an Eligible Account since this transfer and which were not Eligible Receivables for any six consecutive distribution dates after this Account became an Account which is not an Eligible Account.

Receivables are not Defaulted Receivables merely because they are no longer Eligible Receivables.

         The Defaulted Amount for any calendar month will be an amount not less than zero, equal to the aggregate principal amount of principal receivables that became Defaulted Receivables during the preceding calendar month less the full amount of any Defaulted Receivables subject to retransfer from the trust to the depositor or to purchase by the servicer for that calendar month. If, however, an event of bankruptcy, insolvency, or receivership has occurred with respect to either of the depositor or the servicer or if an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, the Defaulted Amount will not be reduced for those Defaulted Receivables retransferred from the trust or purchased by the servicer. Receivables will be charged off as uncollectible in accordance with the written policies of Bombardier Capital Inc. and its affiliates and otherwise in accordance with procedures that are customary and usual in the industry. A portion of the Defaulted Amount equal to the product of the Defaulted Amount for that calendar month multiplied by the applicable Floating Allocation Percentage for that calendar month will be allocated to each series of certificates.

         If the servicer adjusts downward the outstanding principal balance of any Eligible Receivable because of a rebate, billing error, refund, credit adjustment or billing error to an obligor, or because that receivable was created in respect of a product which was refused or returned by an obligor, the amount of this adjustment will be deducted from the Pool Balance. Furthermore, to the extent that the reduction in the Pool Balance would reduce the Pool Balance below the Required Pool Balance on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related distribution date, then unless an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, the depositor will be required to deposit a cash amount equal to this deficiency up to the amount of this adjustment into the collection account in immediately available funds on the day on which this adjustment occurs.

Optional Repurchase

         If so provided in the supplement to the pooling and servicing agreement relating to a series of certificates, on any distribution date occurring on or after the date on which the Invested Amount of the certificates of the series is reduced to the percentage of the initial aggregate principal balance of the series certificates set forth in the related prospectus supplement, the depositor will have the option, subject to specified conditions, to repurchase the entire amount of the certificates of such series. The purchase price will be equal to the sum of the outstanding principal balance of the certificates of such series on that distribution date, accrued and unpaid interest due on those certificates together with interest on overdue interest to the extent lawfully payable on the date of this repurchase and any other amounts set forth in the related pooling and servicing agreement supplement. The purchase price will be deposited in the collection account in immediately available funds on the distribution date on which the depositor exercises this option. Following any deposit of this type, the certificateholders of the related series will have no further rights under the certificates, other than the right to receive the final distribution on the certificates. In the event that the depositor fails for any reason to deposit this purchase price, payments will continue to be allocated to the certificates of the related series as described in the related prospectus supplement.

Early Amortization Events

         Starting on the first distribution date following the calendar month in which an Early Amortization Event has occurred with respect to any series, principal collections allocable to the certificates will no longer be allocated to any other series or to the BCRC Certificate but instead will be allocated to the certificates of the affected series monthly on each distribution date, except as described below in this section.

         An Early Amortization Event for any series refers to any of the events described in the related prospectus supplement, as well as each of the following events:

                  1. a failure by the depositor to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey these receivables under the pooling and servicing agreement;

                  2. failure on the part of the depositor, the servicer or Bombardier Capital Inc., as applicable:

                           (a) to make any payment or deposit required by the
                  terms of the pooling and servicing agreement, including but not limited to any amount required to be paid upon a transfer of receivables to the depositor or Adjustment Payment, on or before the date occurring five (5) business days after the date this payment or deposit is required to be made, which failure is not cured within five business days after notice from the trustee of this failure;

                           (b) with respect to any series, to deliver a
                  distribution date statement within ten business days after notice from the trustee of the failure to deliver this statement;

                           (c) to duly comply with, observe or perform in any
                  material respect the covenant of the depositor not to create any lien, other than tax and other statutory liens, including liens in favor of the Pension Benefit Guaranty Corporation, and some other liens and interests permitted by the pooling and servicing agreement, on any receivable which failure has a material adverse effect on the holders of the investor certificates or the holder of the variable funding certificate and which continues unremedied for a period of 60 days after written notice of this failure, requiring the same to be remedied, has been given to the depositor by the trustee or any enhancement provider; provided, however, that an Early Amortization Event will not be deemed to have occurred if the depositor has repurchased the related receivables or, if applicable, all the receivables during this period in accordance with the provisions of the pooling and servicing agreement; or

                           (d) to duly observe or perform in any material
                  respect any other of its covenants or agreements set forth in the pooling and servicing agreement, which failure has a materially adverse effect on the holders of the investor certificates or the holder of the variable funding certificate and which continues unremedied for a period of 45 days after written notice of this failure, requiring the same to be remedied, has been given to the depositor by the trustee or any enhancement provider;

                  3. any representation or warranty made by the depositor in the pooling and servicing agreement or any information required to be given by the depositor to the trustee under the pooling and servicing agreement to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice, or within any longer period as may be specified in the notice, of this failure, requiring the same to be remedied, has been given to the depositor by the trustee, and as a result the interests of the holders of the investor certificates or the holder of the variable funding certificate are materially and adversely affected, excluding, however, any representation or warranty made by the depositor that the pooling and servicing agreement constitutes, or the transfer of the receivables to the trust is, a valid sale, transfer and assignment to the trust of all right, title and interest of the depositor in the receivables and the security granted by the related obligors if the pooling and servicing agreement constitutes the grant of a security interest in the receivables and security granted by the related obligors; except when the depositor has repurchased the related receivables or all of these receivables, if applicable, during this period in accordance with the provisions of the pooling and servicing agreement;

                  4. the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of Bombardier Corporation, the depositor or the servicer or Bombardier Capital Inc. if it is not the servicer;

                  5. the depositor or the trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended; and

                  6. the occurrence of any Servicer Default.

         Immediately upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event occurs. Monthly distributions of principal on each series of certificates will begin on the first distribution date following the calendar month in which an Early Amortization Period has commenced.

         If an Early Amortization Period results from the failure by the depositor to convey receivables in Additional Accounts to the trust as described in clause (1) above during the Revolving Period for a series of certificates and no other Early Amortization Event has occurred with respect to such series, the Early Amortization Period resulting from this failure will terminate and the Revolving Period will recommence, unless the scheduled termination date of the Revolving Period has occurred, as of the end of the first calendar month during which an Early Amortization Event would no longer be deemed to exist as described in clause (1) above. An Early Amortization Event would no longer be deemed to exist as described in clause (1) above as a result of a reduction in the invested amounts of series' of certificates occurring due to principal payments distributed on the outstanding series during the Early Amortization Period or as a result of the subsequent addition of receivables to the trust.

         In addition to the consequences of an Early Amortization Event discussed above, if an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor occurs, or the depositor violates its covenant set forth in clause 2(c) above, and this violation becomes an "Early Amortization Event" as described in clause 2(c) above, on the day of the event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor or Early Amortization Event occurring because of this violation, as applicable, the depositor will immediately cease to transfer receivables to the trust and promptly give notice to the trustee of this event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor or Early Amortization Event occurring because of this violation, as applicable. Furthermore, under the terms of the pooling and servicing agreement, within 15 days following an insolvency event with respect to the depositor or an Early Amortization Event as described in the preceding sentence as a result of the occurrence of a violation set forth in 2(c) above, the trustee will publish a notice of the insolvency event or Early Amortization Event occurring because of this violation stating that the trustee intends to sell, liquidate or otherwise dispose of all receivables in the trust in a commercially reasonable manner and on commercially reasonable terms and, unless within a specified period of time holders of certificates of each outstanding series representing more than 50% of the aggregate outstanding principal balance of each outstanding series, or, with respect to any series with two or more classes, the certificates of each of these classes, and the holder of the variable funding certificate, instruct the trustee not to sell, liquidate or dispose of the receivables in the trust, the trustee will proceed to dispose of the receivables.

         In the event of any sale, liquidation or disposition of this type, the related proceeds will be allocated pro rata, based on the applicable allocation percentages for each series and the Variable Funding Percentage, among the certificates of each outstanding series and the interest represented by the variable funding certificate. If the portion of these proceeds allocated to a series of certificates and the proceeds of any collections on the receivables in the collection account allocable to such series of certificates are not sufficient to pay the aggregate unpaid principal balance of that series certificates in full plus accrued and unpaid interest, certificateholders of that series will incur a loss. In the case of the violation of the covenant described in clause 2(c) above, the trustee will not sell the receivables upon an Early Amortization Event occurring because of this violation unless the proceeds allocable to the certificates of each series are sufficient to pay the aggregate unpaid principal balance of each series of certificates in full plus accrued and unpaid interest.

Termination

         The trust and the respective obligations and responsibilities of the depositor, the servicer and the trustee created by the pooling and servicing agreement will terminate on the earlier to occur of the day following the distribution date on which the sum of the invested amounts for all series is zero and January 1, 2014. Upon termination of the trust, all right, title and interest in the receivables and the security granted by obligors and other related funds, other than amounts in the collection account for the final distribution of principal and interest to certificateholders, will be conveyed and transferred to the depositor.

         In any event, the last payment of principal and interest on any series of certificates will be due and payable no later than the Series Termination Date specified in the related prospectus supplement. In the event that the Invested Amount of a series of certificates is greater than zero on the applicable Series Termination Date, the trustee will use its best efforts to sell or cause to be sold an interest in the Pool Balance then represented by such series of certificates. The net proceeds of this sale will be paid pro rata to certificateholders of such series as of the Series Termination Date, up to the amount necessary to pay principal of and accrued and unpaid interest on outstanding certificates, as the final payment of the certificates of such series.

Indemnification

         The pooling and servicing agreement provides that the depositor will indemnify the trust and the trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the pooling and servicing agreement, including any judgment, general settlement, reasonable attorneys' fees and other costs and expenses incurred by the trustee in connection with the defense of any actual or threatened action, proceeding or claim, other than any losses on receivables and amounts due on these losses, and the servicer will indemnify

         o the trust and the trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by the trust or the trustee arising out of or based upon the arrangement created by the pooling and servicing agreement, including any judgment, general settlement, reasonable attorney fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, other than losses on receivables and amounts due on these losses, and

         o the trustee and its officers, directors, employees and agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of the trust by the trustee, the issuance by the trust of the certificates or any of the other matters contemplated in the pooling and servicing agreement or in any supplement, other than losses on receivables and amounts due on these losses;

provided that, in any case of this type, the trust, the trustee, and its officers, directors, employees and agents will not be so indemnified if these acts or omissions constitute, or the actual or threatened action, proceeding or claim arises out of, or the loss, liability, expense, damage or injury is caused by, fraud, gross negligence, breach of fiduciary duty or willful misconduct by the trustee and provided further that neither the depositor nor the servicer will be liable, directly or indirectly, for any indebtedness or obligation evidenced or created by any certificate, recourse as to which is limited solely to the assets of the trust allocated for the payment of the certificate as provided in the pooling and servicing agreement and any applicable supplement.

         In addition, neither the servicer nor the depositor will indemnify the trust, the trustee or the certificateholders or any other beneficiaries of the trust for any action taken by the trustee at the request of the certificateholders to the extent, in the case of the servicer, the trustee is fully indemnified by these certificateholders or other beneficiaries for this action or for any federal, state or local income or franchise tax or any interest or penalties on these taxes required to be paid by the trust or the certificateholders or any other beneficiaries. Furthermore, any indemnification of this type by the depositor will only be from assets of the depositor not pledged to third parties or otherwise encumbered as permitted under the depositor's certificate of incorporation and will be made only after the deposit by the depositor of any amounts required to be made in the collection account. Any indemnification by the servicer will not be payable from the assets of the trust.

         The pooling and servicing agreement provides that, except as described above in this section and with other specified exceptions, neither the servicer nor the depositor nor any of their affiliates, directors, officers, employees, stockholders, agents, representatives or advisors will be under any liability to the trustee or any other person for taking any action, or for refraining from taking any action, in accordance with the pooling and servicing agreement or otherwise. However, neither the servicer nor the depositor will be protected against any liability which would otherwise be imposed by reason of their willful misfeasance, bad faith or gross negligence.

         In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action other than as part of the good faith performance of its servicing obligations. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefit of the trust.

Collection and Other Servicing Procedures

         Under the pooling and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with procedures that are customary and usual in the industry for servicing receivables comparable to these receivables, except where the failure to so act would not materially and adversely affect the rights of the trust or any beneficiaries of the trust. Bombardier Capital Inc. has delegated some of its servicing, collection, enforcement and administrative duties to third parties and Bombardier Capital Inc. may from time to time in the future delegate all or a portion of these duties to third parties in accordance with the terms of the pooling and servicing agreement, provided that no delegation of this sort will relieve Bombardier Capital Inc. of its responsibilities as servicer for these duties.

         Subject to compliance with all requirements of law, the servicer or Bombardier Capital Inc. and any affiliate of Bombardier Capital Inc. may change the terms and provisions of the Accounts, including the inventory security agreements and the financing guidelines, in any respect, including the calculation of the amount or the timing of charge-offs and the rate of the finance charge, only if, in the servicer's reasonable judgment, no Early Amortization Event with respect to any series will occur as a result of the change.

         Servicing activities to be performed by the servicer include collecting and recording payments, communicating with obligors, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records for each Account. Managerial and custodial services performed by the servicer include providing assistance in any inspections of the documents and records relating to the Accounts and receivables by the depositor or the trustee on behalf of the certificateholders, maintaining the agreements, documents and files relating to the Accounts and receivables as custodian and providing related data processing and reporting services for holders of certificates and on behalf of the trustee.

Servicer Covenants

         In the pooling and servicing agreement the servicer covenants that:

                  (1) it will duly satisfy all obligations on its part to be fulfilled under the receivables and Accounts, will maintain in effect all qualifications required in order to service properly the receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the receivables and the Accounts, except where the failure to do any of the foregoing would not have a material adverse effect on the beneficiaries of the trust;

                  (2) it will do nothing to impair the rights of the beneficiaries of the trust in the receivables or in the certificates; and

                  (3) it will not reschedule, revise, defer, cancel or settle payments due on any receivable except in accordance with sound industry practices for servicing receivables comparable to the receivables.

         Under the terms of the pooling and servicing agreement, if the depositor or the servicer receives written notice from the trustee or any enhancement provider that any covenant of the servicer set forth above has not been complied with in all material respects and this noncompliance has not been cured within 30 days after this notice, or any longer period as the trustee may agree to, and has a materially adverse effect on the interests of all certificateholders or the holder of the variable funding certificate in any receivable or Account, then, unless an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, the servicer will purchase that receivable or all receivables in that Account, as applicable. This purchase will be made on the Determination Date following the expiration of the 30-day cure period by deposit into the collection account of an amount equal to the amount of that receivable or receivables plus accrued and unpaid interest thereon. The purchase by the servicer constitutes the sole remedy available to certificateholders if the relevant covenant or warranty of the servicer is not satisfied and the purchased receivables will be automatically assigned to the servicer.

Servicing Compensation and Payment of Expenses

         The servicer's compensation for its servicing activities under the pooling and servicing agreement and reimbursement for its expenses will be a servicing fee payable in arrears on each distribution date on or prior to the earlier to occur of January 1, 2014 or the day after the distribution date on which the invested amounts for all series is zero. The Servicing Fee equals the total of the Monthly Servicing Fees in the supplements to the pooling and servicing agreement executed for each series. The Monthly Servicing Fee for each series will be set forth in the related prospectus supplement.

         The remainder of the servicing fee not allocable to the certificates will be paid by the holders of the variable funding certificate and the BCRC Certificate and the holders of the certificates of other outstanding series. The Servicing Fee will be payable to the servicer solely to the extent amounts are available to it for distribution under the terms of the pooling and servicing agreement and each related supplement thereto.

         The servicer will be permitted to waive its right to receive the servicing fee on any distribution date, so long as it believes that sufficient Non-Principal Collections will be available on a future distribution date to pay the servicing fee waived, in which case the Servicing Fee and the Monthly Servicing Fee for that distribution date will be zero.

         The servicer will pay from its servicing compensation specified expenses incurred in servicing the Accounts and the receivables including payment of fees and disbursements of the trustee and independent accountants and all other fees and expenses which are not expressly stated in the pooling and servicing agreement to be payable by the trust or the certificateholders, other than federal, state and local income and franchise taxes, if any, of the trust or the certificateholders.

Matters Regarding the Servicer

         The servicer may not resign from its obligations and duties under the pooling and servicing agreement, except upon determination that these duties are no longer permissible under applicable law. No resignation under these circumstances will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement.

         Any person into which, under the pooling and servicing agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the pooling and servicing agreement.

Servicer Default

         In the event and during the continuance of any Servicer Default, the trustee by written notice to the servicer may terminate all of the rights and obligations of the servicer, as servicer, under the pooling and servicing agreement and in and to the receivables and the proceeds of the receivables and appoint a new servicer. The trustee will as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the trustee and has accepted the appointment by the time the servicer stops acting as servicer, all rights, authority, power and obligations of the servicer under the pooling and servicing agreement will pass to and be vested in the trustee. Before any transfer of the servicer's rights and obligations to a new servicer, the trustee will review any bids obtained from potential servicers meeting the eligibility requirements in the pooling and servicing agreement to serve as successor servicer for servicing compensation not in excess of the Servicing Fee. If all of these bids exceed the Servicing Fee, the depositor at its own expense will pay when due the amount of any compensation in excess of the Servicing Fee.

         A Servicer Default refers to any of the following events:

                  (1) failure by the servicer to make any payment, transfer or deposit into the trust, or into any account created for a series of certificates, on or before the date the servicer is required to do so under the pooling and servicing agreement, which failure is not cured within a five business day grace period after notice from the trustee of this failure;

                  (2) failure by the servicer duly to observe or perform its covenant not to create any lien on any receivable, which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it of this breach of covenant; provided, however, that a Servicer Default will not be deemed to have occurred if the depositor or the servicer has repurchased the related receivables under the terms of the pooling and servicing agreement, or failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the pooling and servicing agreement, exclusive of breaches of covenants for which the servicer repurchases the related receivables, as described above under "--Servicer Covenants", which failure has a materially adverse effect on the certificateholders or the holder of the variable funding certificate and which continues unremedied for a period of 30 days after written notice to the servicer of this breach of covenant or agreement;

                  (3) any representation, warranty or certification made by the servicer in the pooling and servicing agreement or in any certificate delivered under the pooling and servicing agreement proves to have been incorrect when made and continues to be incorrect in any material respect for a period of 60 days after written notice requiring the error to be remedied has been given to the servicer by the trustee, and as a result the interests of the certificateholders or the holder of the variable funding certificate are materially and adversely affected; provided, however, that a Servicer Default will not have occurred if the depositor has repurchased the related receivables or, if applicable, all the receivables during this period in accordance with the provisions of the pooling and servicing agreement; or

                  (4) the occurrence of an event of bankruptcy, insolvency or receivership with respect to the servicer.

         A delay in or failure of performance referred to under clause (1) above for a period of up to ten business days after the applicable grace period or a delay in or failure of performance or the continuance of a delay or failure referred to under clauses (2) or (3) above for a period of up to 60 business days, will not be a Servicer Default if this delay or failure or continuance was caused by an act of God or other similar occurrence. Upon the occurrence of any event of this nature, the servicer is not relieved from using its best efforts to perform its obligations in a timely manner under the terms of the pooling and servicing agreement. The servicer will provide the trustee, any enhancement provider and the depositor prompt notice of this failure or delay by it, together with a description of its efforts to perform its obligations. In addition, the servicer will immediately notify the trustee in writing of any Servicer Default.


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


Reports

         On each distribution date, the trustee will forward or cause to be forwarded to each certificateholder of record of any series--which is expected to be only Cede & Co., as nominee for The Depository Trust Company, unless definitive certificates are issued--a statement prepared by the servicer setting forth information regarding the certificates of such series and the receivables including the following, which, where appropriate, will be stated on the basis of an original principal amount of $1,000 per certificate:

                  (1) the aggregate amount of principal paid or distributed on the certificates and the aggregate amount of interest paid or distributed on those certificates on that distribution date;

                  (2) the Pool Balance;

                  (3) the outstanding principal amount of each class of certificates in such series after giving effect to distributions on that date;

                  (4) the amount of the Monthly Servicing Fee for the preceding calendar month;

                  (5) the collection account balance with respect to that distribution date; and

                  (6) whether an Early Amortization Event has occurred.

         On or before January 31 of each calendar year, the trustee will furnish to each person who at any time during the preceding calendar year was a certificateholder of record, which is expected to be only Cede & Co., as nominee for The Depository Trust Company, unless definitive certificates are issued, a statement prepared by the servicer containing the information that is required to be contained in the distribution date statement, aggregated for that calendar year, together with information required to be provided by an issuer of indebtedness under the Internal Revenue Code of 1986 for that preceding calendar year or the applicable portion thereof during which this person was a certificateholder, together with any other customary information as is necessary to enable the certificateholders to prepare their tax returns. In addition, the trustee from time to time will furnish to each certificateholder of record information furnished by the servicer regarding material changes in the servicing or crediting procedures required under the pooling and servicing agreement. As long as the certificateholder of record is Cede & Co., as nominee for The Depository Trust Company, beneficial owners of certificates will receive tax and other information from Participants and entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, rather than from the trustee. See "Material Federal Income Tax Consequences."

Evidence as to Compliance

         The pooling and servicing agreement provides that on or before April 30 of each calendar year the servicer will cause a firm of nationally recognized independent public accountants, who may also render other services to the servicer or the depositor, to furnish a report about the servicing of Bombardier Capital Inc.'s portfolio of receivables.

         The pooling and servicing agreement provides for delivery to the trustee on or before April 30 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer has fully performed, or caused to be fully performed its obligations in all material respects under the pooling and servicing agreement throughout the preceding year or, if there has been a default in the performance of any of these obligations, specifying the nature and status of the default.


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


         Copies of all statements, certificates and reports furnished to the trustee may be obtained by any certificateholder or any supplement, upon request in writing delivered to the trustee.

Amendments

         The pooling and servicing agreement or any supplement may be amended from time to time, including in connection with the issuance of a Supplemental Certificate, by the depositor, the servicer, the trustee and Bombardier Capital Inc., if Bombardier Capital Inc. is not then the servicer, without additional consent, so long as this action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders or the holder of the variable funding certificate. The trustee, with the consent of any enhancement providers, may at any time and from time to time amend, modify or supplement the form of distribution date statement.

         The pooling and servicing agreement may also be amended by the depositor, the servicer, the trustee and Bombardier Capital Inc., if it is not the servicer, with the consent of the holder of the variable funding certificate, if it would be adversely affected by the amendment, and holders of certificates evidencing not less than a majority of the aggregate unpaid principal amount of the certificates of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders. No amendment of this sort, however, may:

                  (1) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate, including the variable funding certificate, or the deposits to be made therefor,

                  (2) change the definition or the manner of calculating interest on any certificate,

                  (3) reduce the amount available under any enhancement,

                  (4) adversely affect the rating of any series or class by any Rating Agency which rated that series or class or

                  (5) reduce the percentage of the unpaid principal balance of certificates the holders of which are required to consent to any amendment,

without, in the case of (1), (2), (3) or (5) the consent of each affected certificateholder or the variable funding certificate, as applicable and, in the case of (4), the consent of the holders of certificates of the relevant series or class evidencing not less than 66 2/3% of the total unpaid principal amount of the certificates of that series or class. Promptly following the execution of any amendment to the pooling and servicing agreement, other than an amendment described in the first paragraph of this section, the trustee will furnish notice of the substance of the amendment to each certificateholder.

         The pooling and servicing agreement may not be amended in any manner which materially adversely affects the interests of any enhancement provider without its prior consent.

List of Certificateholders

         Upon written request of any three or more certificateholders of record, the trustee will afford these certificateholders access during business hours to the current list of registered certificateholders of a series or of all series, as applicable, for purposes of communicating with other certificateholders about their rights under the pooling and servicing agreement.


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


         The pooling and servicing agreement does not provide for any annual or other meetings of certificateholders.

The Trustee

         Deutsche Bank Trust Company Americas, a New York banking corporation, is trustee under the pooling and servicing agreement. The trustee is located at 100 Plaza One, Jersey City, New Jersey 07310. Bombardier Capital Inc. and the depositor and their affiliates may from time to time enter into other banking and trustee relationships with the trustee and its affiliates. The trustee may hold certificates in its own name and may deal with the depositor, the servicer or any enhancement provider with the same rights it would have if it were not the trustee. In addition, for purposes of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustees of all or a part of the trust. In the event of these appointments, all rights, powers, duties and obligations will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee, who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, the servicer may appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until the acceptance of the appointment by the successor trustee.

         The fees and expenses of the trustee will be paid by the servicer out of its servicing compensation. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."

               Description of the Receivables Purchase Agreement

         The receivables transferred and to be transferred to the trust have been and will be acquired by the depositor from Bombardier Capital Inc. in accordance with the receivables purchase agreement, dated as of January 1, 1994, between Bombardier Capital Inc., as seller, and the depositor, as purchaser, as amended by Amendment Number 1 dated as of January 1, 1997 and by Amendment Number 2 dated as of September 1, 2002 and as otherwise supplemented or amended from time to time, filed as an exhibit to the registration statement of which this prospectus is a part. The receivables purchase agreement provides that it is governed by New York law. The following discussion represents a summary of the material terms of the receivables purchase agreement relating to the sale or contribution of the receivables to the depositor and does not purport to provide a complete description. For further information, owners and prospective owners of certificates are advised to examine the receivables purchase agreement, a copy of which, without specified exhibits or schedules, will be made available by the trustee upon written request.

Sale and Transfer of Receivables

         Under the receivables purchase agreement, Bombardier Capital Inc. has sold and transferred to the depositor all of its right, title and interest in and to all of the receivables and the security granted by obligors, and the related repurchase agreements and other agreements with manufacturers, importers or distributors, relating to the Accounts as of January 1, 1994 and from time to time has sold and transferred and will sell or contribute and transfer to the depositor receivables created after January 1, 1994 including the related security granted by obligors with respect to the Accounts and Additional Accounts.


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


         Under the receivables purchase agreement, Bombardier Capital Inc. has transferred and will continue to transfer the receivables to the depositor in exchange for the net cash proceeds received by the depositor from the sale of the investor certificates, which proceeds equals the proceeds, after expenses, raised from the sale of the investor certificates, less any amounts deposited by the depositor in the reserve fund and a promissory note issued by the depositor in favor of Bombardier Capital Inc. The value of and the purchase price in the case of sales of Eligible Receivables transferred will be deemed to equal the principal amount of these receivables plus accrued and unpaid interest on these receivables on the date of transfer. The value of and the purchase price in the case of sales for ineligible receivables transferred will equal the net book value of the receivables. The principal amount of the promissory note issued to Bombardier Capital Inc. will be increased from time to time in connection with the sale of additional receivables by Bombardier Capital Inc. to the depositor for inclusion in the trust under the receivables purchase agreement to the extent the purchase price for these receivables is not paid in cash by the depositor.

         As security for the promissory note issued to Bombardier Capital Inc., the depositor has pledged to Bombardier Capital Inc. the variable funding certificate held by the depositor. Principal and interest payable on the promissory note may be paid by the depositor from time to time out of monies available to the depositor from any source, including through the depositor's interest in the BCRC Certificate and variable funding certificate. Interest on the promissory note will accrue at a rate per annum equal to 15%. In the event of a bankruptcy where the depositor and the trust are substantively consolidated or in any other instance where the holder of the promissory note and the holders of the investor certificates will be claiming against a common fund, the portion of the amounts then due under the promissory note in excess of the amount by which the excess, if any, of the Pool Balance over the Required Pool Balance plus the Retained Interest exceeds the Available Subordinated Amount for all series will be subordinate to the prior indefeasible payment in full of the investor certificates. In addition to the sale of receivables by Bombardier Capital Inc. to the depositor, Bombardier Capital Inc. may transfer the receivables to the depositor as a capital contribution. When receivables are transferred by contribution, the depositor will not be required to pay cash to Bombardier Capital Inc. or to increase the amount of the promissory note as consideration for these receivables.

         In connection with the sale or contribution of the receivables to the depositor, Bombardier Capital Inc. will indicate in its computer files that the receivables have been transferred to the depositor, and that the depositor has transferred its interest in the receivables to the trust. In addition, Bombardier Capital Inc. will provide to the depositor and the trustee a computer file or microfiche or written list containing a true and complete list of all Accounts, identifying the balances of the receivables as of January 1, 1994 and receivables in the Additional Account as of the applicable date on which such Additional Accounts were designated to the trust. The records and agreements for the Accounts and receivables have not been, and will not be, segregated by Bombardier Capital Inc. from other documents and agreements for other accounts and receivables and will not be stamped or marked to reflect the sale of the receivables, but the computer records of Bombardier Capital Inc. have been marked to evidence this transfer. Bombardier Capital Inc. has filed and will file UCC financing statements for the sale or contribution of the receivables meeting the requirements of Massachusetts state law. See "Risk Factors--State and Federal Law May Limit the Abilities of the Servicer to Realize on Receivables Thus Causing Losses on Your Certificates" and "Material Legal Aspects of the Receivables--Transfer of Receivables and Certificates."

Representations and Warranties

         Bombardier Capital Inc. makes representations and warranties to the depositor to the effect that, among other things, as of the date of the issuance of the first series of certificates and each series issuance date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the receivables purchase agreement.


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


         Bombardier Capital Inc. also makes representations and warranties to the depositor about the receivables to the effect that, among other things, as of January 1, 1994, the date of the issuance of the first series of certificates and each series issuance date, each Account is an Eligible Account and, in the case of Additional Accounts as of the date they are considered Accounts, each of these Additional Accounts is an Eligible Account. In the event of a breach of any representation and warranty set forth in this paragraph which results in the requirement that the depositor accept retransfer of receivables from the trust under the pooling and servicing agreement, then Bombardier Capital Inc. shall, unless an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, repurchase these receivables from the depositor. The purchase price for these receivables shall be the principal balance thereof, together with accrued interest, which amount shall be paid by Bombardier Capital Inc. in immediately available funds on the business day preceding the date of this retransfer.

         Bombardier Capital Inc. also makes representations and warranties to the depositor to the effect, among other things, that as of January 1, 1994, the date of the issuance of the first series of certificates and each series issuance date the receivables purchase agreement constitutes a legal, valid and binding obligation of Bombardier Capital Inc. and the receivables purchase agreement constitutes a valid sale to the depositor of all right, title and interest of Bombardier Capital Inc. in and to the receivables, whether then existing or subsequently created in the Accounts, the security granted by obligors and, with some exceptions, the proceeds of the receivables and the collateral security, which is effective as to each receivable upon its creation. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the depositor under the pooling and servicing agreement to repurchase an interest in receivables from the trust, Bombardier Capital Inc. will be obligated to repurchase this interest retransferred to the depositor for the amount which the depositor was required to pay to the trust in connection with this retransfer.

Covenants

         Bombardier Capital Inc. has covenanted that, except for the sale or contribution and conveyances under the receivables purchase agreement, Bombardier Capital Inc. will not sell, pledge, assign or transfer any interest, except for specified tax and governmental and other statutory liens, in the receivables being transferred to the depositor to any other person.

         Bombardier Capital Inc. also has covenanted to defend and indemnify the depositor for any loss, liability or expense incurred by the depositor in connection with a breach by Bombardier Capital Inc. of some of its representations, warranties or covenants contained in the receivables purchase agreement.

         In addition, Bombardier Capital Inc. has expressly acknowledged and consented to the depositor's assignment of its rights in the receivables under the pooling and servicing agreement to the trustee.

Termination

         The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if Bombardier Capital Inc. becomes party to any bankruptcy or similar proceeding, other than as a claimant, and, if this proceeding either is voluntary or is involuntary and, in the case of an involuntary proceeding, this involuntary proceeding is not dismissed within 60 days of its institution, Bombardier Capital Inc. will immediately cease to sell or transfer receivables to the depositor and will promptly give notice of this event to the depositor and the trustee.


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


                   Material Legal Aspects of the Receivables

Transfer of Receivables and Certificates

         In connection with any receivables sold or contributed and assigned by Bombardier Capital Inc. to the depositor, Bombardier Capital Inc. represents and warrants that the transfer constitutes a valid transfer and assignment to the depositor of all right, title and interest in and to the receivables and that, under the UCC, there exists in favor of the depositor a valid, subsisting and enforceable first priority perfected ownership interest in the receivables transferred to the depositor. Bombardier Capital Inc. has made this representation and warranty under the UCC as then in effect in the State of Vermont, and commencing with the issuance of this series of certificates and all future assignments of Additional Accounts makes this representation and warranty under the UCC as in effect in Massachusetts or Vermont (as applicable). Bombardier Capital Inc. also represents and warrants with respect to any receivables subsequently created in the Accounts or Additional Accounts transferred to the depositor that there exists in favor of the depositor a valid, subsisting and enforceable first priority perfected ownership interest in all of these receivables subsequently created in these Accounts or Additional Accounts on and after their creation. For a discussion of the depositor's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates--Representations and Warranties."

         Each of Bombardier Capital Inc. and the depositor represent that the receivables are "tangible chattel paper" for purposes of the UCC as in effect in New York. If the receivables are deemed to be tangible chattel paper, the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements, in order to perfect its interest in the receivables. Financing statements relating to the transfer of the receivables have been filed under the UCC as in effect in Massachusetts or Delaware (as applicable)--some of which are filed under revisions to the UCC to be "in lieu of" financing statements that continue financing statements previously filed in Vermont and Florida--by Bombardier Capital Inc. and the depositor to perfect the interests of the depositor and the trust in the receivables. Continuation statements will be filed as required to continue the perfection of these interests. The receivables will not be stamped to indicate the interest of the depositor or the trust.

         In addition, in connection with any receivables conveyed to the trust Bombardier Capital Inc. represents and warrants in the receivables purchase agreement, and the depositor represents and warrants in the pooling and servicing agreement, that except for specified liens permitted by the pooling and servicing agreement each receivable included in the Pool Balance is and will be secured by a first priority perfected security interest in the related Eligible Product. However, when an Eligible Product is sold by an obligor, Bombardier Capital Inc.'s security interest in the Eligible Product will terminate in most instances. Therefore, if an obligor fails to remit to Bombardier Capital Inc. amounts owed for Eligible Products that have been sold, the related receivables may no longer be secured by Eligible Products, although they may, in some circumstances, still be secured by the proceeds of these Eligible Products.

         There are limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables could have an interest in these receivables with priority over the trust's interest. A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables in the ordinary course of that purchaser's business may, under some circumstances, for instance, where the purchaser is without notice of any adverse claim, have priority over the interest of the trust in the receivables. The failure to stamp the receivables to indicate the interest of the depositor and the trust, as described in the second preceding paragraph above, could support a claim by a subsequent purchaser of the receivables that this purchaser acted without notice of any claim by the depositor or the trust in the receivables. A tax or other government lien or non-consensual lien on property of Bombardier Capital Inc. or the depositor arising prior to the time a receivable is conveyed to the trust may also have priority over the interest of the trust in that receivable.


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


         Under the receivables purchase agreement, in connection with any receivables sold or contributed and assigned by Bombardier Capital Inc. to the depositor, Bombardier Capital Inc. warrants to the depositor that the receivables have been transferred free and clear of the lien of any third party except for tax and other statutory liens including liens in favor of the Pension Benefit Guaranty Corporation. Under the pooling and servicing agreement, the depositor warrants to the trust that, except for the conveyances contemplated by the pooling and servicing agreement, the receivables have been transferred to the trust free and clear of the lien of any third party, except for tax and other statutory liens including liens in favor of the Pension Benefit Guaranty Corporation. Each of Bombardier Capital Inc. and the depositor also has covenanted that it will not sell, pledge, assign, transfer or grant any lien on any receivable included in the trust other than to the depositor and the trust and except for tax and other statutory liens including liens in favor of the Pension Benefit Guaranty Corporation.

         In addition, while Bombardier Capital Inc. is the servicer, cash collections on the receivables may be commingled with the funds of Bombardier Capital Inc. before each distribution date and, in the event of the bankruptcy of Bombardier Capital Inc., the trust may not have a perfected interest in these collections. In the event of this type of commingling, the amount so commingled at any given time, and to which the certificateholders would otherwise be entitled, may exceed the amount distributable to certificateholders on the following distribution date.

         The depositor has represented and warranted to the trustee that the transfer of the receivables on January 1, 1994 constitutes, and the transfer of the depositor's right to any subsequent receivables in the Accounts and in any Additional Accounts will constitute, a valid transfer and assignment to the trust of all right, title and interest of the depositor in and to the receivables, including any additional receivables subsequently created in the Accounts and in any Additional Accounts, except for specified tax and governmental liens and claims, all monies due or to become due thereon and, with some exceptions, the proceeds of the receivables which is effective as to each receivable upon its transfer to the trust.

         Tax and other statutory liabilities, like liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans of Bombardier Inc. or any of its subsidiaries, including Bombardier Corporation and Bombardier Capital Inc., can be asserted against the depositor. To the extent that any of these liabilities arise after the transfer of receivables to the trust, the trust's interest in the receivables would be prior to the interest of the claimant for these liabilities. However, the existence of a claim against the depositor could permit the claimant to subject the depositor to an involuntary proceeding under the bankruptcy code or other insolvency law.

         If Bombardier Capital Inc. or the depositor were to become a debtor under federal bankruptcy law, a court could conclude that the accounts receivable sold by such debtor prior to a filing for bankruptcy should remain the property of the debtor's bankruptcy estate. Such a conclusion might result in the delay of distributions of collections and reductions, which could be substantial, in the amount of payments to certificateholders.

Matters Related to Unfunded Receivables

         Receivables are created on the books of Bombardier Capital Inc. and sold to the depositor and assigned to the trust as early as the day products are shipped by the manufacturer, importer or distributor to the dealer; however, Bombardier Capital Inc. usually does not pay the manufacturer, importer or distributor for the product for a period of time after this shipment. If Bombardier Capital Inc. were to become insolvent or for any other reason did not or was not able to pay the manufacturer for a product, it may not be possible to collect the unfunded receivables from the dealer. In addition, the manufacturer, importer or distributor might be able to delay or prevent the trust from receiving payments otherwise


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


owing to the trust for these receivables. See "The Floorplan Financing Business--Creation of the Receivables."

Material Matters Relating to Bankruptcy

         In connection with any receivables sold or contributed and assigned by Bombardier Capital Inc. to the depositor under the receivables purchase agreement, Bombardier Capital Inc. warrants to the depositor in the receivables purchase agreement that the sale or contribution and assignment of these receivables by it to the depositor is a valid sale or contribution and assignment of these receivables. In addition, Bombardier Capital Inc. and the depositor have agreed to treat the transfer of receivables by Bombardier Capital Inc. to the depositor under the receivables purchase agreement as a sale or contribution and assignment of the receivables to the depositor, and Bombardier Capital Inc. has or will take all actions that are required under Massachusetts law to perfect the depositor's ownership interest in the receivables. If Bombardier Capital Inc. were to become a debtor in a bankruptcy case and a bankruptcy trustee for Bombardier Capital Inc. as debtor-in-possession or a creditor of Bombardier Capital Inc. were to take the position that the sale of receivables from Bombardier Capital Inc. to the depositor under the receivables purchase agreement should be recharacterized as a pledge of these receivables to secure a borrowing by Bombardier Capital Inc., then delays in payments of collections of receivables to the depositor could occur or, should the court rule in favor of that trustee, debtor in possession or creditor, reductions, which, in some circumstances, could be substantial, in the amount of these payments could result.

         In addition, if Bombardier Capital Inc. were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of this debtor or this debtor itself were to request a court to order that Bombardier Capital Inc. should be substantively consolidated with the depositor, delays in payments on the receivables and, accordingly, the certificates could result. Should the bankruptcy court rule in favor of that creditor, bankruptcy trustee or this debtor, reductions, which, in some circumstances could be substantial, in the amount of these payments could result.

         The depositor represents and warrants to the trustee in connection with the transfer of any receivables to the trust that the transfer of these receivables to the trust and of the depositor's right to additional receivables will constitute a valid transfer and assignment to the trust of all right, title and interest of the depositor in and to the receivables, including any additional receivables subsequently created, except for specified tax and government liens and claims, all monies due or to become due thereon and, with some exceptions, the proceeds thereof which is effective as to each receivable upon the transfer thereof to the trust.

         The depositor's certificate of incorporation provides that the depositor is required to have two independent directors and that it shall not file a voluntary application for relief under the United States bankruptcy code without the affirmative vote of its two independent directors. Under the pooling and servicing agreement, Bombardier Capital Inc., the servicer and any enhancement provider covenant that they will not at any time institute against the depositor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps have been taken to avoid the depositor's becoming a debtor in a bankruptcy case. If, despite these steps, the depositor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the depositor or the depositor as debtor in possession or a creditor of the depositor were to take the position that the transfer of the receivables from the depositor to the trust should be recharacterized as a pledge of the receivables, then delays in payments on the certificates or, should the court rule in favor of that trustee, debtor in possession or creditor, reductions, which, in some circumstances, could be substantial, in the amount of these payments could result.

         The depositor does not intend to file, and Bombardier Capital Inc. has agreed that it will not cause the depositor to file, a voluntary or involuntary petition for relief under the United States bankruptcy code or any similar applicable state law with respect to the depositor so long as the depositor is solvent and does not foresee becoming insolvent. If Bombardier Capital Inc. were to become a debtor under the bankruptcy code, the applicable bankruptcy court might hold unenforceable or invalid Bombardier Capital Inc.'s agreement not to cause the depositor to file this type of petition and permit Bombardier Capital Inc. as creditor of the depositor, on account of the promissory note issued by the depositor to Bombardier Capital Inc. as partial consideration for the transfer of the receivables to the depositor and on account of the related pledge of the variable funding certificate as security for the promissory note, to commence an involuntary petition against the depositor.

         If Bombardier Capital Inc. or the depositor were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, according to the pooling and servicing agreement and the receivables purchase agreement, new receivables would no longer be transferred to the depositor by Bombardier Capital Inc. and, according to the pooling and servicing agreement, only collections on receivables previously sold to the depositor and transferred to the trust would be available to be applied to pay interest accruing on the certificates and to pay the principal amount of the certificates. Under these circumstances, the servicer is obligated to allocate all principal collections on receivables to the oldest principal balance first. If this allocation method were to be altered by the bankruptcy court, the rate of payment on the certificates might be adversely affected.

         The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of this bankruptcy or similar event exists, a bankruptcy trustee of the servicer may have the power to prevent either the trustee or the certificateholders from appointing a successor servicer.

                   Material Federal Income Tax Consequences

         The following discussion represents the opinion of Sidley Austin Brown & Wood LLP, special U.S. tax counsel to the depositor and the trust as to the material United States federal income tax consequences relating to the purchase, ownership and disposition of the certificates. This discussion is based on current law, which is subject to retroactive or prospective change. Both types of changes could adversely affect the tax consequences described in this section. The discussion does not address all of the tax consequences that may be relevant to a particular certificateholder in light of its own circumstances. Further, the following specific categories of certificateholders may be subject to special tax rules and limitations which are not discussed in this section: dealers or traders in securities, financial institutions, life-insurance companies, tax-exempt entities, United States Persons that have a principal place of business outside the United States, United States Persons whose functional currency is not the United States dollar, United States persons who hold the certificates as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction or specified Foreign Persons. It is suggested that prospective purchasers consult their own tax advisors as to the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the certificates.

         If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of a certificate, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A certificateholder that is a partnership and partners in such partnership should consult their tax advisors about the federal income tax consequences of holding and disposing of the certificates, as the case may be.


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


Characterization of the Certificates and the Trust

         Although no transaction closely comparable to the issuance of the certificates has been the subject of any Treasury regulation, public ruling or judicial decision, for federal income tax purposes, Sidley Austin Brown & Wood LLP is of the opinion that the certificates will be characterized as indebtedness, and the trust will be treated as a mere security device (assuming all of the trust's equity for tax purposes is owned by a single entity) and will not be subject to an entity-level federal income tax. Opinions of counsel are not binding, and no assurance can be given that the IRS would not successfully assert that the certificates are not indebtedness but rather are interests in the nature of equity interests and that the trust is not a security device but rather is either a partnership between the depositor and some or all classes of certificateholders, or a publicly traded partnership taxable as a corporation in which the depositor owns common equity interests and some or all classes of certificateholders own preferred equity interests.

Possible Characterization of the Trust as a Partnership other than a Publicly Traded Partnership

         If, contrary to the views expressed above, some or all classes of certificates of the trust are characterized as interests in the nature of equity interests, or if the Supplemental Certificate is delivered to an entity other than the depositor, then the trust could be characterized as a partnership or a publicly traded partnership. The trust would not be subject to federal income tax if the trust were treated as a partnership other than a publicly traded partnership taxable as a corporation. Instead, each item of income, gain, deduction and loss generated through the partnership's ownership and servicing of the receivables would be taken into account directly in computing the taxable income of the depositor, the holder of the Supplemental Certificate and the certificateholders treated as partners, in accordance with their respective ownership of the interests of the partnership. The amount and timing of the items of income and deductions of the certificateholders could differ if the certificates were held to constitute partnership interests rather than indebtedness. In addition, if a certificate were characterized as an equity interest and the trust were treated as a partnership other than a publicly traded partnership, income derived by a certificateholder that is a pension fund or other tax-exempt entity treated as a partner may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificateholder.

Possible Characterization of the Trust as a Publicly Traded Partnership Taxable as a Corporation

         If the trust were treated in whole or in part as a partnership in which some or all of the certificateholders were treated as partners rather than holders of indebtedness, that deemed partnership could be classified as a publicly traded partnership taxable as a corporation. In that event, the trust would be subject to federal income tax at corporate rates on the taxable income that the trust derives from the receivables. This tax would substantially reduce the amounts available for distribution to the certificateholders. Cash distributions to the certificateholders would be treated as dividends for tax purposes to the extent of the trust's earnings and profits and, for corporate certificateholders, may be eligible for the dividends-received deduction, subject to limitations.

         The remainder of this section assumes that, for U.S. federal income tax purposes, the certificates will be characterized as indebtedness. The depositor and the certificateholders have agreed to treat the certificates as indebtedness for federal income tax purposes and neither the trustee nor the depositor will comply with the reporting requirements applicable to corporations, publicly traded partnerships or partnerships.


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


Taxation of Interest Income to United States Persons

General

         Stated interest, original issue discount and market discount received or accrued on a certificate will be ordinary income, and principal payments on a certificate, other than payments of discount, will be a return of capital to the extent of the certificateholder's basis in the certificate allocable to those payments.

         Assuming that the certificates are treated as issued without original issue discount, the stated interest on a certificate will be taxable to a certificateholder as ordinary income when received or accrued, in accordance with such certificateholder's method of tax accounting.

Original Issue Discount

         Unless otherwise provided in the prospectus supplement, it is not anticipated that the certificates will be issued with more than de minimis original issue discount. However, because the failure to pay interest currently on the certificates does not give rise to any remedy to compel payment, the IRS may take the position on the basis of Treasury regulations yet to be issued that all of the interest payments on the certificates should be treated as having original issue discount. A holder of a certificate having more than de minimis original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the holder's regular method of accounting.

         The amount of original issue discount on a certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a certificate in a particular class is the price at which a substantial amount of the certificates of that class are first sold to the public. The stated redemption price at maturity of a certificate is the total of all payments on the certificate other than "qualified stated interest" payments. A qualified stated interest payment is stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate, a single objective rate or one or more qualified floating rates. As indicated above, the IRS may take the position that some of the interest on a certificate is not "qualified stated interest."

         A certificateholder must include in gross income for any taxable year the sum of the "daily portions" of the original issue discount that accrue on the certificate for each day during the certificateholder's taxable year on which the certificate is held. A calculation will be made of the portion of the original issue discount that accrues on each certificate during each "accrual period," which in general is the period corresponding to the period between distribution dates. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. The amount of original issue discount that accrues in each year will be computed under a constant yield method, with the consequence that a United States holder will include in gross income progressively larger amounts of original issue discount over time.

Market Discount

         A certificateholder who purchases a certificate at more than a de minimis discount may be subject to the "market discount" rules of Section 1276 through 1278 of the Internal Revenue Code of 1986. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity


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


date of the certificate, unless the certificateholder elects to accrue market discount on the basis of semiannual compounding. The market discount rules also provide for deferral of a portion of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount not previously included in income. Alternatively, a certificateholder may elect to include market discount in income as it accrues in lieu of the tax treatment described in the two preceding sentences. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the certificateholder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Market Premium

         A certificateholder who purchases a certificate for an amount in excess of the sum of all amounts payable on the certificates after the purchase date other than payments of qualified stated interest may elect to offset such excess against interest income over the remaining term of the certificate in accordance with the provisions of Section 171 of the Internal Revenue Code of 1986.

         Any election to amortize market premium applies to all taxable debt instruments acquired by the certificateholder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Sale, Exchange or other Disposition of Certificates

         Upon a sale, exchange or disposition of a certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or disposition and the certificateholder's adjusted basis in the certificate. The adjusted basis in the certificate will equal its cost, increased by any original issue discount or market discount includible in income with respect to the certificate prior to its sale, and reduced by any principal payments previously received with respect to the certificate and any amortized market premium. Gain or loss will be capital gain or loss if the certificate was held as a capital asset, and will be long-term gain or loss if held for more than one year. Generally, capital losses may be used only to offset capital gains.

Foreign Investors

         A Foreign Person holding the certificate on its own behalf (a "Foreign Investor") that is an individual or a corporation generally will be exempt from federal income taxes and withholding on payments of principal, premium, interest or original issue discount on a certificate, unless such Foreign Investor is a direct or indirect 10 percent or greater shareholder of the depositor, a controlled foreign corporation related to the depositor or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the certificate, (ii) certifies that such owner is not a United States Person and (iii) provides the beneficial owner's name and address. Certain securities clearing organizations and other entities who are not beneficial owners, may be able to provide the signed statement to the Withholding Agent instead of the beneficial owner. However, in such case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN (or a substitute form).

         As used above, a "Withholding Agent" is the last U.S. payor, qualified intermediary, U.S. branch of a foreign person or withholding foreign partnership in the chain of payment prior to payment to a

Foreign Person (which itself is not a Withholding Agent). Generally, an IRS Form W-8BEN is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new IRS Form W-8BEN.

         A Foreign Investor that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificate on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

         Any gain realized on the sale, redemption, retirement or, other taxable disposition of a certificate by a Foreign Investor will be exempt from federal income and withholding tax so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Investor; and (ii) in the case of a Foreign Investor that is an individual, the Foreign Investor is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a certificate held by a Foreign Investor is effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, such certificateholder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "dividend equivalent amount" within the meaning of the Internal Revenue Code of 1986 for the year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

         A certificate will not be includible in the estate of a Foreign Investor unless the Foreign Investor is a direct or indirect 10 percent or greater shareholder of the depositor.

         If the certificates were treated as an interest in a partnership, the recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In that event, the Foreign Investor would be required to file a federal income tax return and would be subject to U.S. federal income tax, including the branch profits tax, on its net income from the partnership. Further, specific withholding obligations apply with respect to income allocable or distributions made to a foreign partner. The applicable rate of that withholding generally depends on whether the Foreign Investor is treated, for U.S. federal income tax purposes, as a corporation or as a taxpayer other than a corporation. If the certificates were treated as stock in a corporation, distributions to a Foreign Investor, to the extent treated as dividends, generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

         It is suggested that prospective Foreign Investors consult their tax advisors concerning the tax consequences to them of the purchase, ownership and disposition of the certificates.

Information Reporting and Backup Withholding

         Interest, including original issue discount, principal or proceeds of the sale of a certificate may be subject to information reporting or to "backup withholding" of United States federal income tax at the applicable rate. Information reporting and backup withholding generally do not apply to corporations and other exempt recipients, which may be required to establish their exempt status. Backup withholding applies if, among other circumstances, a certificateholder that is not otherwise exempt fails to furnish that person's correct social security number or other taxpayer identification number. Information reporting and backup withholding do not apply to a Foreign Investor who satisfies the applicable identification requirements.

State and Local Taxation

         The discussion above does not address the tax consequences of purchase, ownership or disposition of the certificates under any state or local tax law. It is recommended that all investors consult their own tax advisers regarding the Federal, State, Local or Foreign Income or Estate Tax Consequences of the Purchase, Ownership and Disposition of the certificates.

                             ERISA Considerations

         Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended, or that is described in
Section 4975(e)(1) of the Internal Revenue Code of 1986, or by or for the account of any entity whose underlying assets include any assets subject to these laws by reason of investment in that entity by such plans, trusts or accounts. By accepting and holding any certificate, the holder of the certificate will be deemed to have represented and warranted that it is not an entity described above, and that its acquisition and holding of the certificate are in compliance with the foregoing restrictions.

                             Plan of Distribution

         The certificates will be offered in series from time to time through any of the following methods:

         o by negotiated firm commitment underwriting and public reoffering by underwriters;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o by placement directly by the issuer with institutional investors.

         A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of such series if any such certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.


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


         If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of such series.

                                 Legal Matters

         Specified legal matters will be passed upon for the depositor and the trust by Sidley Austin Brown & Wood LLP, New York, New York. Specified federal income tax matters will be passed upon for the depositor and the trust by Sidley Austin Brown & Wood LLP, New York, New York.

                         Reports to Certificateholders

         Unless and until definitive certificates are issued, monthly and annual unaudited reports, containing information concerning the trust, which reports will be substantially based upon information provided by the servicer, will be sent on behalf of the trust to Cede & Co., as nominee of The Depository Trust Company and registered holder of the certificates. These reports may be available to beneficial owners of certificates in accordance with the regulations and procedures of The Depository Trust Company. See "Description of the Certificates--Reports" and "--Evidence as to Compliance."

         These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         The trust will file with the Securities and Exchange Commission those periodic reports with respect to the trust as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Glossary

         "Accounts" means the accounts designated to the trust and identified in the computer file or microfiche or written list delivered to the trustee on the date of issuance of the first series of certificates under the pooling and servicing agreement plus all Additional Accounts less any accounts which have been removed from the trust.

         "Additional Accounts" means any accounts designated by the depositor to be included in the trust under the terms of the pooling and servicing agreement in addition to those designated at the time of the first series of certificates.

         "Adjusted Invested Amount" means, for any series of certificates, the initial principal amount of the such series of certificates plus the amount of any withdrawals from the related excess funding account in connection with an increase in receivables in the trust since the date of the issuance of such series minus the amount of any additions to the related excess funding account in connection with a reduction in the receivables in the trust since the date of the issuance of such series of certificates.

         "Adjustment Payment" means an amount payable by the depositor for deposit into the collection account if the servicer adjusts downward the outstanding principal balance of any Eligible Receivable because of a rebate, billing error, refund or credit adjustment to an obligor, or because that receivable was created in respect of a product which was refused or returned by an obligor, the amount of this adjustment will be deducted from the Pool Balance; if the adjustment reduces the Pool Balance below the Required Pool Balance on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related Distribution Date, the amount of the payment will be an amount equal to the deficiency up to the amount of the adjustment.

         "Available Subordinated Amount" for any series for date of determination, means the amount of the subordination for that series of certificates.

         "Bombardier Capital Inc. Domestic Inventory Portfolio" means the accounts owned by Bombardier Capital Inc., whether or not they would be Eligible Accounts and whether or not they have been added to the trust generating receivables as a result of extensions of credit and advances made to dealers of consumer, recreational and commercial products which dealers are located in the United States.

         "BCRC Certificate" means the certificate held by the depositor and representing the Retained Interest.

         "Business Day" means any day other than (a) a Saturday or Sunday or
(b) another day on which banking institutions or trust companies in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

         "Controlled Accumulation Period" means, for any applicable series of certificates, unless an Early Amortization Event has occurred with respect to such series, the period during which a portion of principal collections allocated to such series are deposited into an account for the benefit of certificateholders beginning on the date specified in or determined in the manner specified in the related Series Supplement and ending on the earliest to occur of:

                  (1) the start of an Early Amortization Period with respect to such series,

                  (2) payment in full of the outstanding principal balance of the certificates of such series, and

                  (3) the Series Termination Date for such series.

         "Controlled Amortization Period" means, for any applicable series of certificates, unless an Early Amortization Event has occurred with respect to such series, the period during which a portion of principal collections allocated to such series are paid to certificateholders on each distribution date beginning on the date specified in or determined in the manner specified in the related Series Supplement and ending on the earliest to occur of:

                  (1) the start of an Early Amortization Period with respect to such series,

                  (2) payment in full of the outstanding principal balance of the certificates of such series, and

                  (3) the Series Termination Date for such series.

         "Defaulted Amount" for any calendar month means an amount which is not less than zero equal to the aggregate principal amount of principal receivables that became Defaulted Receivables during the preceding calendar month less the full amount of the Defaulted Receivables which are subject to retransfer from the trust to the depositor or purchased by the servicer for that calendar month unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to either of the depositor or the servicer or unless an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor has occurred, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables.

         "Defaulted Receivables" on any distribution date are:

                  (1) all receivables other than receivables that were designated as ineligible at the time of transfer to the trust that were charged off as uncollectible in the preceding calendar month;

                  (2) all receivables originally secured by a security interest in a related Eligible Product which have not been paid in full for more than 90 days after the sale of the related Eligible Product; and

                  (3) all receivables which, although they were Eligible Receivables when transferred to the trust, arose in an Account which has become an Account which is not an Eligible Account since this transfer and which were not Eligible Receivables for any six consecutive distribution dates after this Account became an Account which is not an Eligible Account.

Receivables are not Defaulted Receivables merely because they are no longer Eligible Receivables.

         "Determination Date" means, with respect to any distribution date, the day that is two business days prior to that distribution date.

         "Early Amortization Event" for any series refers to any of the events so defined in the related Series Supplement, as well as each of the following events:

                  1. a failure by the depositor to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey these receivables under the pooling and servicing agreement;

                  2. failure on the part of the depositor, the servicer or Bombardier Capital Inc., as applicable:

                           (a) to make any payment or deposit required by the
                  terms of the pooling and servicing agreement, including but not limited to any amount required to be paid upon a transfer of receivables to the depositor or Adjustment Payment, on or before the date occurring five (5) business days after the date this payment or deposit is required to be made, which failure is not cured within five business days after notice from the trustee of this failure;

                           (b) with respect to any series, to deliver a
                  distribution date statement within ten business days after notice from the trustee of the failure to deliver this statement;

                           (c) to duly comply with, observe or perform in any
                  material respect the covenant of the depositor not to create any lien, other than tax and other statutory liens, including liens in favor of the Pension Benefit Guaranty Corporation, and some other liens and interests permitted by the pooling and servicing agreement, on any receivable which failure has a material adverse effect on the holders of the investor certificates or the holder of the variable funding certificate and which continues unremedied for a period of 60 days after written notice of this failure, requiring the same to be remedied, has been given to the depositor by the trustee or any enhancement provider; provided, however, that an Early Amortization Event will not be deemed to have occurred if the depositor has repurchased the related receivables or, if applicable, all the receivables during this period in accordance with the provisions of the pooling and servicing agreement; or

                           (d) to duly observe or perform in any material
                  respect any other of its covenants or agreements set forth in the pooling and servicing agreement, which failure has a materially adverse effect on the holders of the investor certificates or the holder of the variable funding certificate and which continues unremedied for a period of 45 days after written notice of this failure, requiring the same to be remedied, has been given to the depositor by the trustee or any enhancement provider;

                  3. any representation or warranty made by the depositor in the pooling and servicing agreement or any information required to be given by the depositor to the trustee under the pooling and servicing agreement to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice, or within any longer period as may be specified in the notice, of this failure, requiring the same to be remedied, has been given to the depositor by the trustee, and as a result the interests of the holders of the investor certificates or the holder of the variable funding certificate are materially and adversely affected, excluding, however, any representation or warranty made by the depositor that the pooling and servicing agreement constitutes, or the transfer of the receivables to the trust is, a valid sale, transfer and assignment to the trust of all right, title and interest of the depositor in the receivables and the security granted by the related obligors if the pooling and servicing agreement constitutes the grant of a security interest in the receivables and security granted by the related obligors; except when the depositor has repurchased the related receivables or all of these receivables, if applicable, during this period in accordance with the provisions of the pooling and servicing agreement;

                  4. the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of Bombardier Corporation, the depositor or the servicer or Bombardier Capital Inc. if it is not the servicer;

                  5. the depositor or the trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended; and

                  6. the occurrence of any Servicer Default.

         "Early Amortization Period" means, for any series of certificates, the period beginning as of the day an Early Amortization Event occurs with respect to such series and ending on the day on which payment in full of the Invested Amount of such series has been made to certificateholders, unless the Early Amortization Period shall terminate prior to that time as described in the related prospectus supplement and under "Description of the Certificates--Early Amortization Events" in this prospectus.

         "Eligible Account" means:

                  (1) each individual financing account established by Bombardier Capital Inc. or established by an affiliate of Bombardier Capital Inc. or by a third party--but which satisfies Bombardier Capital Inc.'s customary underwriting standards--and acquired by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc., with an obligor with respect to Eligible Products pursuant to an inventory security agreement, in the ordinary course of business, and

                  (2) each individual line of credit or financing agreement extended by Bombardier Capital Inc. (or an affiliate of Bombardier Capital Inc.) or by a third party--but which satisfies Bombardier Capital Inc.'s customary underwriting standards--and acquired by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. to an obligor for the purpose of financing working capital, manufacturing, production or inventories and secured by assets of that obligor, it which, in each case, as of the date of determination thereof relates to an obligor that satisfies the requirements of the pooling and servicing agreement and is in existence and, after its establishment or acquisition by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc., is maintained and serviced by Bombardier Capital Inc.

         "Eligible Deposit Account" means either (1) a segregated account with either the corporate trust department of the trustee or with a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, which at all times has either a long-term unsecured debt rating of A2 or better by Moody's and of AAA or better by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the trustee or has a certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the trustee and which at all times is a member of the FDIC or (2) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution or trust company has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having original or remaining maturities of thirty days or less, but in no event occurring later than the distribution date next succeeding the trustee's acquisition thereof, which evidence:

                  (1) obligations of or fully guaranteed by the United States,

                  (2) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof or any domestic branch of a foreign bank and subject to supervision and examination by Federal or state banking or depository institution authorities, the commercial paper or other short-term unsecured debt obligations--other than this type of obligation the rating of which is based on the credit of a person or entity other than that depository institution or trust company--of which at the time of the trust's investment or contractual commitment to invest in such investments has a credit rating in the highest investment category from any individual Rating Agency,

                  (3) commercial paper having a credit rating in the highest investment category from any individual Rating Agency at the time of the trust's investment or contractual commitment to invest in such paper,

                  (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC and which are offered or insured by a financial institution whose long-term debt is rated Baa3 or better by Moody's,

                  (5) bankers' acceptances issued by any depository institution or trust company described in (2) above,

                  (6) investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, any individual Rating Agency,

                  (7) repurchase obligations entered into with depository institutions or trust companies--acting as principal--described in
         (2) above or whose deposits are insured by the FDIC with respect to securities which are direct obligations of or obligations guaranteed by the United States or any agency or instrumentality thereof which is backed by the full faith and credit of the United States, and

                  (8) other investments acceptable to any individual Rating Agency as being consistent with the then-current rating of the class A certificates and class B certificates.

         "Eligible Products" means consumer, recreational and commercial products, including, but not limited to, boats, motors and trailers, snowmobiles, snow-grooming equipment, personal watercraft, recreational vehicles, manufactured housing, motorcycles, lawn and garden equipment, horse trailers, personal computers, and consumer electronics and appliances and spares and parts relating to these products.

         "Eligible Receivable" means each receivable:

                  (1) which was originated by Bombardier Capital Inc., by an affiliate of Bombardier Capital Inc. or acquired by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. in each case in the ordinary course of business,

                  (2) which arose under an Account that at the time the receivable was transferred to the trust was an Eligible Account,

                  (3) which is owned by Bombardier Capital Inc. at the time of sale or contribution by Bombardier Capital Inc. to the depositor,

                  (4) which represents the obligation of an obligor to repay an advance made to or on behalf of that obligor, or credit extended for that obligor to finance an Eligible Product,

                  (5) which, at the time of creation and, except for receivables that are payable under a repayment schedule regardless of whether the related Eligible Products have been sold or with respect to which the related Eligible Products have then been sold, at the time of transfer to the trust, is secured by a first priority perfected security interest in the Eligible Product.

                  (6) which is not unenforceable as a result of any violation of requirements of law applicable to it and the related inventory security agreement is not unenforceable as a result of any violation of requirements of law applicable to any party to the agreement,

                  (7) for which all consents and governmental authorizations required to be obtained by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. or the depositor for the creation of the receivable or its transfer to the depositor and the trust or the performance by Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. of the inventory security agreement have been duly obtained, effected or given and are in full force and effect,

                  (8) as to which at all times following the transfer of the receivable to the trust, the trust will have good and marketable title to it, free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the pooling and servicing agreement and other than tax and certain other statutory liens, including liens in favor of the Pension Benefit Guaranty Corporation, which may arise after this transfer and which relate to affiliates of the depositor,

                  (9) which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor's right, title and interest in the receivable, including, with certain exceptions, any proceeds thereof,

                  (10) which will at all times be the legal and assignable payment obligation of the obligor, enforceable against the obligor in accordance with its terms, as modified or revised from time to time with the consent of the servicer, except as enforceability may be limited by the bankruptcy code or other applicable insolvency laws,

                  (11) which at the time of transfer to the trust is enforceable against the obligor to the extent of the full principal amount of the receivable, except as such enforceability may be limited by the bankruptcy code or other applicable insolvency laws,

                  (12) as to which, at the time of transfer of the receivable to the trust, Bombardier Capital Inc. or an affiliate of Bombardier Capital Inc. and the depositor have satisfied all their obligations under the pooling and servicing agreement for the receivable required to be satisfied at that time,

                  (13) as to which, at the time of transfer of the receivable to the trust, neither Bombardier Capital Inc. or any affiliate of Bombardier Capital Inc. nor the depositor has taken any action or failed to take any action required of it under the receivables purchase agreement or the pooling and servicing agreement which would impair the rights of the trust or the certificateholders in the receivable, and

                  (14) which constitutes `tangible chattel paper' as defined in Article 9 of the UCC as then in effect in the State of New York.

This definition may be changed by amendment to the pooling and servicing agreement from time to time without the consent of the certificateholders if the Rating Agency Condition is satisfied.

         "Enhancement" means, for any series of certificates, any credit enhancement that is in addition to any subordination, as described in the prospectus supplement.

         "Excess Funded Amount" will be calculated for each business day and means, with respect to any series, an amount equal to the product of:

                  (1) the excess, if any, of the Required Pool Balance over the Pool Balance, each as of the end of the preceding day, and

                  (2) a fraction the numerator of which is the sum of the Available Subordinated Amount for such series and the product of the percent set forth in the related Series Supplement of the Adjusted Invested Amount and the denominator of which is the aggregate of the required balances for all series providing for excess funding accounts or similar arrangements that are in their revolving periods or, if applicable, their amortization periods.

         "Excess Retained Percentage" means, for any date of determination, the Retained Percentage for that date minus the percentage equivalent of a fraction, the numerator of which is equal to the sum of the Available Subordinated Amounts for each outstanding series as of the end of the immediately preceding day and the denominator of which is the Pool Balance as of the end of the immediately preceding day.

         "Excluded Series" means a series of certificates so designated at issuance and paired with a previously issued Series, the proceeds of which are deposited in a prefunding account and disbursed to the seller as principal payments are made on the series of certificates that has been designated as the Paired Series with respect to that Excluded Series.

         "Floating Allocation Percentage" means, for any series of certificates, the percentage, which shall never exceed 100%, obtained for each day in a calendar month, by dividing an amount equal to the Invested Amount for such series as of the close of business on the preceding day by the Pool Balance as of the close of business on that preceding day.

         "Foreign Person" is an individual or entity that is not a United States Person.

         "Invested Amount" means for any series of certificates for any date an amount equal to the Adjusted Invested Amount for such series, minus the amount, without duplication, of principal payments--except principal payments made from the excess funding account and any transfers from the excess funding account to the collection account--made on the certificates of such series prior to that date, minus the excess, if any, of the aggregate amount of Investor Charge-Offs allocable to such series for all distribution dates preceding that date over the aggregate amount of any reimbursements of Investor Charge-Offs for all distribution dates preceding that date.

         "Investor Allocation Percentage" means, for any series of certificates, for any calendar month, the percentage obtained by dividing the Invested Amount of such series of certificates as of the last business day preceding that calendar month by the sum of the Invested Amounts for all other outstanding series on that day.

         "Investor Charge-Offs" for any series of certificates for any distribution date means the amount of charge-offs allocated to such series resulting from the application of the Defaulted Amount to a such series as set forth in the related Series Supplement described in the related prospectus supplement.

         "Investor Non-Principal Collections" for any series of certificates for any distribution date means the portion of Non-Principal Collections for the related calendar month allocated to such series of certificates as set forth in the related Series Supplement described in the related prospectus supplement.

         "Miscellaneous Payments" for any calendar month means the sum of Adjustment Payments and amounts required to be paid by the depositor in connection with a transfer of receivables back to the depositor, in each case on deposit in the collection account on the related distribution date received for that calendar month and any amounts not paid to the holder of the BCRC Certificate because the Pool Balance does not exceed the Required Pool Balance and which are available to be treated as Miscellaneous Payments as of the distribution date following that calendar month.

         "Monthly Servicing Fee" means, unless a related Series Supplement or prospectus supplement states otherwise, the share of the Servicing Fee allocable to certificateholders of any series with respect to any payment date, which shall generally be equal to one-twelfth of the product of (i) the Servicing Fee Rate; and (ii) the Invested Amount of the series as of the last day of the second preceding Collection Period.

         "Non-Principal Collections" means collections of interest and other non-principal charges, including amounts recovered with respect to Defaulted Receivables and insurance proceeds, with respect to the receivables.

         "Paired Series" means a series of certificates so designated with respect to an Excluded Series of certificates upon the issuance of the Excluded Series, which Excluded Series' interest in the trust increases as such Paired Series amortizes or allocates principal to certificateholders.

         "Participants" means the organizations for which The Depository Trust Company holds securities to facilitate the clearance and settlement of securities transactions among themselves.

         "Pool Balance" means the aggregate principal balances of the receivables in the trust that are Eligible Receivables.

         "Principal Allocation Percentage" means, for any series of certificates, the percentage which shall never exceed 100% obtained by dividing the Invested Amount for such series as of the last day of the Revolving Period for such series by the Pool Balance as of the close of business on the business day preceding the day of calculation.

         "Rating Agency" means for any series, the rating agencies which have been requested to rate that series by the depositor.

         "Rating Agency Condition" means, with respect to any action, if the terms of the pooling and servicing agreement or any supplement, set forth a specific time in advance of the effectiveness of the action that notice must be given to the Rating Agencies, notice shall have been given in accordance with this requirement or if no advance notice is required or no specific time is stated for the notice, the Rating Agencies have received written notice of the proposed action at least 10 days prior to the proposed effective date of the action and either:

         o as of the proposed effective date of the action, no Rating Agency shall have notified the depositor, the servicer or the trustee in writing that the action will result in a reduction or withdrawal of any rating of any outstanding series or class with respect to which it is a Rating Agency, or

         o each Rating Agency shall have confirmed in writing to the depositor, the servicer or the trustee that the action will not result in a reduction or withdrawal of the rating of any outstanding series or class with respect to which it is a Rating Agency.

         "Receivables" means receivables arising from extensions of credit and advances made to dealers of consumer, recreational and commercial products which dealers are located in the United States.

         "Removed Accounts" means any Accounts from which the depositor has ceased to transfer newly originated receivables to the trust and any Account which is not an Eligible Account which has been removed from the trust.

         "Required Pool Balance" for any date means an amount calculated as of the end of any business day equal to:

         o the sum of the amounts for each series obtained by multiplying the required investor percentages by the respective adjusted invested amounts including the Adjusted Invested Amount--plus

         o the sum of the Available Subordinated Amounts for all other outstanding series as of the end of that business day; minus

         o any excess of the applicable reserve fund required amount over the amount on deposit in the applicable reserve fund.

         "Retained Interest" means the ownership interest in the trust retained by the depositor and which is that portion of the trust not represented by or allocated to the investor certificateholders or the interest represented by the variable funding certificate.

         "Retained Percentage" for any date of determination, means 100% minus

                  (1) when used with respect to Non-Principal Collections, the sum of

         o the aggregate of the floating allocation percentages for each outstanding series, including the certificates, and

         o the Variable Funding Percentage for the date of determination and

                  (2) when used with respect to principal collections, the sum of

         o the aggregate of the floating allocation percentages for each outstanding series, including the certificates, if applicable, in its revolving period,

         o the aggregate of the principal allocation percentages for each outstanding series, including the certificates, if applicable, not in its revolving period, and

         o the Variable Funding Percentage for this date of determination but in each case the Retained Percentage shall not be less than 0%.

         "Revolving Period" means, for any series of certificates, the period beginning on the date such series of certificates are issued and ending on the earliest of:

                  (1) the last day of the collection period ending on the day prior to the commencement date of the Controlled Accumulation Period or the Controlled Amortization Period; and

                  (2) the business day immediately preceding the day on which an Early Amortization Event occurs.

If the Early Amortization Event resulted from the failure of the servicer to make deposits to the trust or into any account and that event is cured and no other Early Amortization Event has occurred and the scheduled end of the Revolving Period has not occurred, then the Revolving Period may begin again.

         "Series Termination Date" means, for any series of certificates, the last date on which the payment of principal and interest will be due and payable.

         "Servicer Default" refers to any of the following events:

                  (1) failure by the servicer to make any payment, transfer or deposit into the trust, or into any account created for a series of certificates on or before the date the servicer is required to do so under the pooling and servicing agreement, which failure is not cured within a five business day grace period after notice from the trustee of this failure;

                  (2) failure by the servicer duly to observe or perform its covenant not to create any lien on any receivable, which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it of this breach of covenant; provided, however, that a Servicer Default will not be deemed to have occurred if the depositor or the servicer has repurchased the related receivables under the terms of the pooling and servicing agreement, or failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the pooling and servicing agreement, exclusive of breaches of covenants for which the servicer repurchases the related receivables, as described under "Description of the Certificates--Servicer Covenants", which failure has a materially adverse effect on the certificateholders or the holder of the variable funding certificate and which continues unremedied for a period of 30 days after written notice to the servicer of this breach of covenant or agreement;

                  (3) any representation, warranty or certification made by the servicer in the pooling and servicing agreement or in any certificate delivered pursuant to the pooling and servicing agreement proves to have been incorrect when made and continues to be incorrect in any material respect for a period of 60 days after written notice requiring the error to be remedied has been given to the servicer by the trustee, and as a result the interests of the certificateholders or the holder of the variable funding certificate are materially and adversely affected; provided, however, that a Servicer Default will not have occurred if the depositor has repurchased the related receivables or, if applicable, all the receivables during this period in accordance with the provisions of the pooling and servicing agreement; or

                  (4) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer.

         A delay in or failure of performance referred to under clause (1) above for a period of up to ten business days after the applicable grace period or a delay in or failure of performance or the continuance of a delay or failure referred to under clauses (2) or (3) above for a period of up to 60 business days, will not be a Servicer Default if this delay or failure or continuance was caused by an act of God or other similar occurrence.

         "Supplemental Certificate" means a certificate issued in exchange for a portion of the BCRC Certificate.

         "Transfer Date" means each business day on which receivables are created in the Eligible Accounts provided that such date is prior to the earlier of the day following the distribution date on which the aggregate invested amounts for all series is zero, the day on which an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor occurs.

         "United States Person" is an individual or entity that for federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) certain trusts.

         "Variable Funding Percentage" for any date of determination, means a percentage (which percentage will never be less than 0% nor more than 100%) equal to the excess, if any, of the Pool Balance over the Required Pool Balance as of that day divided by the Pool Balance as of the close of business on the day preceding that day; provided, however, that for purposes of allocating principal collections following the occurrence of an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor, the Variable Funding Percentage will be calculated on the basis of the excess, if any, of the Pool Balance over the Required Pool Balance as of the last day immediately preceding the date of this event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor; provided, further, that following an event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor, the relative interest of the variable funding certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the event of bankruptcy, insolvency or receivership relating to Bombardier Capital Inc. or the depositor.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Expenses in connection with the offering of the Certificates being registered hereunder, other than underwriting discounts and commissions are estimated as follows:

         SEC Registration Fee........................      $     76,855
         Printing and Engraving......................      $     60,000
         Legal Fees and Expenses.....................      $    400,000
         Trustee Fees and Expenses...................      $     40,000
         Rating Agency Fees..........................      $    400,000
         Accounting Fees and Expenses................      $    250,000
         Miscellaneous...............................      $     20,000
                                                           ----------------

                Total................................      $  1,246,855
                                                           ================

Item 15.  Indemnification of Directors and Officers.

         Article VII of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits and proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent.

         Bombardier Inc. has agreed to guarantee the indemnification obligations of the Registrant with respect to each of its independent directors, subject, however, to any conditions, limitations, or defenses which the Registrant itself might have with respect to such indemnified obligations.


Item 16.  Exhibits.

         1.1    --      Form of Underwriting Agreement*
         3.1    --      Certificate of Incorporation of the Registrant*
         3.2    --      Bylaws of the Registrant*
         4.1    --      Pooling and Servicing Agreement*
         4.2    --      Amendment No. 1 to Pooling and Servicing  Agreement*
         4.3    --      Amendment No. 2 to Pooling and Servicing  Agreement*
         4.4    --      Amendment No. 3 to the Pooling and Servicing Agreement*
         4.5    --      Form of Series Supplement to the Pooling and Servicing
                        Agreement**
         4.6    --      Variable Funding Supplement*
         4.7    --      Amendment No. 1 to Variable Funding Supplement*
         4.8    --      Receivables Purchase  Agreement*
         4.9    --      Amendment No. 1 to Receivables Purchase Agreement*
         4.10   --      Amendment No. 4 to the Pooling and Servicing Agreement**


                                     II-1


         4.11   --      Form of Amendment No. 2 to Receivables Purchase Agreement**
         4.12   --      Form of Amendment No. 5 to Pooling and Servicing Agreement**
         5.1    --      Opinion of Sidley Austin Brown & Wood LLP as to legality of the Certificates (including consent of such firm)
         8.1    --      Opinion of Sidley Austin Brown & Wood LLP as to certain U.S. tax matters (including consent of such firm)
         23.1   --      Consent of Sidley Austin Brown & Wood LLP (included in Exhibit  5.1)
         23.2   --      Consent of Sidley Austin Brown & Wood LLP (included in Exhibit  8.1)
         24.1   --      Power of Attorney
-----------

  *      Incorporated by reference from Registration Statement No. 333-77091.
 **      Incorporated by reference from Registration Statement No. 333-91550.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant and Co-Registrant have each duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Colchester, State of Vermont, on the 2nd day of July, 2003.

                            BOMBARDIER CREDIT RECEIVABLES
                            CORPORATION


                            By: /s/ Lawrence F. Assell
                                ------------------------------
                               Name:    Lawrence F. Assell
                               Title:   President and Director



                           BOMBARDIER CREDIT RECEIVABLES
                           CORPORATION
                           on behalf of the Trust


                            By: /s/ Lawrence F. Assell
                                --------------------------------
                               Name:    Lawrence F. Assell
                               Title:   President and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons for Bombardier Credit Receivables Corporation in the capacities indicated, on the 2nd day of July, 2003.


                  Signatures                                     Title
                  ----------                                     -----

      /s/ Brian F. Peters
----------------------------------------------
                Brian F. Peters                                  Director



    /s/  Mark Boucher
----------------------------------------------
                 Mark Boucher                                    Treasurer


   /s/ Laurence W. Howard, II
----------------------------------------------
            Laurence W. Howard, III                              Director



  /s/ Christopher T. Burt
----------------------------------------------
              Christopher T. Burt                                Director



  /s/ Bernard J. Angelo
----------------------------------------------
               Bernard J. Angelo                                 Director



 /s/ Lawrence F. Assell                                         President
----------------------------------------------
           Lawrence F. Assell